EXECUTION COPY

LEASE AGREEMENT

BY AND BETWEEN

PHIPPS TOWER ASSOCIATES, LLC

AS LANDLORD

AND

THE WILLIAM CARTER COMPANY

AS TENANT

	INDEX

1.	LEASED PREMISES .................................................................................	1
2.	TERM
	a) Term; Contingency..........................................................................	2
	b) Early Access; Beneficial Occupancy Period; Commencement Date
	Memorandum…………………………………………………………	3
	c) Over-holding ...................................................................................	3
3.	RENT
	a) Basic Rent ......................................................................................	5
	b) Additional Rent ...............................................................................	6
	c) Payment - Additional Rent ...............................................................	6
	d) Recovery of Rent .............................................................................	7
	e) Accrual of Rent ...............................................................................	7
	f) Prepaid Rent ...............................................................................	8
	g) Audit Right ......................................................................................	8
4.	SECURITY DEPOSIT ................................................................................	9
5.	GENERAL COVENANTS
	a) Landlord’s Covenant .......................................................................	9
	b) Tenant’s Covenant ..........................................................................	9
6.	USE AND OCCUPANCY
	a) Use ................................................................................................	10
	b) Waste, Nuisance, etc. .....................................................................	10
	c) Insurance Risks .............................................................................	10
	d) Compliance with Law ....................................................................	11
	e) Environmental Compliance ...........................................................	11
	f) Rules and Regulations ...................................................................	12
	g) Abandonment by Tenant…………………………………………….	12
7.	ASSIGNMENT AND SUB-LETTING
	a) No Assignment and Subletting ......................................................	12
	b) Assignment or Subletting Procedures.............................................	13
	c) Excess Transfer Rent ...................................................................	13
	d) Assumption of Obligations ...........................................................	14
	e) Tenant’s Continuing Obligations ..................................................	14
	f) Change of Control .......................................................................	14
	g) Permitted Transfers…………………………………………………	14

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8.	REPAIR AND DAMAGE
	a) Landlord’s Repairs to Building & Property ..................................	15
	b) Landlord’s Repairs to the Leased Premises....................................	15
	c) Tenant’s Repairs ..........................................................................	15
	d) Damage and Destruction ..............................................................	16
9.	INSURANCE AND LIABILITY
	a) Landlord’s Insurance ....................................................................	18
	b) Tenant’s Insurance .......................................................................	18
	c) Limitation of Liability ..................................................................	19
	d) Indemnity of Landlord ..................................................................	19
	e) Indemnity of Tenant ......................................................................	19
	f) Waiver of Subrogation………………………………………………	20
10.	EVENTS OF DEFAULT AND REMEDIES
	a) Events of Default and Remedies...................................................	20
	b) Payment of Rent, etc. on Termination ..........................................	22
	c) Attorney’s Fees…………………………………………………….	23
	d) Landlord’s Default; Tenant’s Remedies…………………………..	23

	ADDITIONAL PROVISIONS

	11. Common Areas; Signage; LED Signage; LEED Certification……………..	24
	12. Relocation of Leased Premises ................................................................	26
	13. Subordination and Attornment .................................................................	26
	14. Certificates ..............................................................................................	26
	15. Inspection of and Access to the Leased Premises ......................................	26
	16. Delay.......................................................................................................	27
	17. Waiver ....................................................................................................	27
	18. Sale ........................................................................................................	27
	19. Public Taking .........................................................................................	28
	20. Recordation of Lease ..............................................................................	28
	21. Lease Entire Agreement ..........................................................................	28
	22. Notices ...................................................................................................	28
	23. Interpretation ..........................................................................................	30
	24. Extent of Lease Obligations ....................................................................	30
	25. Use and Occupancy Prior to Term ..........................................................	30
	26. Limitation on Landlord Liability ...............................................................	30
	27. Waiver of Jury Trial ................................................................................	31
	28. Parking ...................................................................................................	31
	29. Choice of Law..........................................................................................	32
	30. No Estate in Land ....................................................................................	32
	31. Time of Essence ......................................................................................	32

32. Brokers ...................................................................................................	33
33. Alterations...............................................................................................	33
34. Special Stipulations..................................................................................	34
35. Limited Guaranty......................................................................................	34
36. Schedules……….……………………………………………………………	35

Definitions of Principal Terms	Paragraph

2nd Holdover Notice	2(d)
5% Cap	3(c)
Abatement	3(a)
Abatement Period	3(a)
Acceptable Accountants	3(g)
Acceptance Period	Schedule “G”
ADA	5(a)
Additional Authorized Holdover Period	2(d)
Additional Authorized Holdover Period Rent	2(d)
Additional Rent	3 (b)
Additional Services	Schedule “D”
Advanced Monthly Rental Payment	3(f)
Allocated Permits	28
Allowance	Schedule “F”
Alterations	33
Antenna Equipment	Schedule “G”
Audit Right	3(g)
Authorized Holdover Period	2(d)
Authorized Holdover Period Rent	2(d)
available for lease	Schedule “G”
Basic Rent	3 (a)
Beneficial Occupancy Period	2(b)
BOC Portion of the Allowance	Schedule “G”
Build Out Costs	Schedule “G”
Building	1
Building-Top Signage	11(b)
Café	5(a)
Carole Parks	Schedule “G”
Commencement Date	2(a)
Conference Center	Schedule “G”
Consent Transfer	7(b)
Contraction Fee	Schedule “G”
Contraction Option	Schedule “G”
Contraction Space	Schedule “G”
Contraction Space Notice	Schedule “G”

Contraction Space Termination Date	Schedule “G”
Contractor	Schedule “F”
Contractor Employee	Schedule “F”
Construction Rules & Regulations	Schedule “F”
Crescent	32
Crossover Floor	1
Cross-over Floor Work	Schedule “F”
Cushman & Wakefield	32
Default Threshold	11(b)
Discretionary Portion of the Allowance	Schedule “F”
Dispute Notice	3(g)
Draw Request	Schedule “F”
Environmental Laws	6(e)
Event of Default	10(a)
Excess Rent	7(c)
Exclusive	6(a)
Existing Landlord	2(a)
Existing Lease Termination Agreement	2(a)
Expiration Date	2(a)
Extension Option	Schedule “G”
Extension Term	Schedule “G”
First Expansion Option	Schedule “G”
First Option Notice	Schedule “G”
First Refusal Right	Schedule “G”
First Refusal Space	Schedule “G”
Fiscal Period	3(c)
Fitness Facility	5(a)
Governmental Requirements	Schedule “G”
Guarantor	35
Holdover Notice	2(d)
Holidays	Schedule “D”
Initial Authorized Holdover Period	2(d)
Initial Authorized Holdover Period Rent	2(d)
initial Leased Premises	Schedule “F”
Initial Occupancy	2(b)
Interim Period	Schedule “G-2”
Landlord	Introduction
Landlord’s Repair Notice	8(d)
Landlord’s Taxes	Schedule “C”
Landlord’s Work	Schedule “F”
Leased Premises	1
Leasehold Improvements	Schedule “F”
Limited Guaranty	35

Major Expenditure	Schedule “D”
Market Rate	Schedule “G-2”
Market Standard	8(a)
materially more favorable	Schedule “G”
Meter	Schedule “D”
Monument Signage	11(b)
Non-Competing Exclusive	6(a)
Normal Business Hours	Schedule “D”
Operating Costs	Schedule “D”
Option Space 1	Schedule “G”
Option Space 2	Schedule “G”
Option Space 3	Schedule “G”
Parking Facility	28
Partial Floor Work	Schedule “F”
Permitted Transfer	7(g)
Permitted Transferee	7(g)
Phase I Premises	2(b)
Phase II Premises	2(b)
Prior Rights	Schedule “G”
Project Manager	Schedule “F”
Property	1
Proposed Change Order	Schedule “F”
Public Taking	19
Publicly Taken	19
Refurbishment Allowance	Schedule “G”
Rent	3(d)
Rentable Area	1
Reserved Permits	28
Second Expansion Option	Schedule “G”
Second Option Notice	Schedule “G”
SNDA	13
specialty alterations	Schedule “F”
Staging Area	Schedule “F”
Statement	3(c)
Storage Space	Schedule “G”
Subsequent Exclusive	6(a)
Substantial Completion	Schedule “F”
Taxes	Schedule “C”
Tenant	Introduction
Tenant’s Identification Signage	11(b)
Tenant’s Plans	Schedule “F”
Tenant’s Proportionate Share	Schedule “C”
Tenant’s Taxes	Schedule “C”

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Tenant’s Work	Schedule “F”
Term	2(a)
Termination Date	Schedule “G”
Termination Notice	Schedule “G”
Termination Notice Deadline	Schedule “G”
Termination Option	Schedule “G”
Third Expansion Option	Schedule “G”
Third Option Notice	Schedule “G”
Third Party Offer	Schedule “G”
Total FF RSF	Schedule “G”
TPO Terms	Schedule “G”
Transaction Costs	Schedule “G”
Transfer	7(a)
Transferee	7(a)
UPS System	Schedule “G”
Vacation Notice	2(d)

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) made this 14th day of December, 2012 (the “Effective Date”)

BETWEEN:

PHIPPS TOWER ASSOCIATES, LLC, a Delaware limited liability company

(hereinafter called the “Landlord”)

OF THE FIRST PART,

--- and ---

THE WILLIAM CARTER COMPANY, a Massachusetts corporation, doing business as Carter’s

(hereinafter called the “Tenant”)

OF THE SECOND PART,

In consideration of the rents, covenants and agreements hereinafter contained, the Landlord and Tenant hereby agree as follows:

1. LEASED PREMISES

Leased Premises
The Landlord does demise and lease to the Tenant the premises (the “Leased Premises” or “Premises”) located in a building (the “Building”) having a municipal address of 3438 Peachtree Road, Atlanta, Georgia 30326, and known as Phipps Tower (the Leased Premises, the Building, together with the lands described in Schedule “A” attached hereto and present and future improvements, additions and changes thereto owned by Landlord being herein called the “Property”), as generally depicted on the “Site Plan” attached as Schedule “A-1” attached hereto. Landlord and Tenant agree that the rentable square feet (“Rentable Area”) of the Leased Premises as measured in accordance with Schedule “B” attached hereto shall contain a total of approximately 222,730 square feet of Rentable Area, and shall consist of the following: (i) approximately 133,349 square feet of Rentable Area on Floors 16 through 20, inclusive, of the Building (subject to the Landlord’s and the Tenant’s re-measurement rights set forth in Schedule “B” attached hereto), (ii) approximately 11,102 square feet of Rentable Area on Floor 10 (also identified as the “Crossover Floor”) known as Suite 1050 (subject to the Landlord’s and the Tenant’s re-measurement rights set forth in Schedule “B” attached hereto) and (iii) approximately 78,279 square feet of Rentable Area on Floors 5 through 7, inclusive, of the Building (subject to the Landlord’s and the Tenant’s re-measurement rights set forth in Schedule “B” attached hereto) and the approximate locations are depicted on the Building “Stacking Plan” attached hereto as Schedule “G-1” and on the plans marked Schedules “B1” through “B9”, inclusive, attached hereto. The parties agree that the Rentable Area of the Leased Premises will be determined by space planning and programming and that Tenant may, at its sole election, increase or decrease the Rentable Area of the Leased Premises by 15%+/-, written notice of which must be provided to Landlord by March 1, 2013, failing which, Tenant will be deemed to be leasing the above described and defined Leased Premises. Landlord’s architect will measure the Leased Premises based on Tenant’s approved plans and Landlord will provide to Tenant for Tenant’s review and approval a proposed calculation of the useable and rentable square footage of the Leased Premises. Tenant shall have the right to have Tenant’s architect review and approve or disapprove such calculation. Any difference between the calculations of the 2 architects will be resolved by such architects, subject to Landlord’s and Tenant’s final review and approval. The Leased Premises shall be delivered to the Tenant in two (2) phases: the “Phase I Premises” and the “Phase II Premises” as set forth below. Notwithstanding the foregoing, the Phase I Premises and the Phase II Premises are sometimes hereinafter collectively referred to as the “Leased Premises” or “Premises”. The multi-tenant common area factor is 18.3% for any floors which the Tenant partially occupies, and the single tenant factor is between 8% and 10% which varies by floor.

2. TERM

Term;
Contingency
(a) TO HAVE AND TO HOLD the Leased Premises for and during the term of sixteen (16) years (the “Term”) to be computed from the 1st day of May, 2014 (the “Commencement Date”), and to be fully complete and ended on the 30th day of April, 2030 (the “Expiration Date”), unless otherwise extended or terminated pursuant to the terms and conditions hereof.

The parties acknowledge and agree that this Lease is contingent upon the Landlord and the Landlord’s affiliate, John Hancock Life Insurance Company (USA), a wholly owned subsidiary of Manulife Financial (the “Existing Landlord”), and Tenant entering into a termination agreement (“Existing Lease Termination Agreement”) to terminate Tenant’s lease of all space in The Proscenium, having an address of 1170 Peachtree Street, Atlanta, Georgia, simultaneously with the execution of this Lease. Among other things, such Existing Lease Termination Agreement shall provide for the following: that Tenant’s existing lease obligation at Proscenium shall terminate on December 31, 2013; that in the event of any holdover at Proscenium under such lease after the above date, the holdover rate will be 150% of the last month’s base rental obligation with all other rents remaining the same, unless the Tenant gives Landlord at least four (4) months prior written notice of its election to holdover for up to two (2) months; that in such event, the holdover rate for the initial two (2) months of such holdover following the expiration of the lease term will be at 110% of the last month’s base rental obligation with all other rents remaining the same, and any additional holdover will be unauthorized and will be at 150% of the base rental obligation for the last month of the expired term with all other rents remaining the same; and that during the initial three (3) months of holdover, Tenant shall not be liable for any consequential damages related to holdover; and that Tenant shall have no obligation to remove any alterations, additions or improvements made to Tenant’s existing premises in the Proscenium building (including for example only, any telecommunications and/or computer cabling or wires, all of which may be left in such premises), any removal obligation under Tenant’s existing lease as amended shall be waived by the landlord thereunder.

Early Access;
Beneficial Occupancy
Period; Commencement
Date Memorandum
(b) The Landlord will deliver to the Tenant upon written request and the Tenant may take, up to three (3) full floors of the Leased Premises, in full floor increments (the “Phase I Premises”), following the full execution and delivery of this Lease by both parties hereto in order to complete the Leasehold Improvements (as defined in Schedule “F”) in the Phase I Premises, which Phase I Premises may be occupied by the Tenant at any time following substantial completion thereof prior to the Commencement Date (the “Initial Occupancy”). The period between the Initial Occupancy and the Commencement Date shall be referred to as the “Beneficial Occupancy Period,” and shall be free of Basic Rent and Additional Rent. The balance of the Leased Premises (the “Phase II Premises”) shall be delivered by Landlord to Tenant upon written request at any time following the full execution and delivery of this Lease by both parties hereto in order to complete the Leasehold Improvements in the Phase II Premises. The Phase II Premises may be occupied by the Tenant following completion thereof for the conduct of business as a part of the Beneficial Occupancy Period prior to the Commencement Date, but in any event no earlier than April 1, 2013. Tenant’s early access to the Leased Premises for such purposes shall be upon all of the terms and conditions of this Lease (i.e., Tenant must have provided Landlord the required insurance certificates prior to such occupancy, etc.) except Tenant shall pay no Rent during the Beneficial Occupancy Period. In addition, upon completion of the Leasehold Improvements and during the Beneficial Occupancy Period, Tenant may occupy all or a part of the Leased Premises for the purpose of conducting business therein.

(c) Within ten (10) business days after written notice of request of Landlord given on or after May 1, 2014, Tenant agrees to give Landlord a document confirming the Rentable Area of the Leased Premises and certifying that Tenant has accepted delivery of the Leased Premises and that the condition of the Premises complies with Landlord’s obligations hereunder. Such document shall be in the form attached hereto as Schedule “H” and by this reference incorporated herein.

Over-holding
(d) Provided that the Tenant gives the Landlord written notice at least six (6) months prior to the expiration of the Term (“Holdover Notice”), which Holdover Notice must specify the number of months in the Authorized Holdover Period, as defined below, the Tenant shall have the right to holdover in all or part of the Leased Premises on a month-to-month basis as follows: (i) for up to two (2) months after expiration of the Term (the “Initial Authorized Holdover Period”) at one hundred ten percent (110%) of the “Basic Rent” (as hereinafter defined) due in the month immediately preceding the commencement of the Initial Authorized Holdover, plus “Additional Rent” (as hereinafter defined) in the same amount as was due in the month immediately preceding the commencement of the Initial Authorized Holdover Period (collectively, the “Initial Authorized Holdover Period Rent”); and (ii) for the next two (2) months after the Initial Authorized Holdover Period (the “Additional Authorized Holdover Period”; the Initial Authorized Holdover Period and the Additional Authorized Holdover Period being referred to herein collectively as the “Authorized Holdover Period”) at a monthly rate of one hundred twenty-five percent (125%) of the Basic Rent due in the month immediately preceding the commencement of the Initial Authorized Holdover plus Additional Rent in the same amount as was due in the month immediately preceding the commencement of the Initial Authorized Holdover Period (collectively, the “Additional Authorized Holdover Period Rent”; the Initial Authorized Holdover Period Rent and the Additional Authorized Holdover Period Rent being referred to herein collectively as the “Authorized Holdover Period Rent”). There will be no daily proration of the Authorized Holdover Period Rent and the Tenant will pay the Authorized Holdover Period Rent for each month of the Authorized Holdover Period regardless of the number of days of such actual holdover in the applicable month of such Authorized Holdover Period and regardless of whether Tenant actually remains in possession of the Leased Premises during the entire Authorized Holdover Period as first indicated in the Holdover Notice. During the Authorized Holdover Period, Tenant shall not be liable for any damages, either direct or consequential, related to holdover. Notwithstanding the number of months specified in the Holdover Notice, no less than four (4) months prior to the expiration of the Term, Tenant may supplement the Holdover Notice with a second notice to Landlord (the “2nd Holdover Notice”), which 2nd Holdover Notice may reduce the number of months in the Authorized Holdover Period but only such that there will be at least six (6) full calendar months remaining from the date of the 2nd Holdover Notice through the end of the reduced Authorized Holdover Period. In other words, if the original Authorized Holdover Period was for the entire four (4) months and the 2nd Holdover Notice is given four (4) months prior to the expiration of the Term, the Authorized Holdover Period may only be reduced by two (2) months so that there will be six (6) months remaining from the 2nd Holdover Notice to the expiration of the reduced Authorized Holdover Period.

If the Tenant’s notice is not received prior to such 6-month period or in the event of any other holding over by the Tenant at the expiration of the Term or sooner termination hereof or after the Authorized Holdover Period, in any of such events, the Tenant shall remain in possession without any further written agreement or in circumstances where a tenancy would thereby be created by implication of law or otherwise, a tenancy from year to year shall not be created by implication of law or otherwise, but the Tenant shall be deemed to be a tenant at sufferance, at one hundred fifty percent (150%) of the Basic Rent payable monthly in advance plus Additional Rent and otherwise upon and subject to the same terms and conditions as herein contained, excepting provisions for renewal (if any) and leasehold improvement allowance (if any), contained herein, and nothing, including the acceptance of any Rent by the Landlord, for periods other than monthly periods, shall extend this Lease to the contrary except an agreement in writing between the Landlord and the Tenant and the Tenant hereby authorizes the Landlord to apply any moneys received from the Tenant in payment of such monthly Rent. If and to the extent the Tenant remains in possession of the Leased Premises after the Authorized Holdover Period or otherwise holds over without Landlord’s consent, if Landlord provides Tenant at least sixty (60) days prior written notice that it has leased, or is then negotiating to lease, all or a portion of the Leased Premises to one or more successor tenants (the “Vacation Notice”), which Vacation Notice will identify the date(s) by which Landlord must have possession of the Leased Premises, and Tenant fails to vacate the Leased Premises by the date(s) set forth in the Vacation Notice, then Tenant shall indemnify Landlord (y) against all claims for damages by any other tenant to whom Landlord may have leased all or any part of the Leased Premises pursuant to Landlord’s Vacation Notice, and (z) or all other losses, costs and expenses, including reasonable attorney fees, incurred by reason of such holding over. Notwithstanding the foregoing, except for the Authorized Holdover Period, in the event that the Tenant shall hold over after the expiration of the Term and the Landlord shall desire to regain possession of the Leased Premises promptly at the expiration of the Term, then the Landlord, at its sole option, may upon five (5) business days’ notice (i.e., any requirement for 30 or 60 days’ notice being hereby waived) terminate Tenant’s right of possession and commence a dispossessory or summary proceeding to recover possession of the Leased Premises. No holding over by the Tenant after the Term shall be construed to extend the Term of this Lease.

3. RENT

Basic Rent

(a)    The Tenant shall without demand, and except as expressly provided for in this Lease, deduction or right of offset pay to the Landlord yearly and every year during the Term as rental (herein called “Basic Rent”), the following sums each in advance on the first day of each month during the Term, the first payment to be made on the Commencement Date, subject to the Abatement (as hereinafter defined) as set forth below, as follows:

Period	Annual Rent
Years 1 - 3
$20.00 per rentable square foot for any portion of the Leased Premises located in the lower elevator bank (i.e. Floors 1 – 9) and $21.00 per rentable square foot for any portion of the Leased Premises located in the upper elevator bank (i.e. Floors 10 – 20), net of Operating Costs.

Years 4 – 6
$20.80 per rentable square foot for any portion of the Leased Premises located in the lower elevator bank and $21.84 per rentable square foot for any portion of the Leases Premises located in the upper elevator bank, net of Operating Costs.

Years 7 – 9
$21.63 per rentable square foot for any portion of the Leased Premises located in the lower elevator bank and $22.71 per rentable square foot for any portion of the Leased Premises located in the upper elevator bank, net of Operating Costs.

Years 10 – 12
$22.50 per rentable square foot for any portion of the Leased Premises located in the lower elevator bank and $23.62 per rentable square foot for any portion of the Leased Premises located in the upper elevator bank, net of Operating Costs.

Years 13 – 15
$23.40 per rentable square foot for any portion of the Leased Premises located in the lower elevator bank and $24.56 per rentable square foot for any portion of the Leased Premises located in the upper elevator bank, net of Operating Costs.

Years 16
$24.34 per rentable square foot for any portion of the Leased Premises located in the lower elevator bank and $25.54 per rentable square foot for any portion of the Leased Premises located in the upper elevator bank, net of Operating Costs.

Notwithstanding the foregoing Basic Rent schedule, in addition to Tenant not paying any Rent during the Beneficial Occupancy Period, Tenant will be entitled to an abatement of monthly Basic Rent for the Leased Premises for the first twelve (12) months of the Term (the “Abatement Period”), plus an abatement of Tenant’s payments of Additional Rent during the Abatement Period (collectively, the “Abatement”). In the event of a monetary Event of Default by Tenant under this Lease during the initial Term beyond any applicable notice and cure periods, which results in an early termination of this Lease, the foregoing Abatement shall be amortized on a straight-line basis over the initial Term, including the Abatement Period and any unamortized amounts of the Abatement at the time of such early termination of this Lease shall become a component of Landlord’s damages hereunder.

Additional
Rent
(b) The Tenant shall, without deduction or right of offset, except as expressly provided for in this Lease, pay to the Landlord yearly and every year during the Term as additional rental (herein called “Additional Rent”) Tenant’s Proportionate Share of:

(i)	Taxes for the Property, as set forth in and subject to Schedule “C” attached hereto; and

(ii)	Operating Costs for the Property, as set forth in and subject to Schedule “D” attached hereto.
Payment -
Additional Rent
(c) Additional Rent shall be paid and adjusted with reference to a fiscal period of twelve (12) calendar months (“Fiscal Period”), which shall be a calendar year unless the Landlord shall from time to time have selected a Fiscal Period for the Property as a whole and all leases for premises in the Building which is not a calendar year by written notice to the Tenant. Attached hereto as Schedule “C-1” is an illustration of the actual Additional Rent incurred in the 2010 and 2011 Fiscal Periods and an estimate (and only an estimate) of Additional Rent for Fiscal Periods 2012 through 2020.

The Landlord shall advise the Tenant in writing of its estimate of the Additional Rent to be payable by the Tenant during the Fiscal Period (or broken portion of the Fiscal Period, as the case may be, if applicable at the commencement or end of the Term or because of a change in Fiscal Period) which commenced upon the Commencement Date of the Term and for each succeeding Fiscal Period or broken portion thereof which commences during the Term. Such estimate shall in every case be a reasonable estimate and, if requested by the Tenant, shall be accompanied by reasonable particulars of the manner in which it was calculated. Subject to the Abatement, the Additional Rent payable by the Tenant shall be paid in equal monthly installments in advance at the same time as payment of Basic Rent is due hereunder based on the Landlord’s estimate as aforesaid. From time to time, the Landlord may re-estimate, on a reasonable basis, the amount of Additional Rent for any Fiscal Period or broken portion thereof, in which case the Landlord shall advise the Tenant in writing of such re-estimate and fix new equal monthly installments for the remaining balance of such Fiscal Period or broken portion thereof. Within one hundred twenty (120) days after the end of each such Fiscal Period or broken portion thereof the Landlord shall provide the Tenant with a detailed statement (i.e. comparable to Schedule “C-2” hereto) of the actual Additional Rent (“Statement” or, collectively, “Statements”) payable in respect of such Fiscal Period or broken portion thereof and a calculation of the amounts by which the Additional Rent payable by the Tenant exceeds or is less than (as the case may be) the aggregate installments paid by the Tenant on account of Additional Rent for such Fiscal Period.

Subject to Tenant’s rights under Paragraph 3(g), within thirty (30) days after the submission of such Statement, Landlord shall, upon written request from Tenant, make available to Tenant in Atlanta, Georgia for review the books, records and/or back-up invoices or other materials with respect to such items on the Statement as are reasonably requested by Tenant for such purposes (as opposed to for purposes of an audit). For the period ending thirty (30) days after Landlord makes such books and records available in Atlanta, Georgia, Landlord and Tenant shall attempt to resolve any questions raised by Tenant with respect to the Statement.

Within fifteen (15) days after the expiration of such thirty (30) day period, either the Tenant shall pay to the Landlord any amount by which the amount found payable by the Tenant with respect to such Fiscal

Period or broken portion thereof exceeds the aggregate of the monthly payments made by it on account thereof during such Fiscal Period or broken portion thereof, or the Landlord shall pay to the Tenant any amount by which the amount found payable as aforesaid is less than the aggregate of such monthly payments.

Notwithstanding anything contained herein to the contrary, Tenant’s obligation to pay Tenant’s Proportionate Share of Operating Costs shall, with the exception of Landlord’s Taxes, utility charges, and insurance premiums and costs, snow and ice removal costs, security costs, and the cost of complying with governmental requirements, be limited to a per year cumulative increase of five percent (5%), compounded annually (the “5% Cap”), initially based on actual Operating Costs incurred in calendar year 2014. Increases in Landlord’s Taxes, utility charges and insurance premiums and costs, snow and ice removal costs, security costs, and the cost of complying with governmental requirements shall not be subject to the 5% Cap.

Recovery
of Rent
(d) In this Lease “Rent” means all amounts required to be paid by the Tenant pursuant to this Lease including without limitation Basic Rent and Additional Rent.

Accrual
of Rent
(e) Basic Rent and Additional Rent shall be considered as accruing from day to day, and for an irregular period of less than one year or less than one calendar month shall be apportioned and adjusted by the Landlord for the Fiscal Periods of the Landlord in which the tenancy created hereby commences and expires. Where the calculation of Additional Rent for a period cannot be made until after the termination of this Lease, the obligation of the Tenant to pay Additional Rent shall survive the termination hereof and Additional Rent for such period shall be payable by the Tenant upon demand by the Landlord. If the Term commences or expires on any day other than the first or the last day of a month, Basic Rent and Additional Rent for such fraction of a month shall be apportioned and adjusted as aforesaid and paid by the Tenant on the Commencement Date of the Term.

Prepaid Rent
(f) Tenant shall pay to Landlord the first month’s Rent (the “Advance Monthly Rental Payment”), which shall be applied to the monthly Basic Rent and Additional Rent due for the first calendar month of the Term upon the earlier to occur of June 1, 2013, or the date on which Tenant occupies any portion of the Leased Premises for business purposes, which Landlord shall credit to Tenant’s account following the Abatement Period.

Audit Right
(g) The information set out in the Statement shall be binding on the Tenant and deemed to be accepted by it and shall not be subject to amendment for any reason unless the Tenant gives written notice (the “Dispute Notice”) to the Landlord within one hundred twenty (120) days of the Landlord's submission of such statement, document, or writing identifying the statement, document, or writing. The Dispute Notice shall set out in reasonable detail the reason why such statement, document or writing is objectionable to Tenant, is in error or otherwise should not be binding on the Tenant. If the Tenant disputes the amount of the Additional Rent as aforesaid, Tenant shall have the right to review the books, records and back-up invoices and materials pertaining to Operating Costs as set forth on the Statement before commencing the audit described below. If such dispute is not resolved within forty-five (45) days after the Tenant delivers the Dispute Notice to the Landlord, Tenant shall have the right to audit Landlord’s books and records in accordance with this paragraph. Tenant shall exercise such audit right by providing Landlord with a written notice of Tenant’s exercise of such audit right within fifteen (15) days following the expiration of such 45-day period (the “Audit Notice”). Such Audit Notice shall contain the name of the firm that Tenant desire to engage to conduct such audit, (which firm shall be one of the “Big 4” (or the successors thereto) national public accounting firms or another national or regional accounting firm that is proposed by Tenant and approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed by Landlord), charging for its services on an hourly rate (and not a contingent fee) basis (“Acceptable Accountants”). Prior to commencing such audit, the Acceptable Accountants and Tenant must enter into a confidentiality agreement whereby the Acceptable Accountants and Tenant agree to keep the results and findings of such audit confidential. Such audit shall be limited to a determination of whether or not Landlord calculated the Additional Rent in accordance with the terms and conditions of this Lease and normal and customary accounting methods used by owners of similar buildings in the area for calculating increases in operating costs. All costs and expenses of any such audit shall be paid by Tenant; provided, however, in the event it is ultimately determined that Landlord has overstated controllable Additional Rent by six percent (6%) or more, then Landlord shall reimburse Tenant for Tenant’s reasonable, out-of-pocket cost of the audit (but in no event to exceed the lesser of the amount of the overcharge to Tenant or $3,500.00, subject to an annual increase of 5% throughout the Term). Further Landlord shall reimburse Tenant for any overpayment of Additional Rent revealed by such audit or Tenant shall pay any underpayment of Additional Rent to Landlord revealed by such audit. Any audit performed pursuant to the terms of this Paragraph shall be conducted only by the Acceptable Accountants at the offices of Landlord’s property manager in the Building or at such other location in metropolitan Atlanta, Georgia, where Landlord maintains the books and records to be audited by the Acceptable Auditor. Notwithstanding anything contained herein to the contrary, Tenant shall be entitled to exercise its audit right pursuant to this Paragraph only in strict accordance with the foregoing procedures no more often than once per calendar year and each such audit shall relate only to the calendar year most recently ended; provided, however, if an audit reveals certain overcharges for the Fiscal Period that is the subject of the audit and the parties concur such error is correct, then Tenant shall have the right to expand its current audit to include Landlord’s books and records for the prior two (2) Fiscal Periods for the same (but only the same) items that were discovered to be overcharged by Tenant’s audit. In the event that Tenant fails to deliver its Dispute Notice to Landlord within the foregoing 120-day period, then Tenant’s right to audit such year’s Statement shall be null and void.

4. SECURITY DEPOSIT

Security
Deposit
Intentionally Omitted.

5. GENERAL COVENANTS

Landlord’s
Covenant
(a) The Landlord covenants with the Tenant:
(i)for quiet enjoyment;
(ii)to construct a fitness facility in the Building (the “Fitness Facility”) in accordance with the terms of Special Stipulation No. IX of Schedule “G” attached hereto;
(iii) to construct a café in the Building (the “Café”) in accordance with the terms of Special Stipulation No. X of Schedule “G” attached hereto;
(iv) to conduct a Wi-Fi survey of the Building, including elevators and garages, to determine the level of service for the Building. Landlord will use commercially reasonable efforts to complete such survey and present the findings thereof to Tenant no later than February 1, 2013. If any issues are presented to Tenant that Tenant desires to correct, then any work related thereto will be at Tenant’s sole cost and expense and may be paid out of the Allowance, as defined in Schedule “F” attached hereto, if then available;
(v) to observe and perform all the covenants and obligations of the Landlord herein;
(vi) to ensure that the Building (excluding the Leased Premises other than the Building structure and base building systems located within the Leased Premises), the area of the Parking Facility (as hereinafter defined) located on the Property, and all common areas, walkways, entrances, hallways and other public spaces, elevators, stairwells and other pathways for ingress and egress to the Building that are located on the Property (but not including any such areas that are owned by third parties) are compliant with applicable law, including without the Americans with Disabilities Act of 1990, as it may be amended from time to time (“ADA”), subject to Landlord’s right to include the costs thereof as an Operating Cost, as set forth and limited by Schedule “D” attached hereto; and
(vii) Tenant shall have the right to use the Leased Premises for general office purposes and other uses and purposes incidental and/or related to Tenant’s retail business, provided that in no event, will Tenant have the right to open and operate a retail store in the Leased Premises.

Tenant’s
Covenant
(b) The Tenant covenants with the Landlord:
(i)to pay Rent;
(ii)to observe and perform all the covenants and obligations of the Tenant herein; and
(iii) to be solely responsible for the compliance of the Leased Premises with applicable laws, including, without limitation, the ADA. Tenant acknowledges the Leased Premises is being delivered to it in its “as-is” condition.

6. USE AND OCCUPANCY

Use
(a) The Tenant covenants with the Landlord not to use the Leased Premises for any purpose other than general office purposes and other uses and purposes incidental and related to Tenant’s retail business and Landlord agrees that Tenant shall have the right to use the Leased Premises for such use throughout the Lease Term, provided that in no event, will Tenant have the right to open and operate a retail store in the Leased Premises, and such use shall be consistent with the character of the Property and compatible with the other office uses of the Property. For purposes of this Section 6(a), an “Exclusive” shall mean and refer to an exclusive right to operate a specific business use in premises in the Building that is granted by Landlord to a tenant or lessee or licensee in the Building as to which Landlord has provided Tenant written notice, and a “Subsequent Exclusive” shall mean and refer to an Exclusive that is granted by Landlord after the date of this Lease as to which Landlord provides written notice to Tenant. Landlord hereby represents and warrants to Tenant that there are no existing Exclusives that have been granted by Landlord. Tenant agrees that if Landlord grants a Subsequent Exclusive and provides written notice thereof to Tenant, no assignee or subtenant of Tenant pursuant to a transaction entered into by Tenant subsequent to the date of Landlord’s notice of the grant of the Subsequent Exclusive may use the Leased Premises in violation of the Subsequent Exclusive. Tenant further agrees that, if Landlord grants a Subsequent Exclusive (other than an Exclusive relating to or competing with Tenant’s retail business) and such tenant is not a retail company (i.e., a company that is primarily known to be in a retail business [e.g., Sears, JC Penney, Gap, etc.]) (hereinafter, a “Non-Competing Exclusive”), then Tenant and any Permitted Transferee (as defined in Section 7(g) herein) agree not to use the Leased Premises in violation of such Non-Competing Exclusive from and after the date of Landlord’s notice of such Non-Competing Exclusive. In other words, no subtenant or assignee of Tenant may use the Leased Premises in violation of any Subsequent Exclusive as to which Landlord has provided written notice to Tenant prior to the date of the assignment or sublease in question but any Non-Competing Exclusive will be applicable to Tenant’s assignees and/or sublessees and to Tenant and any Permitted Transferee from and after the date of Landlord’s notice to Tenant of such Non-Competing Exclusive. In connection with the foregoing, during the Term and any extensions thereof, so long as Tenant is in the children’s clothing business, Landlord agrees not to lease any retail premises located on Floor 1 of the Building to a children’s clothing store;

Waste,
Nuisance, etc.
(b) The Tenant covenants with the Landlord not to commit, or permit, any waste, injury or damage to the Property, including the Leasehold Improvements and any trade fixtures therein, excluding normal wear and tear, any loading of the floors thereof in excess of the maximum degree of loading as determined by the Landlord acting reasonably, any nuisance therein or any use or manner of use causing annoyance to other tenants and occupants of the Property or to the Landlord;

Insurance
Risks
(c) The Tenant covenants with the Landlord not to do, omit or permit to be done or omitted to be done upon the Property anything which would cause to be materially increased the Landlord’s cost of insurance or the costs of insurance of another tenant of the Property against perils as to which the Landlord or such other tenant has insured or which shall cause any policy of insurance on the Property to be subject to cancellation;

Compliance
with Law
(d) The Tenant covenants with the Landlord to comply at its own expense with all governmental laws, regulations and requirements pertaining to the occupation and use of the Leased Premises, including, without limitation, the ADA, the condition of the Leasehold Improvements, trade fixtures, furniture and equipment installed by or on behalf of the Tenant therein and the making by the Tenant of any repairs, changes or improvements therein;

Environmental
Compliance

(e) (i)
The Tenant covenants with the Landlord to conduct and maintain its business and operations at the Leased Premises so as to comply in all respects with common law and with all present and future applicable federal, provincial/ state, local, municipal, governmental or quasi-governmental laws, by-laws, rules, regulations, licenses, orders, guidelines, directives, permits, decisions or requirements concerning occupational or public health and safety or the environment and any order, injunction, judgment, declaration, notice or demand issued thereunder (“Environmental Laws”);

(ii)The Tenant covenants with the Landlord not to permit or suffer any substance which is hazardous or is prohibited, restricted, regulated or controlled under any Environmental Law to be present at, on or in the Leased Premises, unless it has received the prior written consent of the Landlord which consent may be arbitrarily withheld; provided that the Tenant may permit, store and use ink toner and any other traditional computer and printer materials and other supplies typically used in connection with the Tenant’s permitted use of the Leased Premise to be maintained in the Leased Premises.

The Tenant hereby indemnifies the Landlord from and against any breach or action by the Tenant, its agents, employees, invitees (while same are within the Leased Premises) and/or contractors of the obligations stated in the preceding subsections 6(e)(i) and (ii) and agrees to defend and hold the Landlord harmless from and against any and all loss, damage, cost and/or expenses (including, without limitation, sums paid in settlement of claims, attorneys’ fees, consultant fees, and expert fees) which arise during or after the Term as a result of such breach. This indemnification of the Landlord by the Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of hazardous material present in the soil or ground water on or under the Building which results from such a breach.

As of the date hereof, the Landlord represents to the best of its current knowledge, without any new or current inquiry, diligence or investigation for purposes of this representation, that there are no known hazardous materials (not including office products or supplies customarily found in a first class office building) in, on or about the Building or the Land in violation of applicable Environmental Laws. The Landlord agrees to indemnify and hold the Tenant harmless from and against any breach of the foregoing representation. Further, Landlord agrees to indemnify and hold the Tenant harmless from and against any and all loss, damage, cost and/or expenses (including, without limitation, sums paid in settlement of claims, attorneys’ fees, consultant fees, and expert fees) which arise during or after the Term as a result of Landlord’s breach of any Environmental Laws which results in a contamination that adversely affects Tenant’s use or occupancy of the Leased Premises or access by Tenant to, or the use by Tenant of, the Building’s common areas or Parking Facility.

Rules and
Regulations
(f) The Tenant covenants with the Landlord to observe and perform, and to cause its employees, invitees and others over whom the Tenant can reasonably be expected to exercise control to observe and perform, the Rules and Regulations contained in Schedule “E” hereto, and such further and other reasonable rules and regulations and amendments and additions therein as may hereafter be made by the Landlord and notified in writing to the Tenant, except that no change or addition may be made that is inconsistent with this Lease unless as may be required by governmental regulation or unless the Tenant consents thereto. The imposition of such Rules and Regulations shall not create or imply any obligation of the Landlord to enforce them or create any liability of the Landlord for their non-enforcement or otherwise.

Abandonment
By Tenant
(g)    In the event that Tenant abandons the Leased Premises (i.e., Tenant vacates the Leased Premises absolutely with no obvious intention of returning), without the prior written consent of the Landlord for sixty (60) consecutive days or more while same is capable of being occupied, Landlord will have the right to terminate the Lease, from time to time, with respect to some or all of the Leased Premises and recapture same as Landlord deems necessary by providing written notice thereof to Tenant, which notice will state the date on which such recapture will be effective. Such date must be within six (6) months from the date of the notice. In such event, Tenant will remain liable to pay all Rent due hereunder for such portion or portions of the Leased Premises until the date of termination specified in Landlord’s recapture notice. Further, in such event, Tenant will pay Landlord, within thirty (30) days of demand, a lump sum fee equal to the unamortized amount of (i) Landlord’s proportionate share of the Build Out Costs for the Fitness Facility and (ii) Landlord’s unamortized costs to initially construct and equip the Café, all as defined in Schedule “G” herein, attributable to the portion or portions of the Premises specified as being recaptured in Landlord’s termination notice. The forgoing rights of Landlord will not apply during the final twelve (12) months of the Term for which no Extension Option has been exercised.

7. ASSIGNMENT AND SUB-LETTING

No Assignment
and Subletting
(a) Tenant covenants that, subject to the provisions of this Paragraph 7, it will not assign this Lease or sublet all or any part of the Leased Premises or mortgage or encumber this Lease or the Leased Premises or any part thereof, or suffer or permit the occupation of all or any part of the Leased Premises by others (each of which is a “Transfer”) without the prior written consent of the Landlord, which consent the Landlord covenants not to unreasonably withhold, condition or delay (i) as to any assignee, subtenant or occupant (the “Transferee”) who is in a reasonably satisfactory financial condition with respect to the obligations to be undertaken by such Transferee with respect to the assignment or sublease in question, agrees to use the Leased Premises for those purposes permitted hereunder, and is otherwise reasonably satisfactory to the Landlord, (ii) as to any portion of the Leased Premises which, in the Landlord’s reasonable judgment, is a proper and rational division of the Leased Premises and thus, does not create any unmarketable and unleasable space, and (iii) such assignee’s or subtenant’s specific use of the Leased Premises will not violate any then-existing tenant’s exclusivity or non-compete provision in such tenant’s lease. Any rights or options of the Tenant to expand, whether through an expansion right, right of first offer, right of first refusal or otherwise or any termination or contraction options, if any, shall not inure to the benefit of any subtenant or assignee in a Transfer (other than a Permitted Transfer as defined below). Landlord shall have no right to change any terms of this Lease in the event of a sublease or assignment. This prohibition against a Transfer without

Landlord’s prior written consent as provided above shall be construed to include a prohibition against any Transfer by operation of law.

Assignment or
Subletting
Procedures
(b) The Tenant shall not effect a Transfer (other than a Permitted Transfer) unless:

(i)it shall have received or procured a bona fide written offer to take an assignment or sublease which is not inconsistent with the Lease, and the acceptance of which would not breach any provision of this Lease if this paragraph is complied with and which the Tenant has determined to accept subject to this paragraph being complied with, and

(ii)it shall have first requested and obtained the consent in writing of the Landlord thereto.

Any request for consent to a Transfer for which Landlord’s consent is required hereunder (a “Consent Transfer”) shall be in writing, shall be accompanied by a copy of the bona fide written offer, which shall be certified by an officer of the Tenant as being true and correct, and the Tenant shall furnish to the Landlord all commercially reasonable information available to the Tenant and reasonably requested by the Landlord as to the financial standing and business of the proposed Transferee. If Landlord consents to a proposed Consent Transfer, Tenant shall effect the Transfer only upon the terms set out in the proposed bona fide written offer and only pursuant to Transfer documents submitted to and approved by Landlord and not otherwise. Any consent shall be given without prejudice to Landlord’s rights under this Lease and shall be limited to the particular Transfer in respect of which it was given and shall not be deemed to be an authorization for or consent to any further or other Transfers. In any event, Landlord shall notify Tenant within twenty (20) days of Landlord’s receipt of a request to effect a Consent Transfer, whether Landlord will or will not grant its consent to such proposed Consent Transfer. The Tenant shall have the right to advertise the availability of the Leased Premises for sublease for any Consent Transfer hereunder without restrictions as to the rental rate advertised.

Excess Transfer
Rent
(c) In the event the Landlord consents to any Transfer, the Tenant shall pay to the Landlord, as and when amounts on account are paid by the Transferee to the Tenant, fifty percent (50%) of all excess Transfer rents (hereinafter called the “Excess Transfer Rent”), if any, as Rent. The Excess Transfer Rent shall be determined in accordance with the following formula:

All gross revenue received by the Tenant from the Transferee and attributable to the Transfer less:

(i)the Rent paid by the Tenant to the Landlord during the term of the Transfer;

(ii)any reasonable and customary out of pocket transaction costs incurred by the Tenant in connection with such Transfer, including without limitation, attorney’s fees, brokerage commissions, cash inducements and alteration costs, the unamortized portion of any costs paid by Tenant in excess of the Allowance for the construction of the Leasehold Improvements or for Alterations for the particular portion of the Leased Premises subject to the Transfer, and any other reasonable and customary costs.

The Tenant agrees to promptly furnish such information with regard to the Excess Transfer Rent as the Landlord may reasonably request from time to time.

Assumption of
Obligations
(d) No Consent Transfer which constitutes an assignment of this Lease shall be effective unless the Transferee shall execute a reasonable agreement on the Landlord’s form, assuming all the obligations of the Tenant hereunder to be first performed from and after the effective date of such Transfer. In addition, in connection with each Consent Transfer, Tenant shall pay to Landlord, an administrative fee of $500 per request plus Landlord’s reasonable attorney fees incurred in connection therewith, but not to exceed $2,500 per request for processing the Transfer.

Tenant’s Continuing
Obligations
(e) Notwithstanding anything in this Lease to the contrary, the Tenant agrees that any Transfer (including a Permitted Transfer) shall not release the Tenant of its obligations hereunder, and the Tenant shall remain primarily liable hereunder for the obligations of the Tenant until the expiration or earlier termination of the Term.

Change of
Control
(f) Subject to the provisions of this Paragraph 7, if the Tenant or occupant of the Leased Premises at any time is a corporation, it is acknowledged and agreed that the transfer of the majority of the issued capital stock of the corporation or the transfer or issuance of any capital stock of the corporation sufficient to transfer effective voting control of the corporation to others than the shareholder or shareholders having effective voting control of the corporation immediately prior to such transfer or issuance, shall be deemed for all purposes of this Paragraph 7 to be a Transfer and, accordingly, a violation of this Paragraph 7 respecting assignment of this Lease unless the prior written consent of the Landlord is first obtained, if required hereunder, and the Landlord shall have all of the same rights in respect thereof as though any such transfer or issuing of shares or proposed transferring or issuing of shares were a Transfer. If Landlord has a reasonable basis to believe a violation of this Paragraph 7 has occurred, evidence of which is provided to the Tenant, then, subject to the execution of a usual and customary confidentiality agreement by Landlord and its agents, the Landlord shall have reasonable access at all reasonable times during business hours, on ten (10) business days advance written notice to the Tenant, to the relevant books and records of the Tenant, and the Tenant shall make the same available to the Landlord or its representatives for inspection and copying in order for the Landlord to ascertain whether or not there has at any time during the Term been a transfer or issuing of shares, partnership interest or membership interest sufficient to constitute a change in the effective voting control of Tenant. Notwithstanding any provision of this Lease to the contrary, this Paragraph 7(f) shall not apply to the Tenant if and for so long as the Tenant is a corporation whose shares are listed and traded on any recognized stock exchange in Canada or the United States.

Permitted
Transfers
(g) Notwithstanding any provision to the contrary, the Tenant may assign this Lease or sublet the Leased Premises without the Landlord’s consent to one of the following entities (a “Permitted Transferee”) in connection with one of the following transactions (individually, “Permitted Transfer” and collectively, “Permitted Transfers”): (i) to a joint venture partner or to any corporation or other entity that is affiliated with or controls, is controlled by or is under common control with the Tenant; (ii) to any corporation or other entity resulting from a merger, acquisition, consolidation or reorganization of or with the Tenant; or (iii) in connection with the sale of all or substantially all of the assets of the Tenant, so long as the Tenant provides evidence to the Landlord in writing that such assignment or sublease complies with the criteria set forth in (i), (ii) or (iii) above and provided the following conditions, if applicable, are met: (1) the Leased Premises may not be subdivided in such a manner that would not be a rational division of the Leased Premises in Landlord’s reasonable opinion, (2) such assignee’s or subtenant’s use will not violate any then-existing tenant’s exclusivity or non-compete provision in such tenant’s lease, (3) if the original Tenant named hereunder ceases to exist or continue as an on-going viable entity then such assignee’s or sublessee’s net worth must be determined by Landlord to be reasonably credit worthy with respect to the remaining obligations undertaken by such assignee or sublessee, (4) if the Tenant remains in existence as a separate legal entity following the transfer, it shall not be released from liability under this Lease, (5) any such assignee shall assume in a writing delivered to the Landlord all of the Tenant’s obligations under this Lease effective upon the consummation of the transfer, and (6) the Tenant shall give written notice to the Landlord of the proposed transfer within (15) days after the consummation thereof.

8. REPAIR & DAMAGE

Landlord’s
Repairs to
Building &
Property
(a) The Landlord covenants with the Tenant to keep in a good and reasonable first-class state of repair and decoration consistent with the standards of comparable Class A, first-class office buildings in the Buckhead office market (the “Market Standard”):

(i)
those portions of the Property consisting of the entrance, lobbies, stairways, corridors, landscaped areas, parking areas, and other facilities from time to time provided for use in common by the Tenant and other tenants of the Building or Property, and the exterior portions (including, without limitation, foundations and roofs, exterior glass and mullions) of all buildings and structures from time to time forming part of the Property and affecting its general appearance; and

(ii)
the Building (other than the Leased Premises and premises of other tenants) including without limitation the systems for interior climate control, life/safety, security, parking, the elevators and escalators (if any), entrances, lobbies, stairways, corridors and washrooms from time to time provided for use in common by the Tenant and other tenants of the Building or Property and the systems provided for use in common by the Tenant and other tenants of the Building or Property and the systems provided for bringing utilities to the Leased Premises.

Landlord’s
Repairs to the
Leased Premises
(b) The Landlord covenants with the Tenant to keep, maintain and repair defects in standard common area demising walls or in structural elements, structural floor elements, exterior walls of the Building, exterior glass and mullions, suspended ceiling, Building systems or components located above the suspended ceiling or in any walls, floors or chases, sprinklering, plumbing, electrical and mechanical installations standard to the Building (i.e., building standard systems and not supplemental) installed by the Landlord in the Leased Premises (if and to the extent that such defects are sufficient to impair the Tenant’s use of the Leased Premises while using them in a manner consistent with this Lease) and required to be insured by Landlord under this Lease, and which defects were not caused by Tenant. The Landlord shall in no event be required to make repairs to Leasehold Improvements made by the Tenant, or by the Landlord on behalf of the Tenant or another tenant or to make repairs to wear and tear within the Leased Premises or to other items or property required to be insured by Tenant hereunder.

Tenant’s
Repairs
(c) The Tenant covenants with the Landlord to repair, maintain and keep at the Tenant’s own cost, except insofar as the obligation to repair rests upon the Landlord pursuant to this paragraph, the Leased Premises, including Leasehold Improvements, in good and substantial repair, reasonable wear and tear excepted, provided that this obligation shall not extend to structural elements or to exterior glass or to repairs which the Landlord would be required to make under this paragraph but for the exclusion there from of defects not sufficient to impair the Tenant’s use of the Leased Premises while using them in a manner consistent with this Lease. Upon providing the Tenant reasonable prior notice (which may be verbal or by email), unless in the case of an emergency in which no notice is required, the Landlord may enter the Leased Premises at all reasonable times and view the condition thereof; provided, however, except in the event of an emergency Tenant shall have the right to have a representative of Tenant accompany Landlord and/or Landlord’s agents, employees or contractors, while any of them are within the Leased Premises for any reason. If the Tenant shall fail to repair as aforesaid after reasonable notice to do so, the Landlord may effect the repairs and the Tenant shall pay the reasonable cost thereof to the Landlord on demand. The Tenant covenants with the Landlord that the Tenant will at the expiration of the Term or sooner termination thereof peaceably surrender the Leased Premises and appurtenances in good and substantial repair and condition, reasonable wear and tear, fire or other casualty, condemnation, and the acts and omissions of Landlord (unless required to be insured by Tenant hereunder) all excepted.

Damage and
Destruction
(d) It is agreed between the Landlord and the Tenant that:

(i)
in the event of damage to the Property or to any part thereof, if in the reasonable opinion of Landlord and Tenant the damage is such that the Leased Premises or any substantial part thereof is rendered not reasonably capable of use and occupancy by the Tenant for the purposes of its business for any period of time in excess of five (5) days in the aggregate, provided that the aggregating of such days that Tenant is unable to use and occupy the Leased Premises are due to the same event of damage, then

(1)
from the date of occurrence of the damage and until the Leased Premises are again reasonably capable for use and occupancy as aforesaid, the Rent payable pursuant to this Lease shall abate from time to time in proportion to the part or parts of the Leased Premises not reasonably capable of such use and occupancy, and

(2)
unless this Lease is terminated as hereinafter provided, the Landlord or the Tenant as the case may be (according to the nature of the damage and their respective obligations to repair as provided in sub-paragraphs (a), (b) and (c) of this paragraph) shall repair such damage with all reasonable diligence, but to the extent that any part of the Leased Premises is not reasonably capable of such use and occupancy by reason of damage which the Tenant is obligated to repair hereunder, any abatement of Rent to which the Tenant would otherwise be entitled hereunder shall not extend later than the time by which, in the reasonable opinion of the Landlord, repairs by the Tenant ought to have been completed with reasonable diligence;

(ii)
if the damage is such that more than fifty percent (50%) of the Rentable Area of the Leased Premises is rendered untenantable, and if, in the reasonable opinion of the Landlord, the damage cannot be repaired with reasonable diligence within three hundred (300) days from the date that Landlord notifies Tenant of the estimated repair period, which notice shall be given by Landlord to Tenant within sixty (60) days after the date of the damage (the “Landlord’s Repair Notice”) then Tenant may, within thirty (30) days from the date Tenant receives Landlord’s Repair Notice, terminate this Lease by notice to Landlord. Upon the giving of such notice by Tenant, this Lease shall be terminated as of the date of the damage and the Rent and all other payments for which the Tenant is liable under the terms of this Lease shall be apportioned and paid in full to the date of the damage. If the damage is such that less than fifty percent (50%) of the Rentable Area of the Leased Premises is rendered untenantable, then Tenant may not terminate this Lease but shall be required to restore the Leasehold Improvements to the condition they were in prior to such damage;

(iii)
if the damage is such that more than fifty percent (50%) of the Rentable Area of the Leased Premises is rendered untenantable, and if, in the reasonable opinion of the Landlord, the damage cannot be repaired with reasonable diligence within three hundred (300) days from the date of Landlord’s Repair Notice, then the Landlord may, within thirty (30) days after the date of the damage, terminate this Lease by notice to the Tenant. Upon the Landlord giving such notice, this Lease shall be terminated as of the date of the damage and the Rent and all other payments for which the Tenant is liable under the terms of this Lease shall be apportioned and paid in full to the date of the damage;

(iv)
if premises whether of the Tenant or other tenants of the Property comprising in the aggregate half or more of the total number of square feet of rentable office area in the Property or half or more of the total number of square feet of rentable office area in the Building (as reasonably determined by the Landlord) or portions of the Property which affect access or services essential thereto, are substantially damaged or destroyed by any cause and if in the reasonable opinion of the Landlord the damage cannot reasonably be repaired within one (1) year after the occurrence thereof, then either the Landlord or, if, as a result of such damage, the Premises and/or Parking Facilities are inaccessible or incapable of being used for the purposes contemplated hereunder, then Tenant may, by written notice to the other party given within thirty (30) days after Landlord gives Tenant the Landlord’s Repair Notice, terminate this Lease, in which event neither the Landlord nor the Tenant shall be bound to repair as provided in sub-paragraphs (a), (b) and (c) of this paragraph, and the Tenant shall instead deliver up possession of the Leased Premises to the Landlord with reasonable expedition but in any event within sixty (60) days after delivery of such notice of termination, and Rent shall be apportioned and paid to the date upon which possession is so delivered up (but subject to any abatement to which the Tenant may be entitled under sub-paragraph (d) (i) of this paragraph);

(v)
if this Lease is not terminated as set forth above, then the Landlord shall rebuild the Building (excluding the Leasehold Improvements in the Leased Premises) to substantially the same condition and state that existed before the damage, and the Building, as rebuilt, shall have reasonably similar facilities and services to those in the Building prior to the damage and Tenant will rebuild the Leasehold Improvements to substantially the same condition and state that existed before the damage; and

(vi)
if the damage occurs in the last twelve (12) months of the Term and the damage is such that fifty percent (50%) or more of the Rentable Area of the Leased Premises is rendered untenantable, then Tenant may terminate this Lease within thirty (30) days after the date of the damage, by notice to the Landlord, and Tenant will have no obligation to restore any damage to the Leasehold Improvements and Landlord will have no obligation to rebuild any damaged portion of the Building affecting the Leased Premises; provided that Tenant will pay to Landlord the portion of the insurance proceeds that are applicable to the damaged portion of the Leasehold Improvements. Upon the Tenant giving such notice, this Lease shall be terminated as of the date of the damage and the Rent and all other payments for which the Tenant is liable under the terms of this Lease shall be apportioned and paid in full to the date of the damage. If the damage occurs in the last twelve (12) months of the Term and the damage is such that less than fifty percent (50%) of the Rentable Area of the Leased Premises is rendered untenantable, then Tenant may not terminate this Lease, but Tenant will have no obligation to restore any damage to the Leasehold Improvements and Landlord will have no obligation to rebuild any damaged portion of the Building affecting the Leased Premises. Tenant, will, however, pay to Landlord the portion of the insurance proceeds that are applicable to the damaged portion of the Leasehold Improvements. If this Lease is not terminated, the Rent will abate from the date of the damage in proportion to the part or parts of the Leased Premises not reasonably capable of use and occupancy. Further and for the avoidance of doubt, if Tenant has exercised an Extension Option, as defined in Schedule “G” attached hereto (or otherwise extended the Term of this Lease but not necessarily pursuant to an Extension Option), this subsection (vi) will not apply until the last twelve months of the Extension Term, as defined in Schedule “G”, or extended Term (if the Term has been extended but not necessarily pursuant to an Extension Option).

9. INSURANCE AND LIABILITY

Landlord’s
Insurance
(a) The Landlord shall take out and keep in force during the Term insurance with respect to the Property except for the Leasehold Improvements and any of Tenant’s furniture, fixtures and equipment in the Leased Premises. The perils to be insured against by the Landlord shall include, without limitation, commercial general liability with coverage for any one occurrence or claim of not less than Five Million Dollars ($5,000,000), boilers and machinery, all-risk insurance in respect of fire and such other perils as are from time to take in the usual extended coverage endorsement covering the Building and all improvements, fixtures, trade fixtures, furnishings and equipment of Landlord for the full replacement cost thereof, and may include at the option of the Landlord losses suffered by the Landlord in its capacity as Landlord through business interruption.

Tenant’s
Insurance
(b) The Tenant shall take out and keep in force during the Term:

(i)
commercial general liability insurance all on an occurrence basis with respect to the business carried on in or from the Leased Premises and the Tenant’s use and occupancy of the Leased Premises and of any other part of the Property, with coverage for any one occurrence or claim of not less than Five Million Dollars ($5,000,000) which insurance shall include the Landlord and its lender, if any, as an additional insured; and

(ii)
insurance in respect of fire and such other perils as are from time to time in the usual extended coverage endorsement covering the Leasehold Improvements in the Leased Premises for the full replacement cost thereof, and which insurance shall include the Landlord as a loss payee as the Landlord’s interest may appear.

(iii)
All insurance required to be maintained by the Tenant shall be on terms and with insurers reasonably satisfactory to the Landlord. Each policy shall contain: (A) a cross liability clause and (B) an undertaking by the insurer that it will endeavor to provide Landlord notice thirty (30) days prior to making any material change adverse to the Landlord or the Tenant or cancelling the policy. Irrespective of whether the insurer provides such notice to Landlord, Tenant will promptly notify the Landlord if it receives notice from its insurer that there has been or will be a material change or cancellation of its policy or if the policy lapses. Each party shall furnish to the other party, if and whenever requested by the other (but no more often than one time during the period of coverage), certificates or other evidences as to the insurance from time to time effected by the insuring party and its renewal or continuation in force. If the Tenant shall fail to take out, renew and keep in force such insurance, or if the evidences submitted to the Landlord are not reasonably acceptable to the Landlord (or no such evidences are submitted within a reasonable period after request therefore by the Landlord), then the Landlord may give to the Tenant written notice requiring compliance with this sub-paragraph and specifying the respects in which the Tenant is not then in compliance with this sub-paragraph. If the Tenant does not within ten (10) business days thereafter provide appropriate evidence of compliance with this sub-paragraph, the Landlord may (but shall not be obligated to) obtain some or all of the additional coverage or other insurance which the Tenant shall have failed to obtain, without prejudice to any other rights of the Landlord under this Lease or otherwise, and the Tenant shall pay all premiums and other reasonable expenses incurred by the Landlord to the Landlord on demand.

Limitation of
Liability
(c) The Tenant agrees that the Landlord shall not be liable for any bodily injury or death of, or loss or damage to any property belonging to, the Tenant or its employees, invitees or licensees or any other person in, on or about the Property unless resulting from the actual willful misconduct or negligence of the Landlord or its employees or agents. The Landlord agrees that the Tenant shall not be liable for any bodily injury or death, of, or loss or damage to any property belonging to, the Landlord or its employees, invitees or licensees or any other person in or about the Property, unless resulting from the actual willful misconduct or negligence of the Tenant or its employees or agents. In no event shall the Landlord be liable for any damage, including indirect, special or consequential damages, which is caused by steam, water, rain or snow or other thing which may leak into, issue or flow from any part of the Property or from the pipes or plumbing works, including the sprinkler system (if any) therein or from any other place or for any damage caused by or attributable to the condition or arrangement of any electric or other wiring or of sprinkler heads (if any) or for any such damage caused by anything done or omitted by any other tenant subject to subsection 9(e) below.

Indemnity of
Landlord
(d) Except with respect to claims or liabilities in respect of any damage which is insured (or required to be insured hereunder) to the extent of the cost of repairing such damage, the Tenant agrees to indemnify and save harmless the Landlord in respect of:

(i)
all claims for bodily injury or death, property damage (subject to the waiver of subrogation contained herein) or other loss or damage arising from the conduct of any work or any act or omission of the Tenant or any assignee, sub-tenant, agent, employee, contractor, invitee (but only for events occurring while such invitee is within the Leased Premises) or licensee of the Tenant, and in respect of all costs, expenses and liabilities reasonably and actually incurred by the Landlord in connection with or arising out of all such claims, including the expenses of any action or proceeding pertaining thereto; and

(ii)
any loss, cost (including, without limitation, reasonable and actual attorneys’ fees and disbursements), expense or damage suffered by the Landlord arising from any breach by the Tenant of any of its covenants and obligations under this Lease.

Indemnity of
Tenant
(e) Except with respect to claims or liabilities in respect of any damage which is insured (or required to be insured) by Tenant hereunder to the extent of the cost of repairing such insured damage, the Landlord agrees to indemnify and save harmless the Tenant in respect of:

(i)
all claims for bodily injury or death, property damage (subject to the waiver of subrogation contained herein) or other loss or damage arising from the conduct of any work or any act or omission of the Landlord or any agent, employee, or contractor of the Landlord, and in respect of all costs, expenses and liabilities reasonably and actually incurred by the Tenant in connection with or arising out of all such claims, including the expenses of any action or proceeding pertaining thereto; and

(ii)
any loss, cost (including, without limitation, reasonable and actual attorneys' fees and disbursements), expense or damage suffered by the Tenant arising from any breach by the Landlord of any of its covenants and obligations under this Lease.

Waiver of
Subrogation
(f)    Notwithstanding anything set forth in this Lease to the contrary, Landlord and Tenant do hereby waive any and all right of recovery, claim, action or cause of action against the other, their respective principals, beneficiaries, partners, officers, directors, agents, and employees, for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to the Leased Premises or the Building, as applicable, or any addition or improvements thereto, or any contents therein, as applicable, by reason of fire, the elements, or any other cause, regardless of cause or origin, including the negligence of Landlord or Tenant, or their respective principals, beneficiaries, partners, officers directors, agents and employees, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance. Since this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. Furthermore, if either party fails to procure such waiver, such party will pay to the other party as liquidated damages on demand all moneys to which any subrogator hereunder becomes entitled and the cost of any legal defense of any claim for subrogation. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates.

10. EVENTS OF DEFAULT AND REMEDIES

Events of
Default and
Remedies
(a) Any one of the following events shall constitute an “Event of Default”:

(i)
the Tenant shall have failed to pay an installment of Rent or any other amount payable hereunder when due, and such failure shall be continuing for a period of more than ten (10) business days after written notice of such failure to pay is given (or deemed given) by Landlord to Tenant; provided, however, Landlord will only be obligated to provide such written notice twice in each calendar year and thereafter, it will be an Event of Default hereunder if the Tenant shall have failed to pay an installment of Rent or any other amount payable hereunder when due, and such failure shall be continuing for a period of more than five (5) business days after the date such installment or amount was due;

(ii)
there shall be a default of or with any condition, covenant, agreement or other obligation on the part of the Tenant to be kept, observed or performed hereunder (other than the obligation to pay Rent or any other amount of money) and such default shall be continuing for a period of more than thirty (30) days after written notice by the Landlord to the Tenant specifying the default and requiring that it be cured; provided, however, in the event that the alleged Event of Default cannot be cured in thirty (30) days, then the cure period shall be extended to the time period required for such cure provided that the Tenant diligently and consistently pursues such curative action and only if the alleged Event of Default continues after the giving of written notice and expiration of the foregoing cure period, shall the alleged Event of Default constitute an Event of Default;

(iii)
if any policy of insurance upon the Property or any part thereof from time to time effected by the Landlord shall be canceled or is about to be canceled by the insurer by reason of the use or occupation of the Leased Premises other than as permitted hereunder by the Tenant or any assignee, sub-tenant or licensee of the Tenant or anyone permitted by the Tenant to be upon the Leased Premises and the Tenant after receipt of notice in writing from the Landlord shall, within five (5) business days thereafter, have failed to take such steps in respect of such use or occupation as shall enable the Landlord to reinstate or avoid cancellation (as the case may be) of such policy of insurance;

(iv)
the Leased Premises shall, without the prior written consent of the Landlord, be used by any persons other than the Tenant or a Permitted Transferee, or the agents, employees, guests and/or invitees of either thereof, or for any purpose other than that for which they were leased or occupied or by any persons whose occupancy is prohibited by this Lease;

(v)	the balance of the Term of this Lease or all or substantially all of the assets of the Tenant located in the Leased Premises, shall at any time be seized in execution or attachment; or

(i)
the Tenant shall make any assignment for the benefit of creditors or become bankrupt or insolvent or take the benefit of any statute for bankrupt or insolvent debtors or, if a corporation, shall take any steps or suffer any order to be made for its winding-up or other termination of its corporate existence; or a trustee, receiver or receiver-manager or agent or other like person shall be appointed of any of the assets of the Tenant;

such event will be deemed an event of default and the Landlord shall have the following rights and remedies all of which are cumulative and not alternative and not to the exclusion of any other or additional rights and remedies in law or equity available to the Landlord by statute or otherwise.

(A)
to remedy or attempt to remedy any default of the Tenant, and in so doing to make any payments due or alleged to be due by the Tenant to third parties and to enter upon the Leased Premises to do any work or other things therein, and in such event all reasonable expenses of the Landlord in remedying or attempting to remedy such default shall be payable by the Tenant to the Landlord on demand;

(B)
with respect to unpaid overdue Rent, add to the payment by the Tenant of the Rent, interest (which said interest shall be deemed included herein in the term “Rent”) thereon at a rate equal to the lesser of three percent (3%) above the prime commercial loan rate charged to borrowers having the highest credit rating from time to time by the Landlord’s principal bank from the date upon which the same was due until actual payment thereof and the maximum amount allowed under the laws of the jurisdiction in which the Building is located;

(C)
to terminate this Lease forthwith by sending notice terminating the Lease to the addresses provided herein and to immediately thereafter cease to furnish any services hereunder and, after providing Tenant a reasonable period within which to vacate the Leased Premises (i.e., at least 10 business days) enter into and upon the Leased Premises or any part thereof in accordance with applicable laws and re-possess and enjoy same as its former estate, anything in this Lease contained to the contrary notwithstanding. The Tenant hereby expressly waives any and all further notices (other than those notices specifically outlined in this Lease) to cure or vacate or to quit the Leased Premises provided by current or future law;

(D)
to terminate the Tenant’s right of possession of the Leased Premises and after providing Tenant a reasonable period within which to vacate the Leased Premises (i.e., at least 10 business days) thereafter enter the Leased Premises in accordance with applicable laws as agent of the Tenant and as such agent to re-let them and to receive the rent therefore and as the agent of the Tenant to take possession of any furniture or other property thereon and upon giving ten (10) business days’ written notice to the Tenant to store the same at the expense and risk of the Tenant or to sell or otherwise dispose of the same at public or private sale without further notice and to apply the proceeds thereof and any rent derived from re-letting the Leased Premises upon account of the Rent due and to become due under this Lease and the Tenant shall be liable to the Landlord for the deficiency if any; and

(E)
in the event of any breach by the Tenant of any of the covenants or provisions of this Lease, the Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity, and mention in this Lease of any particular remedy shall not preclude the Landlord from any other remedy at law or in equity. Tenant hereby expressly waives any and all rights of redemption or to any notice to quit granted by or under any present or future laws in the event of this Lease being terminated and/or Landlord obtaining possession of the Leased Premises pursuant to the provisions of this paragraph.

Payment of
Rent, etc. on
Termination
(b) Upon the giving by the Landlord of a notice in writing terminating this Lease under paragraph 10(a)(C) above, this Lease and the Term shall terminate and Tenant will have a reasonable period of time to vacate as specified therein, the Tenant shall remain liable for and shall pay Rent as and when due or, in the event Landlord relets the Premises, Tenant on demand by the Landlord, shall pay on a monthly basis (i) the full amount of all Rent which would have accrued, determined monthly, until the date this Lease would have expired had such termination not occurred, and any and all reasonable damages and reasonable expenses incurred by the Landlord in re-entering and repossessing the Leased Premises in making good any default of the Tenant, in making any alterations to the Leased Premises, and any and all reasonable expenses which the Landlord may incur during the occupancy of any new tenant, less (ii) the net proceeds of any re-letting of the Leased Premises which has occurred at the time of the aforesaid demand by the Landlord to the Tenant, determined monthly. The Tenant agrees to pay to the Landlord the difference between items (i) and (ii) above for the period through and including the date on which this Lease would have expired if it had not been terminated. All such amounts will be deemed liquidated damages hereunder and not a penalty. The Landlord shall be entitled to any excess with no credit to the Tenant. The Landlord may, in its sole discretion, make demand on the Tenant as aforesaid on any one or more occasions, and any suit brought by the Landlord to enforce collection of such difference for any one month shall not prejudice the Landlord’s right to enforce the collection of any difference for any subsequent month or months. In addition to the foregoing, and without regard to whether this Lease has been terminated, Tenant shall pay to the Landlord all costs incurred by the Landlord, including reasonable attorneys’ fees, with respect to any lawsuit or action instituted or taken by the Landlord to enforce the provisions of this Lease provided that Landlord is the prevailing party in such proceeding. The Tenant’s liability shall survive the institution of summary proceedings and the issuance of any warrant hereunder.

If the Landlord determines that it is impracticable or extremely difficult to fix the actual damages or that the foregoing calculation is otherwise contrary to applicable laws, then, as an alternative to the remedy set forth in the preceding paragraph, the Tenant will pay to the Landlord on demand, liquidated and agreed final damages for the Tenant’s default calculated in accordance with this paragraph. Liquidated damages hereunder shall be an amount equal to the present value discounted at a rate of eight percent (8%) per annum of the excess, if any, of (i) all Rent payable under this Lease from the date of such demand for what would be the then unexpired Term of this Lease in the absence of such termination over (ii) the then fair market rental value of the Leased Premises. If any law shall limit the amount agreed upon, the Landlord shall be entitled to the maximum amount allowable under such law. Nothing herein shall be construed to affect or prejudice the Landlord’s right to prove, and claim in full, unpaid rent accrued prior to termination of this Lease. Upon termination of this Lease and the Term, the Tenant shall immediately deliver up possession of the Leased Premises to the Landlord, and the Landlord may forthwith re-enter and take possession of them.

Attorneys’ Fees
(c) The non-prevailing party shall pay to the prevailing party within thirty (30) days after the prevailing party sends an invoice to the non-prevailing party, all costs and expenses, including attorneys’ fees, reasonably and actually incurred by the prevailing party in enforcing any of the obligations of the Tenant under this Lease.

Landlord’s Default;
Tenant’s Remedies
(d) If any alleged default on the part of the Landlord hereunder occurs, the Tenant shall give written notice to the Landlord in the manner herein set forth and shall afford the Landlord thirty (30) days to cure any such default as set forth below. In addition, the Tenant shall send notice of such default by certified or registered mail, postage prepaid, to the holder of any mortgage or security deed whose address the Tenant has been notified of in writing, and shall afford such mortgage or security deed holder a reasonable opportunity to cure any alleged default on the Landlord’s behalf within a time period equal to the same cure period as is applicable to Landlord plus an additional ten (10) business days. The Landlord’s failure to do, observe, keep and perform any of the terms, covenants, conditions, agreements or provisions of this Lease required to be done, observed, kept or performed by the Landlord, for a period greater than thirty (30) days after written notice of such failure is received by the Landlord from the Tenant shall be deemed a default by the Landlord hereunder, except if the nature of the Landlord’s obligation is such that more than thirty (30) days are required for its performance, then the Landlord shall not be deemed in default if it commences performance within the thirty (30) day period and thereafter diligently pursues the cure to completion. In the event of a default, the Tenant may, at its option, have any one of the following described remedies: (i) with prior written notice to the Landlord, if such default or breach relates to the Premises, remedy such default or breach and be reimbursed the reasonable costs thereof within thirty (30) days after the Landlord’s receipt of a paid invoice and contractor’s lien waivers as applicable, therefore; (ii) pursue the remedy of specific performance; or (iii) pursue injunctive relief. If the default includes the imminent risk or threat of damages to persons or property of Tenant within the Leased Premises, or renders any material portion of the Leased Premises untenantable or unusable, or constitutes an emergency within the Leased Premises, then Tenant shall have the right to immediately use self-help within the Leased Premises only to cure such default as promptly as is reasonable under the circumstances in question, without prior written notice to Landlord (but with, a minimum, a contemporaneous telephone call to the Building manager), and charge the reasonable cost thereof to Landlord. In no event may the Tenant recover any special, consequential, indirect or punitive damages against or from the Landlord herein, including, without limitation, any damages for or relating to any lost profit or business income. Furthermore, in no event shall the Tenant be entitled to terminate this Lease or offset Rent hereunder as a result of the Landlord’s default, except if Tenant has sent an invoice to Landlord for the amounts due, and any amounts which Landlord has not disputed in good faith remain unpaid thirty (30) days after Landlord’s receipt of such invoice, then Tenant may offset the amount thereof, with interest at the rate of eight percent (8%) per annum from the date such invoice was originally received by Landlord to the date of payment, against twenty-five percent (25%) of the monthly payments of the Base Rent thereafter due and payable under this Lease.

11. ADDITIONAL PROVISIONS

Common Area;
Signage; LED Sign;
LEED Certification
11. (a)    The Tenant acknowledges and agrees that the common areas of the Property shall at all times be subject to the exclusive management and control of the Landlord. Without limiting the generality of the foregoing, the Tenant specifically acknowledges and agrees that the Landlord may temporarily close or restrict the use of all or any part of the common areas of the Property in an emergency, or for security or crowd control purposes, to facilitate tenants moving in or out of the building, or for the purpose of making repairs, alterations or renovations, provided Tenant at all times except during an emergency has reasonable access to the Leased Premises and the Parking Facility. The Landlord agrees not to permanently alter such common areas in any manner which would deny reasonable access to the Leased Premises or to the Parking Facility, or that would be inconsistent with the first-class nature of the Building. In the event of any such temporary closure or restriction of use or if changes are made to such common areas by the Landlord, the Landlord shall not be subject to any liability nor shall the Tenant be entitled to any compensation or any diminution or abatement of Rent and such closures, restriction and changes shall not be deemed to be a constructive or actual eviction or a breach of the Landlord’s covenant for quiet enjoyment.

(b)    Signage. So long as Tenant is not in a monetary Event of Default hereunder for an amount exceeding two (2) months of Basic Rent (the “Default Threshold”), which remains uncured thirty (30) days after receipt of written notice of same, and further provided that Tenant is leasing and continuously occupying at least twenty-five percent (25%) of the Rentable Area of the Building, Tenant shall have the following non-exclusive signage rights at its sole cost and expense (which may be paid out of the Allowance, if available):

(i) Tenant shall be entitled to place its name and/or logo on two (2) slots on the existing Building monument located at the intersection of Phipps Boulevard and Lenox Road (the “Monument Signage”).

(ii)Tenant will also be entitled to place its name and/or logo on the entire center panel (i.e., the vertical area of the center panel that has room for 3 tenant names) of the Tenant identification sign located near the main entrance to the Building at the Plaza/Lobby level of the Building (the “Tenant Identification Signage”).

(iii)Tenant shall have the right to install wall signage, defining which floors are occupied by the Tenant, in the elevator lobby area of any floor that is fully occupied by the Tenant.

(iv)Tenant will also be permitted to install up to two (2) exclusive exterior lighted Building-top signs (the “Building-Top Signage”) in locations to be mutually agreed to by Landlord and Tenant.

(v) Tenant shall also have the right to install Tenant’s name and/or logo on elevator buttons for one (1) guest reception floor on one (1) floor fully occupied by Tenant in the high rise elevator bank and for one (1) guest reception floor on one floor fully occupied by Tenant in the low rise elevator bank. The Landlord also shall list the Tenant in the Building electronic lobby directory.

(vi)Tenant’s rights with respect to the Monument Signage, the Tenant Identification Signage and the Building-Top Signage shall be subject to the following provisions:

(a)Subject to the foregoing paragraphs (i) and (ii), the locations of the Monument Signage and the Tenant’s Identification Signage are shown on Schedule “I” attached hereto and the design, construction, size, and all other aspects of the Monument Signage, the Tenant’s

Identification Signage and the Building-Top Signage shall be subject to Landlord’s prior approval, which shall not be unreasonably withheld, conditioned or delayed by Landlord. All such signage shall be subject to the approval of all governmental agencies or authorities having jurisdiction over the Building, and shall be subject to all applicable rules, regulations ordinances and laws, including, without limitation, zoning ordinances.

(b)If the Tenant requests consent to any proposed assignment of this Lease or subletting of the Leased Premises, Tenant’s rights with respect to the Monument Signage, the Tenant’s Identification Signage and the Building-Top Signage as contained in this paragraph 11(b) shall not be transferable or assignable to a subtenant. Further, such rights will only be transferable or assignable to an assignee with the express prior written consent of the Landlord, which consent will not be unreasonably withheld so long as such assignee, in Landlord’s reasonable opinion, is financially creditworthy, has an upstanding reputation in the business community, and proposes to carry on a use and business that is consistent with the first class character and nature of the Building. If Landlord approves such assignment of the signage to an assignee, such approval will be conditioned upon Landlord’s reasonable review and approval of such assignee’s proposed signage package. Notwithstanding the foregoing, in the event of an assignment of this Lease to a Permitted Transferee, such signage rights will be transferable without Landlord’s consent to the assignee that is a Permitted Transferee, provided that the signage is not changed. If the assignee desires to change such signage, the foregoing provisions of this subsection (b) will apply.

(c)The expense of installing, constructing, maintaining and removing the Monument Signage, the Tenant Identification Signage and the Building-Top Signage shall be the sole cost and expense of Tenant and shall be paid directly to Landlord by Tenant, which may be paid out of the Allowance, if available; otherwise, Tenant shall pay for such costs. Tenant shall be responsible for all costs and expenses associated with such signage. Upon the removal of any of the Monument Signage, the Tenant Identification Signage and the Building-Top Signage, Tenant shall pay all costs associated with restoring the Building to substantially the same condition that existed prior to the installation of the signage, reasonable wear and tear excepted. In furtherance of the foregoing, Landlord will engage the contractor to install and remove the signage, and Tenant will engage the contractor/vendor, subject to Landlord’s reasonable approval, to construct, repair and maintain the signage, such work being performed in accordance with Landlord’s rules and regulations.

(vii)The terms of this paragraph 11(b) shall survive the expiration or earlier termination of this Lease.

(c)LED Signage. Tenant will also be entitled to advertise on the existing digital LED signage at the corner of Lenox Road and Phipps Boulevard (facing GA-400) for the Term of this Lease, which LED signage is currently owned by Landlord and operated and managed by a third party advertising management company. Tenant shall have one flip per rotation (approximately 8 seconds each, every 64 seconds). There will be no cost to Tenant for this use during the Term.

(d)LEED Certification. The Landlord covenants that Phipps Tower is a LEED TM Gold registered project for Core & Shell.
(e)Sculpture. In the event that Tenant desires to construct a sculpture to be located in the general area in front of the Building Landlord shall, in its sole and absolute discretion, grant or withhold its consent thereto.

(f)Restriction on Eyebrow Signage.    Landlord covenants not to permit any tenant in the Building to install eyebrow signage above the second (2nd) floor of the Building or over the front door of the Building that leads into the ground floor lobby. Further, Landlord covenants that eyebrow signage will only be provided to first floor tenants and such tenants will only be permitted to install eyebrow signage directly above their respective premises.

Relocation of
Leased Premises
12. Intentionally Omitted.

Subordination
and Attornment
13. This Lease and all rights of the Tenant hereunder are subject and subordinate to all underlying leases, security deeds or mortgages now or hereafter existing (including mortgages by way of debenture, note, bond, security deeds and mortgage and all instruments supplemental thereto) which may now or hereafter affect the Property or any part thereof and to all renewals, modifications, consolidations, replacements and extensions thereof (collectively, a “mortgage”), provided the lessor, grantee, mortgagee or trustee (collectively, a “mortgagee”) agrees to accept this Lease; and in recognition of the foregoing the Tenant agrees that it will, whenever requested, attorn to such mortgagee as a tenant upon all the terms of this Lease. The Tenant agrees to execute promptly whenever requested by the Landlord or by the holder of any such mortgage, such holder’s then standard instrument of subordination or attornment, subject to Tenant’s right to reasonably negotiate standard and customary revisions thereto, provided that such instrument contains customary non-disturbance provisions. As of the Effective Date, there is no permanent mortgage encumbering the Property but only a construction loan from Regions Bank, secured by a deed to secure debt. The Landlord agrees to obtain, and Tenant may record, a subordination, non-disturbance and attornment agreement (“SNDA”) from Regions Bank and from any future mortgagees on such party’s then standard form, subject to the Tenant’s right to reasonably negotiate standard and customary revisions thereto. Any costs or fees charged by Regions Bank or any future mortgagee for out-of-pocket attorneys’ fees and/or expenses to obtain such SNDA will be shared equally by Landlord and Tenant, provided that Landlord’s share of such fees and/or expenses will not exceed $2,000.00.

Certificates
14. The Tenant agrees that it shall within fifteen (15) business days following a written request by the Landlord from time to time execute and deliver to the Landlord, and if required by the Landlord, to any lessor, grantee, or mortgagee (including any trustee) or other person designated by the Landlord, an acknowledgment in writing as to the then status of this Lease, including as to whether it is in full force and effect, is modified or unmodified, confirming the Rent payable hereunder and the state of the accounts between the Landlord and the Tenant, the existence or non-existence of defaults, and any other matters pertaining to this Lease as to which the Landlord shall reasonably request an acknowledgment. Landlord agrees to deliver a comparable acknowledgement in writing to Tenant within fifteen (15) business days allowing a written request for same.

Inspection of
and Access to
the Leased
Premises
15. Upon providing the Tenant prior reasonable notice (which may be verbal or by email), unless in the case of an emergency or daily janitor service in which no notice is required, the Landlord shall be permitted at any time and from time to time during Normal Building Hours, as defined in Schedule “D” attached hereto (except in the event of an emergency and daily janitor service), to enter and to have its authorized agents, employees and contractors enter the Leased Premises for the purposes of inspection, maintenance, making repairs, alterations or improvements to the Leased Premises or the Property, or to have access to utilities and services (including all ducts and access panels (if any), which the Tenant agrees not to obstruct) and the Tenant shall have the right to have a representative accompany Landlord or Landlord’s authorized parties at such times while they are in the Leased Premises, but shall otherwise provide free and unhampered access for the purpose, and shall not be entitled to compensation or any diminution or abatement of Rent for any inconvenience, nuisance or discomfort caused thereby. The Landlord and its authorized agents and employees shall be permitted entry to the Leased Premises for the purpose of exhibiting them to prospective tenants but only during the final sixteen (16) months of the Term after Tenant’s failure to timely exercise an “Extension Option” (as defined below), or has no further Extension Option. The Landlord in exercising its rights under this paragraph shall do so to the extent reasonably necessary so as to minimize interference with the Tenant’s use and enjoyment of the Leased Premises provided that in an emergency the Landlord or persons authorized by it may enter the Leased Premises without regard to minimizing interference and without being accompanied by a representative of Tenant. The janitorial company may also enter the Leased Premises for purposes of providing daily janitor service without being accompanied by a representative of Tenant. All window cleaning (exterior and interior) may be performed with prior notice to Tenant but may be performed after Normal Building Hours.

Delay
16. Except as herein otherwise expressly provided, if and whenever and to the extent that either the Landlord or the Tenant shall be prevented, delayed or restricted beyond either party’s reasonable control in the fulfillment of any obligation hereunder in respect of the supply or provision of any service or utility, the making of any repair, the doing of any work or any other thing (other than the payment of moneys required to be paid by either party to the other party hereunder) by reason of:

(a)	strikes or work stoppages;

(b)	being unable to obtain any material, service, utility or labor required to fulfill such obligation or any delays in receiving applicable building or construction permits;

(c)	any statute, law or regulation of, or inability to obtain any permission from any government authority having lawful jurisdiction preventing, delaying or restricting such fulfillment; or

(d)	other unavoidable occurrence,

the time for fulfillment of such obligation shall be extended during the period in which such circumstance operates to prevent, delay or restrict the fulfillment thereof, and the other party to this Lease shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned; provided that nevertheless the Landlord will use reasonable efforts to maintain services essential to the use and enjoyment of the Leased Premises.

Waiver
17. If either the Landlord or the Tenant shall overlook, excuse, condone or suffer any default, breach, non-observance, improper compliance or non-compliance by the other of any obligation hereunder, this shall not operate as a waiver of such obligation in respect of any continuing or subsequent default, breach, or non-observance, and no such waiver shall be implied but shall only be effective if expressed in writing.

Sale
18. The term “Landlord” as used in this Lease, means only the owner for the time being of the Property, so that in the event of any sale or sales or transfer or transfers of the Property, or the making of any lease or leases thereof, or the sale or sales or the transfer or transfers or the assignment or assignments of any such lease or leases, previous landlords shall be and hereby are relieved of all covenants and obligations of Landlord hereunder arising or occurring from and after the date of such sale or transfer. It shall be conclusively deemed and construed without further agreement between the parties, or their successors in interest, or between the parties and the transferee or acquirer, at any such sale, transfer or assignment, or lessee on the making of any such lease, that, by accepting any payment of Rent hereunder, the transferee, acquirer or lessee has assumed and agreed to carry out any and all of the covenants and obligations of Landlord hereunder to Landlord’s exoneration, and Tenant shall thereafter be bound to and shall attorn to such transferee, acquirer or lessee, as the case may be, as Landlord under this Lease, and such party shall be deemed to have recognized and accepted Tenant as Tenant under this Lease. Notwithstanding the foregoing, the obligations of “Guarantor” under the “Limited Guaranty” as provided for in Paragraph 35 below shall survive any such sale as transfer and shall not be released, diminished or altered as a result of any such transfer.

Public Taking
19. The Landlord and Tenant shall co-operate, each with the other, in respect of any Public Taking of the Leased Premises or any part thereof so that the Tenant may receive the maximum award to which it is entitled in law for relocation costs and business interruption and so that the Landlord may receive the maximum award for all other compensation arising from or relating to such Public Taking (including all compensation for the value of the Tenant’s leasehold interest subject to the Public Taking) which shall be the property of the Landlord, and the Tenant’s rights to such compensation are hereby assigned to the Landlord. If the whole or any part of the Leased Premises is Publicly Taken, as between the parties hereto, their respective rights and obligations under this Lease shall continue until the day on which the Public Taking authority takes possession thereof. If the whole or any material part (i.e., more than twenty-five percent [25%]) of the Rentable Area of the Leased Premises is Publicly Taken, either party shall have the option, to be exercised by written notice to the other party, to terminate this Lease and such termination shall be effective on the day the Public Taking authority takes possession of the whole or the portion of the Property Publicly Taken. Rent and all other payments shall be adjusted as of the date of such termination and the Tenant shall, on the date of such Public Taking, vacate the Leased Premises and surrender the same to the Landlord, with the Landlord having the right to re-enter and re-possess the Leased Premises discharged of this Lease and to remove all persons there from. In this paragraph, the words “Public Taking” shall include any permanent or long-term (i.e. greater than twelve (12) consecutive months) expropriation and condemnation and shall include a sale by the Landlord to an authority with powers of expropriation, condemnation or taking, in lieu of or under threat of expropriation or taking and “Publicly Taken” shall have a corresponding meaning.

Recordation of
Lease
20. The Tenant agrees with the Landlord not to record this Lease in any recording office and not to register or record notice of this Lease in any form.

Lease Entire
Agreement
21. Each party hereby acknowledges that there are no covenants, representations, warranties, agreements or conditions express or implied, collateral or otherwise forming part of or in any way affecting or relating to this Lease save as expressly set out in this Lease and Schedules attached hereto and that this Lease and such Schedules constitute the entire agreement between the Landlord and the Tenant and may not be modified except as herein explicitly provided or except by agreement in writing executed by the Landlord and the Tenant.

Notices
22. Any notice, advice, document or writing required or contemplated by any provision hereof shall be given in writing and if to the Landlord, either delivered personally to an officer of the Landlord or mailed by certified mail, return receipt requested, or delivered by reputable overnight courier, addressed to the Landlord at the office addresses of the Landlord as stated below, and if to the Tenant, either delivered personally to an officer of the Tenant or mailed by certified mail, return receipt requested, or sent by overnight courier, addressed to the Tenant, to the addresses stated below. Every such notice, advice, document or writing shall be deemed to have been given when delivered personally, or if mailed as aforesaid, upon the fifth (5th) business day after being mailed or if sent by overnight courier, upon delivery thereof on a business day. Such notice will be deemed given if notice is attempted by one of the aforesaid methods but is not deliverable due to a changed address or because notice is rejected. The Landlord may from time to time by notice in writing to the Tenant designate another address as the address to which notices are to be mailed to it, or specify with greater particularity the address and persons to which such notices are to be mailed and may require that copies of notices be sent to an agent designated by it. The Tenant may from time to time by notice in writing to the Landlord, designate another address as the address to which notices are to be mailed to it, or specify with greater particularity the address to which such notices are to be mailed.

NOTICES TO LANDLORD:    Phipps Tower Associates, LLC
c/o Manulife Financial
Atlanta Real Estate Office
1170 Peachtree Street, Suite 1865
Atlanta, GA 30309
Attn: Lease Administration

WITH A COPY TO:        Manulife Financial
3438 Peachtree Rd., Suite 100
Atlanta, GA 30326
Attn: Property Manager

NOTICES TO TENANT:    BEFORE THE EARLIEST TO OCCUR OF (I) DECEMBER 31, 2013,
OR (II) THE DATE TENANT NOTIFIES LANDLORD TO SEND ANY NOTICES TO TENANT TO THE LEASED PREMISES (THE “PRE-COMMENCEMENT NOTICE DATE”):

The William Carter Company
1170 Peachtree Street
Suite 900
Atlanta, GA 30309
Attn: Lease Administration

WITH A COPY TO:        Arnall Golden Gregory, LLP
171 17th Street
Suite 2100
Atlanta, GA 30363
Attention: Abe J. Schear, Esq.

AFTER THE PRE-COMMENCEMENT NOTICE DATE:

The William Carter Company
3438 Peachtree Rd.
Suite __________*
Atlanta, GA 30326
Attn: Lease Administration

WITH A COPY TO:        The William Carter Company
3438 Peachtree Rd.
Suite _________*

Atlanta, GA 30326
Attn: VP of Real Estate

*to be set forth in the Commencement Date Memorandum

AND WITH A COPY TO:    Arnall Golden Gregory, LLP
171 17th Street
Suite 2100
Atlanta, GA 30363
Attention: Abe J. Schear, Esq.

Interpretation
23. In this Agreement “herein”, “hereof”‘, “hereby”, “hereunder”, “hereto”, “hereinafter” and similar expressions refer to this Lease and not to any particular paragraph, clause or other portion thereof, unless there is something in the subject matter or context inconsistent therewith; and the parties agree that all of the provisions of this Lease are to be construed as covenants and agreements as though words importing such covenants and agreements were used in each separate paragraph hereof, and that should any provision or provisions of this Lease be illegal or not enforceable it or they shall be considered separate and severable from the Lease and its remaining provisions shall remain in force and be binding upon the parties hereto as though the said provision or provisions had never been included, and further that the captions appearing for the provisions of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or of any provisions hereof.

Extent of Lease
Obligations
24. This Agreement and everything herein contained shall inure to the benefit of and be binding upon the parties hereto and the respective successors, assigns and other legal representatives, as the case may be, of each and every of the parties hereto, subject to the granting of consent by the Landlord to any assignment or sublease, and every reference herein to any party hereto shall include the heirs, executors, administrators, successors, assigns and other legal representatives of such party, and where there is more than one tenant or there is a male or female party the provisions hereof shall be read with all grammatical changes thereby rendered necessary and all covenants shall be deemed joint and several.

Use and
Occupancy Prior
to Term
25. If the Tenant shall for any reason use or occupy the Leased Premises in any way prior to the commencement of the Term without there being an existing lease between the Landlord and Tenant under which the Tenant has occupied the Leased Premises, then during such prior use or occupancy the Tenant shall be a tenant of the Landlord and Landlord shall be the landlord of Tenant and shall be subject to the same covenants and agreements in this Lease mutatis mutandis.

LIMITATION ON
LANDLORD LIABILITY
26. NOTWITHSTANDING ANY OTHER PROVISION OF THIS LEASE, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT THE TOTAL LIABILITY OF THE LANDLORD ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF THE LANDLORD AND THE TENANT HEREUNDER AND/OR THE TENANT’S USE OF THE LEASED PREMISES, SHALL BE LIMITED TO THE ESTATE OF THE LANDLORD IN THE PROPERTY. NO OTHER PROPERTY OR ASSET OF THE LANDLORD OR ANY PARTNER OR OWNER OF THE LANDLORD SHALL BE SUBJECT TO LEVY, EXECUTION, OR OTHER ENFORCEMENT PROCEEDINGS OR OTHER

JUDICIAL PROCESS FOR THE SATISFACTION OF ANY JUDGMENT OR ANY OTHER RIGHT OR REMEDY OF THE TENANT ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF THE LANDLORD AND THE TENANT HEREUNDER AND/OR THE TENANT’S USE OF THE LEASED PREMISES. NOTWITHSTANDING THE FOREGOING, THE OBLIGATIONS OF GUARANTOR UNDER THE LIMITED GUARANTY SHALL NOT BE LIMITED BY THIS SECTION 26.

Waiver of Jury
Trial
27. Each party hereby waives trial by jury in any claim, action, proceeding or counterclaim brought by either party against the other on any matters arising out of or in any way connected with this Lease, the relationship of the Landlord and the Tenant, or the Tenant’s use and occupancy of the Leased Premises.
Parking
28.    The “Parking Facility” shall mean the parking deck below the Building with direct access to the Building via the parking deck elevators, together with any connecting walkways, or other means of access to the Building, the grounds related thereto and any additional improvements at any time related thereto. All parking is covered. The current parking ratio for the Parking Facility, as of the date of this Lease, is 2.4 permits per 1,000 square feet of Rentable Area. The Landlord (or Landlord’s designee) shall provide the Tenant with and the Tenant shall have the right, but not the obligation, to take from the Landlord (or the Landlord’s designee) 2.4 permits for parking spaces in the Parking Facility per 1,000 square feet of Rentable Area in the Leased Premises (the “Allocated Permits”), subject to applicable zoning regulations relating to the use of the Parking Facility (provided such regulations do not reduce the parking ratio provided to Tenant hereunder), during the Term of this Lease, including any renewals or extensions thereof. Any permits not taken by the Tenant within the initial six (6) month period following the Commencement Date will be provided by the Landlord (or the Landlord’s designee) upon thirty (30) days’ prior written notice from the Tenant to the Landlord (or the Landlord’s designee); provided, however, the Landlord shall make such parking permits available sooner than thirty (30) days if the Landlord (or the Landlord’s designee) is reasonably able to do so. Each parking permit constitutes a nonexclusive license to park one (1) designated automobile on an unreserved basis in an unreserved parking space in the Parking Facility, as defined below. Any unreserved parking permits in addition to the foregoing Allocated Permits desired by the Tenant will be provided if and to the extent available. If the Tenant obtains additional permits in excess of the Allocated Permits, then the Landlord will have the right to terminate any or all of such additional permits with thirty (30) days written notice to the Tenant if the Landlord needs such additional permits to provide to other tenants, provided that, in such event, Landlord agrees, to the extent it has the right to do so, to terminate the additional parking permits of other tenants in the Building first, prior to terminating Tenant’s additional permits. The Tenant shall pay to the Landlord on a monthly basis the then published monthly parking fee for each unreserved parking permit used in the Parking Facility. The Landlord and the Tenant agree the initial monthly rate shall be $90.00 per month for an unreserved parking permit, subject to annual market adjustments beginning in 2018 but not more than one time per calendar year based on charges for parking in comparable Class A office buildings in the Buckhead submarket of Atlanta, Georgia, provided that Landlord shall not be required to reduce any previously established rates. Landlord will provide Tenant with at least sixty (60) days’ notice of any proposed increase in the parking rates, which notice will contain a copy of a parking survey of comparable first class office buildings in the Buckhead office market obtained by Landlord demonstrating the market rate parking charges as proposed by Landlord. If such survey indicates that the new parking rates to be charged by Landlord are no higher than 95% of the two (2) highest rates charged by the office buildings surveyed by Landlord, then Tenant may not object to the new rate to be charged by Landlord. Otherwise, Tenant will have fifteen (15) business days within which to send written notice to Landlord of its objection thereto, in which event, the parties will work together in good faith for a period of thirty (30) days to resolve such objection.

The Tenant shall have the right to park in the Building’s Parking Facility in common with other tenants of the Building. The Tenant agrees not to overburden the Parking Facility. In addition, Landlord agrees not to overburden the Parking Facility by granting other tenants or parties rights thereto which makes Tenant’s Allocated Permits unavailable. Tenant agrees to cooperate with the Landlord and other tenants in the use of the Parking Facility. The Landlord reserves the right in its reasonable, good faith discretion to determine whether the Parking Facility is becoming overburdened and to allocate and assign parking permits among the Tenant and other tenants, and to reconfigure the parking area and modify the existing ingress to and egress from the parking area, as the Landlord shall deem appropriate, provided, however, Landlord shall have no right to reduce Tenant’s parking permit allocation ratios or Tenant’s reserved parking rights hereunder. The Tenant shall have the right to convert up to ten percent (10%) of the Allocated Permits to reserved parking permits (“Reserved Permits”) in the Parking Facility at the initial cost of $125.00 per Reserved Permit per month, subject to adjustment beginning in 2018 but not more than one time per calendar year (subject to the survey, notice and objection procedure provided above), and in an amount not exceeding rates charged by comparable Class A office buildings in the Buckhead submarket of Atlanta, Georgia, provided that Landlord shall not be required to reduce any previously established rates. The parties agree that the initial Reserved Permits made available to Tenant will be (i) on Level P4 of the Parking Facility in spaces 404, 405, 407, 408, 414, 415, 416, 417, 418, 420, 423, 424, 431, and 432 and (ii) on Level P1 of the Parking Facility specifically in spaces 111 through 129 and spaces 132 through 136 with the balance of the initial Reserved Permits being located on Level P1 in a location agreed to by the parties. Visitor parking in the Parking Facility will be offered at a standard charge to all Building visitors, subject to adjustment, but not more than one (1) time per calendar year in an amount not exceeding those visitor parking rates charged by comparable Class A office buildings in the Buckhead submarket in Atlanta, Georgia. During the Term, Landlord shall maintain a validation process for visitor parking. The current process provides that Tenant may purchase validation vouchers to provide to its visitors. Landlord represents that, as of the date of this Lease, there are currently fifteen (15) visitor parking spaces across the internal Phipp’s Plaza Road from the Building, but which are subject to the terms of that certain Declaration of Easements and Agreement for Development of Phipps Land dated December 15, 1997, as amended. All parking spaces in the Parking Facility (other than the reserved spaces) shall be used in common with other tenants, invitees and visitors of the Building. The Landlord shall have the right to control access to the Parking Facility, remove improperly parked automobiles and require that the designated automobile display decals or other evidence of its right to use the Parking Facility. The Landlord may designate an independent contractor to operate the Parking Facility, by lease or otherwise, which will have the right to exercise the Landlord’s rights hereunder but which operator will not violate the terms of this Paragraph 28, and the Landlord shall have no liability whatsoever for the acts or omissions of such contractor. The Landlord shall have the right, but not the duty, to assign parking spaces to tenants of the Building. Notwithstanding the above, all unreserved and reserved parking permits in the Parking Facility allocated to and used by the Tenant shall be at no charge to the Tenant during the Beneficial Occupancy Period and the Abatement Period.

Choice of Law
29. This Lease shall be governed by the laws of the State in which the Leased Premises are located. Any litigation between the Landlord and the Tenant concerning this Lease shall be initiated in the county in which the Leased Premises are located.

No Estate in Land
30.    This Lease shall not convey any leasehold estate from Landlord to Tenant. Landlord and Tenant hereby agree that this Lease creates only the interest of a usufruct in Tenant which may not be levied upon or assigned without Landlord’s permission.

Time of Essence
31.    Time is of the essence with regard to each provision of this Lease.

Brokers
32.    Crescent Resources, LLC (“Crescent”) has represented the Landlord in this transaction. Cushman & Wakefield of Georgia, Inc. (“Cushman & Wakefield”) has represented the Tenant in this transaction. Both Crescent and Cushman & Wakefield shall be paid a commission by the Landlord in connection with this Lease, under separate agreements. Each party warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Lease other than with the brokers specifically identified above, and each party agrees to indemnify the other party against all costs, expenses, attorneys’ fees or other liability for commissions or other compensation or charges claimed by any broker or agent claiming the same by, through or under such party, other than with the brokers specifically identified above. Upon Landlord’s receipt of written request from Tenant and Cushman & Wakefield (which may be received by Landlord via email notification), a portion of the commission payable by Landlord to Cushman & Wakefield shall be added to the Allowance, as defined in Schedule “F” attached hereto.

Alterations
33. After the Commencement Date, the Tenant will not make or allow to be made any alterations, improvements, or physical additions in or to the Leased Premises (“Alterations”) without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, conditioned or delayed by Landlord where required under this Section 33. All Alterations (whether temporary or permanent in character) made in or upon the Leased Premises by the Landlord or the Tenant shall be the Landlord’s property on termination or expiration of this Lease and shall remain on the Leased Premises without compensation to the Tenant, provided that the Landlord, at its option, may by notice to the Tenant, require the Tenant to remove only “specialty alterations” as defined in Section 13 of Schedule “F” of this Lease, at the Tenant’s cost and to restore the Leased Premises to the condition of the Leased Premises at the Commencement Date, normal wear and tear excepted, so long as the Landlord notifies the Tenant at the time the Landlord approves such specialty alterations or if the Landlord’s approval is not required, at the time the Tenant notifies the Landlord that it is making specialty alterations, that such specialty alterations must be removed at the end of the Term. Landlord will review any proposed Alterations and respond with any changes or comments to the proposed Alterations within ten (10) business days of receipt of specifications of such proposed Alterations and will incorporate in its comments any requirements for the Tenant to remove any specialty alterations and restore the Leased Premises at the end of the Term. The Tenant shall have the right to construct any Alterations with its own contractors, architects and engineers, subject to the Landlord’s reasonable approval. The building engineer is Barrett Woodyard, and the Landlord requests the Tenant utilize the preferred Building engineer for the purpose of preparing MEP drawings. No fee shall be payable to the Landlord for such review, approval, or supervision, except in such case as the Landlord requires a review of such Alterations by a third party professional such as an architect or engineer or any other third party opinion which is reasonably required by the Landlord, in which event Landlord may require Tenant to pay the reasonable fees of such party. All furniture, movable trade fixtures and equipment installed by the Tenant which can be removed from the Leased Premises without damage to the Leased Premises or Building shall be removed by the Tenant at the termination of this Lease or if not removed shall, at the option of the Landlord, become the property of the Landlord. All such installations, removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the Leased Premises or the primary structure or structural qualities of the Building or the plumbing, electrical lines or other utilities. In the event the removal or installation of any such furniture, trade fixtures and equipment does damage the Building or Leased Premises that is not repaired by Tenant within thirty (30) days after notice is given by Landlord to Tenant of the need for such repairs, the Tenant shall promptly reimburse the Landlord for the Landlord’s costs to repair such damage plus an administrative cost recovery fee of ten percent (10%).

In doing any additional work related to the installation or removal of the Tenant’s furnishings, fixtures, or equipment in the Leased Premises or in connection with any Alteration by or on behalf of the Tenant, the Tenant will use only contractors or workers consented to by the Landlord in writing prior to the time such work is commenced. The Landlord may condition its consent upon its receipt from such contractors or workers of acceptable evidence that such contractors have contractor’s liability insurance with at least $3,000,000.00 of coverage ($1,000,000 of coverage for those vendors installing or removing Tenant’s furnishings, fixtures, or equipment in the Leased Premises or performing services having a total project cost of less than $50,000); automobile liability insurance with at least $500,000.00 coverage; and worker’s compensation insurance in the statutory amounts required by the State of Georgia which coverage shall be obtained from carriers reasonably satisfactory to the Landlord. The Landlord shall have the right to periodically review and reasonably modify (but not necessarily reduce) the coverages required hereunder so as to be comparable to those required at other first class buildings in the Buckhead submarket, but not more frequently than once every five (5) years throughout the Lease Term. The Landlord and the Landlord’s property manager or any other party designated by the Landlord shall be named additional insureds on the policies required hereunder. In accordance with Schedule “F” attached hereto, the Tenant shall within twenty (20) days of its receipt of a notice of lien, or from when it otherwise becomes aware of such lien, remove or bond over any lien or claim of lien for material or labor claimed against the Leased Premises, the Building or Property, or both, by such contractors or workers if such claim should arise, and the Tenant shall and does hereby indemnify and hold harmless the Landlord from and against any and all claims, loss, cost, damage, expense or liabilities including, but not limited to, reasonable attorneys’ fees, incurred by the Landlord, as a result of or in any way related to such claims or such liens.

Notwithstanding the foregoing, Tenant will be entitled to perform the following future Alterations without Landlord’s approval as follows: paint, replacement or installation of carpet, covebase and trim, wallcoverings, furniture, furniture systems, cabinets, filing systems, shelving, and computer, audio-visual, and telecommunication systems (including cabling associated therewith to the extent located entirely within the Leased Premises) and relocation or replacement of electrical wall outlets and replacement of light fixtures with Building standard light fixtures or light fixtures previously approved by the Landlord, all within the Leased Premises; however, the Tenant shall notify the Landlord of any work being performed and Tenant and its contractors shall abide by the Building Construction Rules and Regulations which will be provided at the time such Alterations are made.

In addition, Tenant shall have the right to access and regularly use internal fire stairways. Tenant may use the Allowance to carpet, paint and improve the fire-stairways between the Tenant’s floors provided that the floors are wholly occupied by Tenant. The improvements will require Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed by Landlord.

Special Stipulations
34. For additional terms and stipulations of this Lease, see Schedule “G”, attached hereto and by this reference incorporated herein and made a part hereof.

Limited Guaranty
35.Landlord agrees to procure and deliver to Tenant concurrently with the execution and delivery of this Lease by Landlord to Tenant a limited guaranty (the “Limited Guaranty”) from John Hancock Life Insurance Company (U.S.A.) (the “Guarantor”), a wholly-owned subsidiary of Manulife Financial Corporation, pursuant to which Guarantor shall guaranty to Tenant Landlord’s timely payment, as and when due and payable, of Landlord’s Work as defined and described in Section 16 of Schedule “F” to this Lease, the Allowance with respect to the initial Leased Premises, Option Space 1 and Option Space 2 (as such terms are defined in Schedule “G” attached hereto), and Landlord’s proportionate share of the Build Out Costs for the Fitness Facility and the cost of construction of the Café. Upon either (i) payment of the foregoing amounts or (ii) Guarantor’s acquisition of the Building (thereby becoming the Landlord hereunder), the Limited Guaranty will, ipso facto, expire and be of no further force or effect.

Schedules
36. The provisions of the following Schedules attached hereto shall form part of this Lease as if the same were embodied herein:

Schedule “A”    -    Legal Description of Property
Schedule “A-1”    -    Site Plan
Schedule “B”        -    Measurement of Rentable Area
Schedule “B-1” – “B-9”-     Location of Leased Premises
Schedule “C”    -    Taxes Payable by Landlord and Tenant
Schedule “C-1”    -    Actual and Estimated Operating Expenses
Schedule “C-2”    -    Form of Reconciliation Statement
Schedule “D”    -    Services and Costs
Schedule “D-1”        -    Building Standard Specifications
Schedule “D-2”        -    Janitorial/Cleaning Specifications
Schedule “E”    -    Rules and Regulations
Schedule “F”    -    Leasehold Improvements
Schedule “F-1”    -    Construction Rules and Regulations
Schedule “F-2”    -    List of Pre-Approved Sub-Contractors
Schedule “G”    -    Special Stipulations
Schedule “G-1”    -    Stacking Plan
Schedule “G-2”    -    Market Rate
Schedule “G-3”    -    Approximate Locations of Fitness Facility and Café
Schedule “G-4    -    Approximate Location of Emergency Generator
Schedule “G-5    -    Storage Space
Schedule “H”    -    Commencement Date Memorandum
Schedule “I”    -    Locations of the Monument Signage and the Tenant’s
Identification Signage
Schedule “J”        Form of Limited Guaranty

[SIGNATURES COMMENCE ON NEXT PAGE]

IN WITNESS WHEREOF the parties hereto have executed this Agreement under seal. I/We have authority to bind the undersigned entity.

LANDLORD:

PHIPPS TOWER ASSOCIATES, LLC,
a Delaware limited liability company

By:    John Hancock Life Insurance Company (U.S.A.),
a Michigan corporation, its Manager

By: /s/ TERRY L. GILLIAM
Name: Terry L. Gilliam
Title: Managing Director, Southeastern U.S.

TENANT:

THE WILLIAM CARTER COMPANY,
a Massachusetts corporation

By: /s/ RICHARD F. WESTENBERGER
Print Name: Richard F. Westenberger
Title: Executive Vice President & Chief Financial Officer

SCHEDULE “A”

(Legal Description of Property)

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 44 and 45, 17th District, City of Atlanta, Fulton County, Georgia and being more particularly described as follows:

BEGINNING at a 5/8 inch rebar found at the mitered intersection of the northeasterly right-of-way line of Lenox Road (formerly known as Buckhead Loop) (right-of-way varies) with the southeasterly right-of-way line of Phipps Boulevard (right-of-way varies); THENCE North 22 degrees 35 minutes 29 seconds West for a distance of 40.54 feet along the southeasterly mitered right-of-way line of Phipps Boulevard to a Mag Nail found; THENCE North 19 degrees 23 minutes 37 seconds East for a distance of 92.49 feet along the southeasterly right-of-way line of Phipps Boulevard to a Brass Disk found; THENCE along a curve to the right having a radius of 530.46 feet and an arc length of 114.70 feet, being subtended by a chord of North 33 degrees 33 minutes 02 seconds East for a distance of 114.48 feet along said right-of-way line to a Brass Disk found; THENCE North 39 degrees 44 minutes 43 seconds East for a distance of 118.46 feet along said right-of-way line to a point; THENCE along a curve to the left having a radius of 679.12 feet and an arc length of 125.84 feet, being subtended by a chord of North 34 degrees 26 minutes 13 seconds East for a distance of 125.66 feet along said right-of-way line to a Mag Nail found; THENCE leaving the right-of-way line of Phipps Boulevard South 25 degrees 11 minutes 52 seconds East for a distance of 450.82 feet to a 5/8 inch rebar found; THENCE South 34 degrees 53 minutes 00 seconds West for a distance of 204.36 feet to a 5/8 inch rebar found on the northeasterly right-of-way line of Lenox Road; THENCE along a curve to the left having a radius of 1030.58 feet and an arc length of 164.73 feet, being subtended by a chord of North 56 degrees 29 minutes 03 seconds West for a distance of 164.56 feet along the northeasterly right-of-way line of Lenox Road to a point; THENCE along a curve to the left having a radius of 1030.08 feet and an arc length of 177.65 feet, being subtended by a chord of North 66 degrees 47 minutes 55 seconds West for a distance of 177.43 feet along said right-of-way line to a 5/8 inch rebar found, said 5/8 inch rebar being the POINT OF BEGINNING.

Said property contains 2.965 acres or 129,176 square feet.

Together with those easements contained in that certain Declaration of Easements and Agreement for Development of Phipps Land, dated December 15, 1997, recorded in Deed Book 23750, Page 1, Records of the Clerk of the Superior Court of Fulton County, Georgia, as affected by First Modification, dated September 2, 1999, recorded in Deed Book 27533, Page 27, aforesaid records, Assignment and Assumption of Declaration between The Equitable Life Insurance Society of the United States and Crescent Resources, LLC, dated August 1,2003, recorded in Deed Book 35578, Page 373, aforesaid records, and Second Modification, dated August 1,2003, recorded in Deed Book 35578, Page 379, aforesaid records.

All as more particularly shown on that certain ALTA/ACSM Land Title Survey for Crescent Resources, LLC, Phipps Tower Associates, LLC, Manulife’s JV Member, John Hancock Life Insurance Company (U.S.A.) and its affiliates, Regions Bank and First American Title Insurance Company prepared by Don Marlow, G.R.L.S. # 2069, of Urban Engineers, Inc. dated July 18, 2003 and last revised February 5, 2008.

Property Name: Phipps Tower

A - 1

SCHEDULE “A-1”

(Site Plan)

PHIPPS BLVD.
LENOX ROAD
RAMP DOWN
PHIPPS TOWER
CRESCENT RESOURCES
LLC
LITTLE

A1 - 1

SCHEDULE “B”

(Measurement of Rentable Area)

The usable area of the Leased Premises shall be calculated in accordance with the Method B (Single Load Factor Method) standard of measurement as described in the Standard Methods of Measurement and Calculating Rentable Area (2010), as promulgated by the Building Owners and Managers Association (BOMA) International.

Landlord’s architect will measure the Leased Premises based on Tenant’s approved plans and Landlord will provide to the Tenant for the Tenant’s review and approval a proposed calculation of the useable and rentable square footage of the Leased Premises. Tenant shall have the right to have Tenant’s architect review and approve or disapprove such calculation. Any difference between the calculations of the two (2) architects will be resolved by such architects, subject to Landlord’s and Tenant’s final review and approval.

For the avoidance of doubt, the parties acknowledge and agree that the Fitness Facility will not be included as common area of the Building for purposes of the foregoing measurements.

Property Name: Phipps Tower

B - 1

SCHEDULES “B1” – “B9”

(Location of Leased Premises cross-hatched)

This Schedule is for identification purposes only and is not to be interpreted as being a representation or warranty on the part of the Landlord as to the exact location, area, configuration and layout.

SUITE 500

PHIPPS TOWER

Atlanta, Georgia

Suite 500
24,132 USF
26,093 RSF
L1
L2
L3
L4
H1
H2
H3
H4

B1 - 1

SUITE 600

PHIPPS TOWER

Atlanta, Georgia

Suite 600
24,132 USF
26,093 RSF

B1 - 2

SUITE 700

PHIPPS TOWER

Atlanta, Georgia

Suite 700
24,132 USF
26,093 RSF

B1 - 3

SUITE 1050

PHIPPS TOWER

Atlanta, Georgia

BUILDING CORRIDOR
ELEVATOR LOBBY
ELECTRICAL
TELEPHONE
SERVICE ELEVATOR
L1
L2
L3
L4
H1
H2
H3
H4
MECHANICAL

Available Space

0 4 8 16

10th Floor - Suite 1050

11,102 RSF

B1 - 4

SUITE 1600

PHIPPS TOWER

Atlanta, Georgia

Suite 1600
24,418 USF
26,793 RSF

B1 - 5

SUITE 1700

PHIPPS TOWER

Atlanta, Georgia

Suite 1700
24,418 USF
26,793 RSF

B1 - 6

SUITE 1800

PHIPPS TOWER

Atlanta, Georgia

Suite 1800
24,418 USF
26,793 RSF

B1 - 7

SUITE 1900

PHIPPS TOWER

Atlanta, Georgia

Suite 1900
24,418 USF
26,793 RSF

B1 - 8

SUITE 2000

PHIPPS TOWER

Atlanta, Georgia

Suite 2000
23,740 USF
26,177 RSF
H1
H2
H3
H4

B1 - 9

SCHEDULE “C”

Taxes Payable by Landlord and Tenant

Tenant’s Taxes

1.(a)
The Tenant covenants to pay all Tenant’s Taxes, as and when the same become due and payable. Where any Tenant’s Taxes are payable by the Landlord to the relevant taxing authorities, the Tenant covenants to pay the amount thereof to the Landlord within thirty (30) days of Landlord providing to Tenant an invoice for such Tenant’s Taxes, but not sooner than thirty (30) days prior to the due date for payment to the relevant taxing authorities.

(b)    The Tenant covenants to pay the Landlord the Tenant’s Proportionate Share of the amount of the Landlord’s Taxes in each Fiscal Period.

(c)
The Tenant covenants to pay to the Landlord the Tenant’s Proportionate Share of the reasonable costs and expenses (including legal and other professional fees and interest and penalties on deferred payments) incurred in good faith by the Landlord in contesting, resisting or appealing any of the Taxes.

Landlord’s Taxes

(d)
The Landlord covenants to pay on or before the due dates for payment without penalty or interest all of Landlord’s Taxes. The Landlord may reasonably appeal any official assessment or the amount of any Taxes or other taxes based on such assessment and relating to the Property. In connection with any such appeal, the Landlord may defer payment of any Taxes or other taxes, as the case may be, payable by it to the extent permitted by law, and the Tenant shall co-operate with the Landlord and provide the Landlord with all relevant information reasonably required by the Landlord in connection with any such appeal.

Separate Allocation

(e)
In the event that the Landlord is unable to obtain from the taxing authorities any separate allocation of Landlord’s Taxes, Tenant’s Taxes or assessment as required by the Landlord to make calculations of Additional Rent under this Lease, such allocation shall be made by the Landlord acting reasonably, on a uniform basis with respect to this Lease and all other leases of office space within the Building and in accordance with Tenant’s Proportionate Share.

Information

(f)
Whenever requested by the Landlord, the Tenant shall deliver to Landlord copies of Tenant’s receipts for payment of all the Tenant’s Taxes and furnish such other information in connection therewith as the Landlord may reasonably require.

Definition

2.	In this Lease:
(a)    “Landlord’s Taxes” shall mean the aggregate of all Taxes attributable to the Property, taking into account any tax abatements applicable to the Building, the Rent or the Landlord in respect thereof and including, any amounts imposed, assessed, levied or charged in substitution for or in lieu of any such Taxes, but excluding such taxes as capital gains taxes, corporate income, profit or excess profit taxes, and transfer or intangibles taxes, to the extent such taxes are not levied in lieu of any of the foregoing against the Property or the Landlord in respect thereof;

(b)    “Taxes” shall mean all taxes, rates, duties, levies, fees, charges, local improvement rates, capital taxes, rental taxes and assessments whatsoever including fees, rents, and levies for air rights and encroachments on or over municipal property imposed, assessed, levied or charged by any school, municipal, regional, state, provincial, federal, parliamentary or other body, corporation, authority, agency or commission provided that “Taxes” shall not include any special utility, levies, fees or charges imposed, assessed, levied or charged which are directly associated with initial construction of the Property;

(c)
“Tenant’s Taxes” shall mean all Taxes (whether imposed upon the Landlord or the Tenant) actually assessed and attributable to the personal property, trade fixtures, business, income, occupancy or sales of the Tenant or any other occupant of the Leased Premises by, through or under Tenant during the Lease Term, and to any Leasehold Improvements or fixtures installed by or on behalf of the Tenant within the Leased Premises, and to the use by the Tenant of any of the Property; and

(d)
“Tenant’s Proportionate Share” shall be determined by dividing the Rentable Area of the Leased Premises by the Rentable Area of the Building and shall be subject to adjustment as reasonably determined by the Landlord and notified to the Tenant in writing for physical increases or decreases in the total Rentable Area of the Building provided that total Rentable Area of the Building and the Rentable Area of the Leased Premises shall exclude areas designated (whether or not rented) for parking and for tenant storage. Notwithstanding the foregoing, the parties acknowledge that, pursuant to Special Stipulation No. IX of Schedule “G” attached hereto, 4,000 square feet of Rentable Area of the Fitness Facility is to be included in the calculation of the common area square footage solely for the purposes of the calculation of Tenant’s Proportionate Share of Operating Expenses and Tenant will not pay any Basic Rent attributable to this portion of the Fitness Facility. However, while the Rentable Area of the Building of 481,703 square feet (as of the date hereof) included the 4,000 square feet of Rentable Area of the Fitness Facility, such square footage was not proportionately allocated to Tenant in its Rentable Area and therefore, without adjusting Tenant’s Proportionate Share (or the Rentable Area of the Building), Operating Expenses attributable to the Fitness Facility will not be recovered. Therefore, Tenant’s Proportionate Share will be increased by Tenant’s Proportionate Share of the Fitness Facility as follows (but solely for the purpose calculating Tenant’s Proportionate Share of Operating Expenses):

Tenant’s Proportionate Share = 222,730 ÷ 481,703 = 46.238%.
Fitness Facility Proportionate Share of the Building = 4,000 ÷ 481,703 = .0083.
Tenant’s Proportionate Share plus its Proportionate Share of the Fitness Facility =
.0083 x 46.238% = .0038 + .46238 = .46618 (i.e., 46.618%).

(e)
The Landlord covenants and agrees that the current abatement and/or reduction of the Taxes, as outlined below, shall be passed through to the Tenant according to Tenant’s Proportionate Share of the abated and/or reduced Taxes. Landlord agrees that if Tenant is able to extend or enlarge such real estate tax abatement which is attributable and/or applicable solely to Tenant, then any increase in the amount or duration of such abatement shall pass through solely for the benefit of Tenant if and to the extent permitted by applicable laws and provided that Tenant may not take any actions which will negatively impact the existing program through its current expiration.

According to a memorandum of agreement between Landlord and the Development Authority of Fulton County, the Fulton County Taxes for the Building will be abated commencing with the first tax year following the date the Building receives its certificate of occupancy in an amount equal to fifty percent (50%) of the Tax bill and thereafter such abatement will decrease by five percent (5%) per tax year for an additional ten (10) years, at which time, all Taxes will be fully assessed against the Building. The “applicable percentage” of which is owed in each year during this ten (10)-year period will be as follows:

First Year 50%        (2011)
Second Year 55%    (2012)
Third Year 60%    (2013)
Fourth Year 65%    (2014)
Fifth Year 70%        (2015)
Sixth Year 75%        (2016)
Seventh Year 80%    (2017)
Eighth Year 85%    (2018)
Ninth Year 90%    (2019)
Tenth Year 95%    (2020)

SCHEDULE “C-1”

C -1 - 1

SCHEDULE “C-2”

Form of Reconciliation Statement

Phipps Tower 2012 Operating Expense Reconciliation

Tenant Name	Lease Number:
Address

Prepared: March 1, 2013

2012 Controllable Expenses
Repairs		$ -
Cleaning		$ -
Service Contracts		$ -
Management Cost		$ -
Other Expense		$ -
Payroll & Benefits		$ -
		Total 2012 Controllable Expenses:	$0.00

Expense Cap Calculation
2011 Controllable Expenses Cap	$ -
Cap (per lease)	105%
Expense Cap	$ -

	Cap Adjustment (Controllable Expense less Cap amount)	$0.00

2012 Non-Controllable Expenses
Snow Removal		$ -
Security		$ -
Utilities		$ -
Insurance		$ -
$0.00
Taxes
2012 Real Estate Taxes (includes adjustment for tax abatement)			$0.00

		Total 2012 Taxes & Operating Expenses:	$0.00

C -2 - 1

	Tenant Pro-rata Share (Office):	0.00%
	Tenant Pro-rata Share (Fitness):	0.00%
	Less 2013 Payments:	$0.00
	Total Operating Expenses Due or (Credit):	$0.00

Note: In the event of a variance between this schedule and the Lease, the Lease will govern.

Payment Address:
Manulife Financial
Dept. A
P.O. Box 5147
Buffalo, NY 14240-5147
*To expedite processing of your rent check, please reference tenant account # on check, which is listed in the upper right corner of schedule.

C -2 - 2

SCHEDULE “D”

Services and Costs

Interior Climate
Control

1.	The Landlord covenants with the Tenant:

(a)
To provide heating, ventilation and air-conditioning (HVAC) to the Leased Premises in season as required for Tenant’s comfort, use and occupancy with effective performance at the Building’s specifications, subject to governmental regulations during the hours from 7:00 a.m. to 6:00 p.m. from Monday to Friday and between 8:00 a.m. and 1:00 p.m. on Saturdays, inclusive, with the exception of Holidays, as defined below, and Sundays (the “Normal Building Hours”), such conditions to be maintained by means of a system for heating and cooling, filtering and circulating air. Such service at night and on Saturday afternoons, Sundays and Holidays or at any other time beyond normal hours of operation, shall be furnished only at the written request of Tenant. Overtime HVAC shall be charged on an hourly basis per floor at the Landlord’s reasonable estimate of costs, which is currently estimated to be $31.00 per hour per floor. Such overtime HVAC charge shall be invoiced monthly, in arrears, and shall be due and payable within thirty (30) days after receipt of invoice by Tenant, and may be adjusted annually by the Landlord beginning in 2015 and shall be uniformly applicable in the Building. Landlord shall have no responsibility for any inadequacy of performance of the said system if the occupancy of the Leased Premises or the electrical power or other energy consumed on the Leased Premises for all purposes exceeds reasonable amounts as determined by the Landlord or the Tenant installs partitions or other installations in locations which interfere with the proper operation of the system of interior climate control. As used in this Lease, “Holidays” shall mean the date of observation of New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

Janitor
Service

(b)
To provide janitor and cleaning services to the Leased Premises, including exterior windows, and to common areas of the Building consisting of reasonable services in accordance with the Market Standards [i.e., five (5) days per week (excluding Holidays)] and otherwise in accordance with the cleaning specifications attached hereto as Schedule “D-2”. Further, upon Tenant’s occupancy of the Leased Premises, Landlord will institute a recycling program for the Building.

Elevators,
Lobbies, etc.

(c)	To keep available the following facilities for use by the Tenant and its employees and invitees in common with other persons entitled thereto in accordance with the Market Standards:
(i)passenger and freight elevator service to each floor upon which the Leased Premises are located and provided that the Landlord may prescribe the hours during which and the reasonable procedures under which freight elevator service shall be available and may limit the number of elevators providing service outside of Normal Building Hours and shall be entitled to shut down one or more of such elevators from time to time for maintenance, repair, emergencies, and the like. The freight elevator is locked 24 hours per day, 7 days per week and can only be accessed via access card. Further, the Building and passenger elevators are unlocked between the hours of 7:00 a.m. and 6:00 p.m., Monday through Friday. All other times, the Building and elevators are access controlled and Tenant may gain access via an access card issued by the Property Management office. Single tenant fully occupied floors have the option of controlling elevator access during its business hours;

(ii)common entrances, lobbies, stairways and corridors giving access to the Building and the Leased Premises, including such other areas from time to time which may be provided by the Landlord for common use and enjoyment within the Property;
(iii)the washrooms containing fully operational fixtures and with hot and cold running water which are standard to the Building, provided that the Landlord and the Tenant acknowledge that where an entire floor is leased to the Tenant or some other tenant the Tenant or such other tenant, as the case may be, may exclude others from the washrooms thereon;
(iv)Tenant shall have access to the Leased Premises twenty-four (24) hours a day, seven (7) days a week, three hundred sixty-five (365) days a year, subject to Landlord’s right to close the Building in an emergency or casualty; and
(v)Landlord shall maintain the Building and provide all of those services normally associated with comparable Class A office buildings in the Buckhead submarket, including, but not limited to, those services as set forth in this Lease.

Electricity

2.
(a)    The Landlord covenants with the Tenant and the Tenant agrees and understands that the Landlord shall have the sole right to furnish electricity to the Leased Premises for normal office use for lighting and for office equipment capable of operating from the circuits available to the Leased Premises and standard to the Building. The Landlord shall furnish electricity twenty-four (24) hours per day, seven (7) days per week, subject to governmental regulations. During the Term, Landlord will have the right to install a meter (the “Meter”), at its sole cost and expense, to determine the amount of electric demand and consumption which the Tenant is utilizing. If installed, then at Landlord’s option, it will either (i) measure Tenant’s total monthly use based on such Meter and Tenant shall pay for its use of such metered electricity as Additional Rent hereunder within thirty (30) days of receipt of an invoice therefore, or (ii) measure the amount of electricity consumed on the Leased Premises in excess of electricity required by the Tenant for normal office use based on such Meter and pay Landlord for the actual cost of any such excess electricity within thirty (30) days of receipt of an invoice from Landlord for the same, but not more frequently than monthly. The foregoing costs will be in addition to Tenant’s obligation to pay Tenant’s Proportionate Share of the cost of electricity consumed in the common areas as an Operating Cost.

(b)
The amount of electricity consumed on the Leased Premises in excess of electricity required by the Tenant for normal office use shall be as determined by the Landlord acting reasonably or by a sub metering device for energy allocation purposes to be installed by the Tenant at the Tenant’s expense. The Tenant shall pay the Landlord for any such excess electricity within thirty (30) days after receipt of an invoice for same, but not more frequently than monthly. The parties agree that, for purposes of determining whether Tenant is using excess electrical service, Tenant has the right to use the electrical facilities within its Leased Premises (as described under the heading “Electrical” on Schedule “D-1” hereto), during the hours of 7:00 a.m. – 8:00 p.m. Monday through Friday and 9:00 a.m. – 3:00 p.m. on Saturdays, on a fully-connected load basis, as “normal office use”, meaning that it is estimated that the majority (i.e., 90% or more) of Tenant’s use of electrical facilities on such basis occurs during such hours. Notwithstanding the foregoing, Landlord will not have any obligation to continuously operate the Building standard HVAC systems after Normal Building Hours, subject to the other provisions of this Lease (i.e., Tenant’s right to request after-hours HVAC service).

3.The Landlord shall maintain and keep in repair the facilities required for the provision of the interior climate control, elevator (if installed in the Building) and other services referred to in sub-paragraph (a) and (c) of paragraph 1 and sub-paragraph (a) of paragraph 2 of this Schedule in accordance with the Market

Standard but reserves the right to stop the use of any of these facilities and the supply of the corresponding services when necessary by reason of accident or breakdown or during the making of repairs, alterations or improvements, in the reasonable judgment of the Landlord necessary or desirable to be made, until the repairs, alterations or improvements shall have been completed to the satisfaction of the Landlord.

4.The Tenant shall have the right, at the Tenant’s sole cost and expense, to install two (2) four (4) inch conduits in the base building riser closet in the Building for the Tenant’s exclusive use free of charge for the Term of the Lease and any renewals thereof.

Additional
Services

5.
(a)    The Landlord may (but shall not be obliged) on request of the Tenant supply services or materials to the Leased Premises and the Property which are not provided for under this Lease and which are used by the Tenant (the “Additional Services”) including, without limitation,

(i)replacement of non-standard tubes and ballasts;
(ii)carpet shampooing;
(iii)window covering cleaning;
(iv)locksmithing;
(v)removal of bulk garbage;
(vi)picture hanging; and
(vii)special security arrangement.

Payment for Additional Services at a reasonable market rate shall be made by the Tenant within thirty (30) days after receipt of an invoice for the same from Landlord.

(b)
When Additional Services are supplied or furnished by the Landlord, accounts therefor shall be rendered by the Landlord in writing in reasonable detail and shall be payable by the Tenant to the Landlord within thirty (30) days after being so rendered. In the event the Landlord shall elect not to supply or furnish Additional Services, only persons with prior written approval by the Landlord (which approval shall not be unreasonably withheld) shall be permitted by the Landlord or the Tenant to supply or furnish Additional Services to the Tenant and the supplying and furnishing shall be subject to the reasonable rules fixed by the Landlord with which the Tenant undertakes to cause compliance and to comply.

(c)
Notwithstanding anything in the Lease to the contrary, the Landlord, at its expense, shall install and monitor camera surveillance along the covered access area to Phipps Plaza Mall within the Parking Facility, but not within the Phipps Plaza Mall parking facilities. Security for the Building and Property may be adjusted from time to time.

Building Security

6.
(a)    Twenty-four (24) hour security will be provided for the Building, with at least one (1) security officer stationed at the main Building lobby as well as a roving security officer twenty-four (24) hours per day. There is a dedicated roving security officer in the Parking Facility Monday through Friday between the hours of 10 a.m. and 6 p.m., and a dedicated security officer located at the loading dock Monday through Friday, between the hours of 7 a.m. and 3 p.m.

(b)	Emergency phones are located strategically throughout the Parking Facility.

(c)	Upon request after Normal Building Hours, a security officer is available to escort Tenant’s employees to their cars.

(d)
Currently there are security cameras located throughout the Property providing forty (40) different camera views, focused primarily on elevators and entrances. Landlord shall have the right to make such changes in the nature of all security services being provided as are appropriate given the nature of the Building and its surroundings in accordance with the Market Standard based on changes and enhancements in technology, etc.

Operating
Charges Payable

7.	(a) The Tenant covenants to pay to the Landlord the Tenant’s Proportionate Share of the amount of the Operating Costs in each Fiscal Period;

(b)
Subject to the other terms and conditions of this Lease, the Landlord shall not be responsible during the Term for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Leased Premises and the Tenant shall pay all charges, impositions, costs and expenses of every nature and kind relating to the Leased Premises and the amounts included as Additional Rent whether or not specifically provided for herein and the Tenant covenants with the Landlord accordingly;

(c)
In this Lease “Operating Costs” shall include all costs accrued by Landlord during each Fiscal Period in discharging its obligations under this Lease in connection with the maintenance, operation, administration and management of the Property including without limitation:

(i)cost of heating, ventilating and air-conditioning;
(ii)cost of water and sewer charges;
(iii)cost of electricity, fuel or other form of energy which are not separately metered and recovered or paid by tenants;
(iv)costs of insurance carried by the Landlord pursuant to Paragraph 9(a) of this Lease and cost of any deductible amount (not to exceed $50,000 in any one instance) paid by the Landlord in connection with each claim made by the Landlord under such insurance;
(v)subject to Section 7(d)(xxvii) below, cost of the Building office expenses, including telephone, rent (based on the average rent in the Building for office rents for premises located in the same elevator bank), stationery and supplies;
(vi)costs of all elevator and escalator (if installed in the Building) maintenance and operation;
(vii)costs of operating staff, management staff and other personnel, including salaries, wages, and fringe benefits;
(viii)cost of providing security and costs of repair, maintenance and replacement of communications, fire and life safety systems serving the Property;
(ix)cost of providing janitorial services, window cleaning, garbage and snow removal and pest control;
(x)cost of supplies and materials;
(xi)cost of decoration of common areas;
(xii)cost of landscaping;
(xiii)cost of maintenance and operation of the Parking Facilities and costs of operating, maintaining, repairing and replacing (subject to subparagraphs (xv) and (xvi) below) all pedestrian and vehicular entrances and exits, passageways, driveways, tunnels, subway connections and delivery and holding areas located upon the Property;
(xiv)cost of consulting, and professional fees including expenses;
(xv)cost of replacements, additions and modifications, whether capital or non-capital, costing less than $5,000, and cost of repair;

(xvi)costs in respect of each Major Expenditure (as hereinafter defined) as amortized over the period of the Landlord’s reasonable estimate of the economic life of the Major Expenditure, but not to exceed fifteen (15) years, using equal monthly installments of principal and interest at eight percent (8%) per annum compounded annually. For the purpose hereof “Major Expenditure” shall mean and be limited to any expenditure incurred after the date of substantial completion of the Building for replacement of machinery, equipment, building elements, systems or facilities forming a part of or used in connection with the Property or for modifications, upgrades or additions to the Property, and (A) which are reasonably incurred to have the effect of reducing or limiting Operating Costs, or (B) which are required by new governmental laws or changes in existing governmental laws after the Commencement Date, or (C) are made for the purpose of enhancing or upgrading the security for the Building; and
(xvii)management fees for general operation and management of the Property, which service may be provided by an affiliated company or subsidiary of Landlord, not to exceed three percent (3%) of the actual gross rentals for the Building (or the gross rentals that Landlord would receive were the tenants paying full rent [i.e., disregarding the effect of any abated or free rent concessions and based on a gross rental for any unleased space equal to the average gross rents in the Building for the year in question]).

(d)	Without limitation, in this Lease there shall be excluded from Operating Costs the following:

(i)costs of original construction (as distinguished from maintenance and repair) of the Building, or costs attributable to the correction of any items which, in the reasonable opinion of a qualified, experienced professional in the applicable field (e.g. a structural engineer for an alleged structural defect or a mechanical engineer for an alleged HVAC system defect), are being incurred solely or primarily as a result of defects in the original construction of the Building;

(ii)(1) principal and/or interest payments on, or closing or other costs relating to, any financing for the Building or any part thereof, or in respect of any debt of Landlord, whether or not secured by a lien on or an interest in the Building or any part thereof; (2) rentals under any ground or other underlying lease; or (3) costs incurred in connection with the sale, selling or change in ownership of any interest in Landlord or of the Building or any part thereof, provided that the foregoing (3) shall not be deemed to preclude an increase in ad valorem taxes based on a sale of the Building;

(iii)costs for performing any work or furnishing any service or supplies to or for tenants in the Building which Landlord is entitled to be reimbursed by tenants (or Tenant) except by payment of a Tenant’s Proportionate Share of Operating Costs (or like reimbursement method), including, without limitation, costs of utilities furnished and metered directly to tenants of the Building or any portion thereof or for which Landlord is reimbursed by tenants as additional rental over and above any such tenant’s basic rent or pass-through of Operating Costs;

(iv)any cost or expense of furnishing services to retail space (other than Building amenities) located in the project [except if and to the extent the tenant of such retail space pays its proportionate share of Operating Costs (or like reimbursement method)];

(v)the costs of the acquisition or leasing of any artwork in excess of $10,000.00 in the aggregate in any calendar year (provided that the costs of maintaining, insuring and securing same may be included in Operating Costs);

(vi)costs attributable to obtaining or retaining tenants, or for pursuing remedies against tenants due to defaults under such tenants’ leases, including, without limitation, advertising expenses, improvement allowances and/or costs, costs of permits, licenses and inspections, brokerage commissions, moving expenses, architectural fees, lease assumption and/or lease cancellation costs, attorneys’ fees and costs, disbursements and other expenses incurred in negotiating, preparing or executing leases or other occupancy agreements, or modifications, amendments or terminations thereof;

(vii)costs (including, without limitation, legal costs), expenses and damages of any kind arising out of or in connection with: (1) resolving disputes with other tenants or occupants, or other prospective tenants or occupants; (2) interpreting leases or other occupancy agreements; (3) reviewing, approving or taking other actions in connection with the sublease or assignment of tenant leases or other occupancy agreements; (4) collecting rents under or otherwise enforcing leases or other occupancy agreements; (5) any action against or by a present or former tenant or occupant under a lease or other occupancy agreement, including, without limitation, dispossessory, eviction, distraint, levy or collection actions; (6) interpreting or enforcing any mortgage or ground lease affecting the project; (7) disputes or actions related to any mortgage or ground lease; or (8) negotiations or disputes with employees, consultants, management agents, leasing agents, or purchasers;

(viii)advertising, marketing or promotional expenditures associated with leasing space within the Building;

(ix)except for costs reimbursed to Landlord by payment of a proportionate share of Operating Costs (or like reimbursement method), costs that: (1) are actually reimbursed to Landlord by insurance, indemnification, warranty or other third parties; or (2) should have been covered by insurance but which are not covered because Landlord failed to comply with the insurance requirements imposed on it under the terms of this Lease;

(x)late fees, penalties, interest charges, legal fees, costs of litigation, or other similar costs incurred by Landlord resulting from Landlord’s failure to pay any taxes or expenses as and when due, unless such costs are a direct result from Tenant’s failure to pay its rental obligations as and when due under this Lease;

(xi)costs and expenses of special services rendered to particular tenants of the Building or any portion thereof or that exclusively benefit another tenant or tenants of the Building or any portion thereof (other than designated Building common areas), including, without limitation, costs of tenant installations, decorating expenses, redecorating expenses or constructing improvements or alterations to any tenant space, and the cost of any after-hours HVAC service, excess electrical service, janitorial cleaning service or security or other services provided to other tenants for which a separate charge is or can be made to such tenants;

(xii)wages, salaries and fringe benefits of executive officers such as president, CEO, CFO, and the like, except as directly related to the operation and management of the Building, regardless of the title of such person, who oversees property operations (e.g., the “Property Director”, as currently in effect for the Buildings is not excluded hereby);

(xiii)costs, fines and penalties incurred to the extent due to violations by Landlord of applicable Laws;

(xiv)any amount paid by Landlord (1) to monitor, test or remediate with respect to any existing environmental conditions, or (2) to remediate or monitor any substance released, used or disposed of by Landlord, its agents, employees or contractors or by any other tenants of the Building, which, at the time of such release, use or disposal, was a hazardous or toxic substance (which shall be deemed to include asbestos) as defined by the then existing applicable Laws and was released, used or disposed of by Landlord, its agents, employees or contractors or by any other tenants of the Building, in violation of such then existing applicable Laws;

(xv)depreciation, amortization or other non-cash items (except as permitted herein) and bad debt losses and rent losses;

(xvi)    costs of installing any specialty service such as a dining club, cafeteria, observatory, broadcasting facility, retail store, sundry shop, newsstand or concession in the Building;

(xvii)    accounting fees, other than those (including audit fees) incurred in connection with the operation of the Property and the preparation of statements required pursuant to the provisions of this Lease or similar provisions in other leases of space in the Property;

(xviii)    costs incurred in repairing and restoring the Building after a casualty (except to the extent of a commercially reasonable deductible) or after a condemnation;

(ixx)    costs associated with the operation of the business of the entity which constitutes “Landlord” (except for costs directly relating to the operation, management, maintenance, repair and security of the Property), including, but not limited to, Landlord’s or Landlord’s managing agent’s general corporate overhead and general administrative expenses (e.g., placement/recruiting fees for employees, risk management costs, corporate accounting, health/sports club dues, employee parking and transportation charges, tickets to special events and bank charges);

(xx)    costs of any property insurance covering any non-Building standard leasehold improvements required to be insured by tenants in the Building, or covering other alterations or improvements or personal property of tenants of the Property;

(xxi)    any costs or expenses incurred in compliance with new or revised Laws enacted after the Commencement Date, requiring modification only to particular tenant spaces in the Property as a result of such tenants’ unique or particular use, but Landlord shall be entitled to include, only to the extent allowed under subsection (iii) costs or expenses incurred in compliance with new or revised Laws enacted after the Commencement Date;

(xxii)    any expenses for repairs or maintenance which are covered by warranties and service contracts, but only to the extent such maintenance and repairs are made at no cost to Landlord;

(xxiii)    the cost of overtime or other increased expenses to Landlord that would not have been incurred but for Landlord’s failure to perform its obligations under this Lease;

(xxiv)    any amounts payable by Landlord by way of indemnity or for damages or which constitute a fine or penalty;

(xxv)    charitable and political contributions of Landlord;

(xxvi)    costs of additional insurance premiums for the Property or any portion thereof due to any tenant’s specific operations within such tenant’s premises (as opposed to the use of office space in general);

(xxvii)    rent for any on-site or off-site offices of Landlord, other than reasonable rent for a management office which shall be no larger than 3,000 rentable square feet in size;

(xxviii)    cost for reserves of any kind;

(xxix)    costs of fabricating and installing signs in or on the Property or any part thereof identifying any tenant of the Property, or identifying the owners, managers or leasing agents of the Property or any part thereof, but maintenance costs and utility costs for signs may be included;

(xxx)    costs and expenses incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating any vacant leasable space in the Property (including, without limitation, costs of permits, licenses and inspections);

(xxxi)    costs arising during the contractual warranty period and relating to construction defects in the base, shell or core of the Building, or in any other improvements installed by Landlord;

(xxxii)    costs of any “tap fees” or any sewer or water connection fees for the benefit of any particular tenant of the Property;

(xxxiii)    any flowers, gifts and balloons provided to any entity whatsoever, including, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents;

(xxxiv)    the cost of any “tenant relations” parties, events or promotions not consented to in writing by an authorized representative of Tenant;

(xxxv)    any “in-house” legal or accounting fees;

(xxxvi)    franchise, income, transfer, inheritance, capital stock taxes or taxes imposed upon or measured by the income of the Landlord, but the foregoing will not preclude including business license fees in Operating Costs;

(xxxvii)    capital improvements or replacements except to the extent specifically permitted under Sections 7(c)(xv) and (xvi) above;

(xxxviii)    unrecovered expenses resulting directly from the gross negligence of the Landlord, its agents, or employees;

(xxxix)    any cost remedying any non-compliance with the Americans With Disability Act of 1990 and in effect as of the Effective Date or any cost of remedying any non-compliance with environmental or other laws in effect as of the Effective Date; and

(xl)    any cost for services rendered or work performed by a party directly or indirectly affiliated with Landlord or the Building’s managing agent, to the extent that such costs exceed market rates for comparable services rendered on a negotiated, arm’s-length basis in the absence of such affiliation.

8.    In calculating Operating Costs for any Fiscal Period, if less than one hundred percent (100%) of the Building is occupied by tenants, then the amount of such Operating Costs that vary with occupancy shall be “grossed up” to reflect one hundred percent (100%) fully occupied and assessed Building during such entire period. Such “gross up” shall be determined in accordance with the Market Standard.

9.    In this Lease, “Tenant’s Proportionate Share” shall have the meaning as set forth in Schedule “C”.

10. The current Building Standard specifications for the Building are attached hereto as Schedule “D-1”.

SCHEDULE “D-1”

Building Standard Specifications

DESCRIPTION
Located in the most prestigious location in the Southeast, Phipps Tower is nestled into the Buckhead Community at the intersection of Lenox Road and Phipps Boulevard. Rising gracefully above Phipps Plaza Mall, this twenty-four story, LEED Certified glass tower echoes proportions from past projects while infusing a contemporary edge unmatched in its simplicity and elegance. At the base of the south spire, the Plaza invites guests and tenants alike to gather for events, socials, or just a bite to eat. The all glass lobby curtain wall blurs the line of distinction between inside and out. Softly curving light marble side walls frame the gently pillowed figured wood veneer back wall; all richly enhanced by subtle sophisticated lighting above.

RENTABLE SQUARE FEET	481,703 rentable square feet.

AVERAGE FLOOR SIZE	26,500 rentable square feet.

EXTERIOR SKIN	Custom curtainwall with 1” high performance insulated glazing accented at the main entry with granite and aluminum columns

INTERIOR LOBBY
Polished “Crema Marfil” marble floors and side walls in a custom stitched pattern are accented by stainless steel bands and frame the ‘Etimoe’, quarter-sliced, figured wood veneer back wall panels. The elevator portals are carved out of the same wood veneer wall panels with stainless steel and marble accents which create a strong sense of entry.

The ceiling height in the main lobby is approximately 22’ – 6”.

COMMON AREA /

CORRIDORS	Floor: Carpet – Tandus, Collins and Aikman – “Balsa wood”

Walls: Wolf Gordon – EarthSafe – “Europa Amsterdam”
Base: Rubber base – 4” high, “light brown”

Ceiling: 2’ x 2’ Smooth Acoustic Panel Tile

Door Frames: Painted Hollow Metal.

FIRST FLOOR

ELEVATOR LOBBY	Floor: Polished “Crema Marfil”

Walls: Polished “Crema Marfil” with stainless steel accents.

Ceiling: Stainless steel with backlit sides.

Elevator: Satin stainless steel frames & doors.

SECOND THRU

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TWENTIETH FLOOR

ELEVATOR LOBBIES	Floor: Combination of stone borders with accent carpet insets.

Walls: Painted gypsum walls with wood veneer entry portals.

Base: Polished “Crema Marfil”.

Ceiling: Painted gypsum board and smooth acoustic tile inserts.

Elevator: Satin stainless steel frames & doors.

ELEVATORS
Quantity: Three (3) gearless Passenger elevators, with a 3,500 lb capacity, speed = 200 FPM which carry tenants from the parking levels into the main lobby. Two sets of four elevators are split between the low rise floor and the high rise floors. The four (4) low rise gearless Passenger elevators have a 3,500 lb capacity, speed = 1000 FPM. The four (4) high rise gearless Passenger elevators are also 3,500 lb capacity with a speed of 800 FPM. One 4500 lb service car serves all office tower floors from the P3 service level in the deck.

Finishes: Stone and wood to match lobby finishes.

MEN’S RESTROOMS	Floor: Field consists of a blend of unpolished Byzantine Gold porcelain tile at various proportions.

Wet Walls: Unpolished Byzantine Gold porcelain tile.

Wall covering: Wolf Gordon – EarthSafe – “Europa Newcastle”

Counter: Polished Labrador Antique granite slab.

Partitions: Plastic laminate – Formica – “brushed stainless steel”.

Ceiling: Painted gypsum board and smooth acoustic tile inserts.

WOMEN’S RESTROOMS	Floor: Field consists of a blend of unpolished Byzantine Gold porcelain tile at various proportions.

Wet Walls: Unpolished Byzantine Gold porcelain tile.

Wall covering: Wolf Gordon – Earth safe – “Europa Newcastle”

Counter: Polished Labrador Antique granite slab.
Partitions: Plastic laminate – Formica – “brushed stainless steel”.
Ceiling: Painted gypsum board and smooth acoustic tile inserts.

SECURITY	Computer controlled security access system.

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PARKING	Office parking spaces are covered from the elements within a parking structure with direct elevator access to the main lobby.

INGRESS/EGRESS	Three key points of access occur at Phipps Boulevard, Lenox Road, and from the main plaza level on upper Lenox.

CEILING HEIGHT	9’-0” typical.

CEILING TILE
2’ x 2’ tegular fissured acoustical panel are stacked on the floor, the ceiling grid is installed 4’x4’ with the intermediate tees stacked on the floor. If Tenant elects not to use some or all of such panels, it may deal with such panels in any manner it elects.

CEILING LIGHTING
2’ x 4’, 2-lamp F28/T5 with energy saving electronic ballasts, volumetric recessed light fixtures, 277 volts. Approximately One (1) fixture per 180 usable square feet has been stacked on the floor. If Tenant elects not to use some or all of such fixtures, it may deal with such fixtures in any manner it elects.

DOOR HEIGHT	8’- 0”.

DOOR TYPE	Flush panel, solid core Mahogany veneer wood doors.

DOOR HARDWARE	Satin Chromium Plated (US26D).

STRUCTURAL
The Phipps Tower is composed of a 24 story cast-in-place concrete structure utilizing a dual lateral system which includes ordinary reinforced concrete moment frames with shear walls. Shear walls extend through the lower eight stories only. Post-tension beam and slab construction is provided for the lower parking levels while the office levels require a combination of post-tensioned long spanned girders with mild reinforced beams and slabs.

The tall screen wall at the top of the main concrete structure is composed of galvanized structural steel tube braced frames.

The adjacent 5 story parking deck structure is a cast-in-place concrete moment frame structure which is separated from the tower by an expansion joint system. Long spanned post-tensioned beam and slab construction is provided throughout the structure.

The deep foundation system for the tower and the parking deck is composed of 20 inch diameter augered cast-in-place piles with reinforced concrete caps which support the concrete columns. Several below grade levels utilized fully cantilevered cast-in-place concrete retaining walls at the perimeter.

Typical floors are designed for a 100 lb. per square foot live load (including partitions) with the area adjacent to the west stairwell designed for 150 lb. per square foot live loads.

ELECTRICAL	Electrical service is provided by Georgia Power network underground.

Power is distributed via three (3) main switchboards each with capacity for 4,000 amps at 480/277 volts with ground fault protection.

Each typical floor has electrical distribution sized to accommodate

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1.	1.1 volt-amps per square foot for 277V lighting load per energy code.

2.	5.0 volt-amps per square foot for 208V/120 general power loads.

3.	6.0 volt-amps per square foot for 480V HVAC loads
4.    4.0 volt-amps per square foot for spare capacity (480V).

An analog-addressable, multiplexed ADA fire alarm system installed per NFPA requirements with voice evacuation.

Fluorescent 2’x4’ fixtures utilize T5 lamps and electronic ballasts.

Electrical distribution for each floor (Levels 2 – 20)

1.	One (1) 400A 2-section panel (HM_) with 42-poles each (84-poles total) at 480V/277, for HVAC.

2.	One (1) 100A 42-pole lighting panel (H_) at 480V/277. Twelve (12) lighting circuits are pulled to junction boxes (tenant grid junction boxes) spaced throughout each floor.

3.	One (1) 112.5 KVA, energy efficient transformer feeding 208V/120 panels

4.	Two (2) 200 amp, 2-section panels (L_A, L_B) with 42-poles each (168-poles total) at 208V/120. Minimum one-hundred and fifty (150) 20A/1-pole spare circuit breakers provided.

5.	Four (4) 277V lighting circuits with generator support for emergency egress lighting provided per floor.

Parking garage lighting to maintained average illumination level of 4.5 foot-candles.

FIRE PROTECTION
Fire protection is a design/build system providing the following features. A Class I standpipe system installed per NFPA-14 is provided. A fire pump supplies the standpipe system. The building is protected throughout by a shell space wet sprinkler system installed per NFPA-13. The systems are divided into a zone per floor with control assemblies provided at each floor. The up-fitting tenant is required to add and relocate sprinkler heads to accommodate the new wall and ceiling layouts.

Sprinkler head types provided are as follows:

Gypsum board ceilings – concealed sprinklers.

Suspended acoustical panel ceilings –semi-recessed sprinklers.

No ceiling areas: upright and/or pendant sprinklers.

Colors: Chrome-plated where exposed in non-utility areas, rough brass in utility areas, and white cover plates at concealed sprinklers.

PLUMBING
The plumbing system consist of a standard gravity waste and vent system and a pressure domestic cold, hot and hot water recirculation distribution system. The main toilet groups have a dedicated sanitary and vent stack. The sanitary stack is connected with other below slab building waste collection pipes and exits the building for termination by the Civil engineer. Two “wet stacks”, 4-inch waste, 3-inch vent and 1-1/2-inch water are provided for future building up-fits. One wet stack is at each end of the building. A dedicated 8 –inch waste stack is provided for drainage from the daily cooling tower sand filter back-wash.

D -1- 4

The site water pressure exceeds the code required supply pressure. As a result of this a parallel pressure reducing valve assembly has been provided. Water distribution piping serves the buildings fixtures and equipment, at reduced pressure, with the main distribution main riser at the janitor’s closet area. Water risers are also routed at the “wet stacks” for future services. Each floor has a water service isolation valve for maintenance and repair.

Hot water is provided by the use of electric water heaters. On the P-3 level an 80 gallon electric water heater serves the P-3 level. On the 3rd floor a 40 gallon hot water heater serves the 1st through the 5th floors. On the 8th floor a 40 gallon water heater serves the 6th through the 10th floors. On the 14th floor a 40 gallon water heater serves the 11th floor through the 16th floor. On the 18th floor a 40 gallon water heater serves the 17th through the 20th floor. All hot water systems, except P-3, are recirculating. All hot water systems are provided to serve base building fixtures only.

Landlord shall, at its sole cost and expense, install any additional hot water facilities or equipment required for the Fitness Facility and/or the Café in accordance with Sections IX and X of Schedule “G” hereto, respectively.

A system of roof drains and piping conveys storm water drainage from the building to the exterior storm water drainage system provided by the site utility contractor.

MECHANICAL
Variable air volume (VAV) self-contained A/C units provide cold air distribution via primary air duct distribution system to individual VAV terminals. The perimeter terminals are the intermittent fan-powered type with electric resistance heaters. These boxes are completely ducted out to the slot diffusers. All terminal boxes are installed with controls completely functional.

The HVAC systems are sized appropriately for the building. The internal loads in the tenant lease area assume a load of 1.5 watts per square foot for lighting, and 2.0 watts per square foot for miscellaneous electric. People are figured at approximately one person per 150 square feet with an outside air ventilation allowance of 20 CFM per person.

Outside air is introduced to the self contained units from a roof mounted fan. Exhaust air is collected through fans on the roof from a vertical duct riser serving the bathrooms.

The building is monitored and controlled with electronic direct digital controls and a central automation system. All control components (including terminal thermostats) can be monitored and reprogrammed from the central station. Each tenant has the capability of energizing the air-conditioning system during off-hour periods. Only the A/C unit serving the floor containing the tenant space will activate, thereby minimizing utility consumption. Off-hour activity for each tenant is tabulated and reported every month.

Specialized air-conditioning loads, such as computer rooms or communication rooms are handled by separate systems. Typically the heat rejection equipment ties into the base building condenser water risers located in the mechanical room. These types of systems are handled on a “per tenant” basis.

LIGHTING CONTROL

D -1- 5

SYSTEM
All site lighting, non-emergency parking deck, exterior soffit, and building uplighting circuits are wired through lighting relay lighting panels controlled by the building Energy Management System (EMS).

Lobby lighting, corridor, and tenant grid junction boxes circuits (non-emergency) are wired through lighting relay lighting panels controlled by the building Energy Management System (EMS).
Toilet Rooms and core (electrical, mechanical, utility, etc.) rooms are controlled by occupancy sensors not on building EMS.
Stairwells operate 24 hours a day and are not included in the EMS.
Standard emergency lighting is provided and is not included in the EMS.

D -1- 6

SCHEDULE “D-2”

Cleaning Specifications

I.Cleaning (To be completed Sunday-Thursday)
Common Areas

•	Dust all horizontal surfaces, including pictures, artwork, switches, fire pull stations, signage, and rails.

•	All stone and tile should be damp mopped with proper cleaner and disinfectant.

•	Wood floors should be dry mopped only.

•	Clean all surfaces around light switches, elevator buttons inside and outside elevator cars, and door handles with disinfectant. (Chemicals should not be sprayed directly onto surface.)

•	Any visible stains in carpeting should be spot cleaned. If stains cannot be removed, report to Property Management.

•	All thresholds should be vacuumed and free of dust and dirt,

•	Glass should be cleaned with proper chemicals. Supervisor should check all glass for streaks.

•	All common area carpeting should be vacuumed with an upright vacuum.

•	Trash should be emptied and trash liners replaced nightly

•	Wipe down all stainless steel and metal finishes with proper cleaning chemicals, specified by Property Management,

•	Clean all drinking fountains, remove calcium build-up.

•	Lobby entry vestibule matting should be vacuumed. Spot clean glass inside/outside, wipe down handles and doors, clean thresholds.

•	Spot sweep service corridors.

•	All products will be “Green” cleaning agents.

•	The freight elevator will be designated to remove trash from all floors.

•	Use best efforts to minimize hours of electrical usage.

•	All cobwebs shall be removed from cracks and corners of common areas.
Restrooms

•	Floors shall be wet mopped with proper cleaning disinfectants/cleaning chemicals. Floors shall be free of all water marks and stains.

•	All horizontal surfaces shall be dusted and cleaned with disinfectants.

•	Partition walls and doors should be wiped down with proper disinfectant cleaning chemicals.

•	All fixtures should be cleaned and sanitized inside/outside.

•	All glass and mirrors shall be cleaned and streak free.

•	Countertops shall be cleaned with proper cleaning chemicals.

•	All stainless steel dispensers shall be wiped won with cleaning products approved by Property Management.

•	ADA bars and handles shall be disinfected.

•	Bathroom will be fully stocked with paper products including paper towels, toilet paper, feminine products, and toilet seat covers. Supplies to be provided by the owner.
•All soap dispensers will be checked and filled as needed. If dispenser is not operating     correctly, property manager will be notified the next day.
•Trash will be emptied; trash liners will be replaced nightly.

D -2 - 1

•All products will be “Green” cleaning agents.
•All toilet seats should be left in the down position.
Elevators

•	Dust elevator doors, walls metal work and saddles in elevator cabs, vacuum elevator door tracts and saddles.

•	Wipe elevator baseboards.

•	Clean and sanitize push buttons and surrounding metal with non-abrasive cleaner.
•Maintain floors in elevator cabs as needed and clean thoroughly. Clip carpet strands.
Occupied Suites

•	All horizontal surfaces will be dusted including desks, chairs, tables, picture frames, switches, pull stations, signage, and rails.

•	Spot vacuum entire premises.

•	Clean all glass walls and mirrors with glass cleaner.

•	Clean all glass tables with glass cleaner

•	Damp mop all tile floors.

•	Dry mop all hardwood floors,

•	Dispose of all trash in all offices. Dispose of recycling material in proper bins,

•	Clean with proper cleaning chemical and disinfect all kitchenette counters, sinks, tables and chairs.

•	Kitchenette trash should be emptied. Trash liners should be replaced.

•	If suite has identified recycling material, waste must be disposed of properly.

•	Check for carpet strands, trim carpet strands as needed.

•	Dispose of all trash, replace liners nightly.

•	Walls should be spot cleaned. No chemical cleaning permitted for fabric wallcovering.

•	Suite bathrooms will be cleaned in accordance with night restroom cleaning Note: Tenant shall be responsible for paper product supplies.

•	All cobwebs shall be removed from cracks and corners.
II.Weekly Cleaning Common Areas

•	All air return and supply vents should be dusted.
•All based boards should be spot cleaned and all stains and marks should be removed.

•	Sweep fire stairwells, wipe down walls, remove any stains from baseboards and walls, and dust any horizontal surfaces.

•	All hanging light fixtures will be dusted as needed.

•	All vestibule doorjambs should be dusted.

•	Trim carpet strands as needed.
•Vacuum all common area carpet with upright vacuum.
•Walls shall be spot cleaned. Cloth wall paper should be cleaned with a nylon brush with no     cleaning chemicals.

Restrooms

•	All marks will be removed from baseboard and partition metal plate covers at the base of the partition walls.

D -2 - 2

•All entry doors, doorjambs, and hardware shall be wiped with proper cleaning products.
•Check floor drains, clean as needed.
Occupied Suites

•	Detail vacuum (with upright vacuum) entire premises including edging, under desks, move chairs.
•Wipe down all wood furniture, use wood treatment chemical if needed.
•Spot clean perimeter glass windows
•Check all cracks and corners for cobwebs, remove cobwebs as needed.

•
Wipe down all appliances, exterior only. Appliances shall include refrigerators, microwaves, and coffee equipment. Note: unless specified by owner, Tenant will be responsible for paper product supplies.

•Spot check all supply and return air vents, dust as needed.
Janitorial Closets
•Clean all janitorial closest; make sure floors are clean and free of trash and debris.
•Wipe down walls
•Clean mop sinks, and wipe down hardware as needed.
•Make sure all paper products are neatly stacked and organized.
•Mops to be stored with “mop head” in the upright position.
III.Monthly Cleaning Common Areas
•Hard surface walls should be dusted. High dusting.
•All wood doors should be wiped down with proper furniture cleaner/polish.
•Remove Pedi mats and clean all debris from inlays.
•Clean and disinfect all painted doors.
Bathrooms
•Machine scrub floors. Give special attention to areas around and under toilets and urinals. Occupied Suites
•Hard surface walls should be dusted.
•All wood doors should be wiped down with proper furniture cleaner/polish.
IV.Quarterly Cleaning Common Areas
•All doors and doorjambs will be dusted.

Specifications
•Strip and wax all tile floors.
•Clean all blinds and window treatments, window mullions, and window frames.
•Carpet extracting in common halls (see attachment)
•Sweep, dust stairwells
Bathrooms

D -2 - 3

•Strip and wax floors (excluding stone floors) with wax specified by Property Manager.

Occupied Suites
•All doors and doorjambs to be dusted.
•Strip and wax all tile floors.
•Dust all blinds. Clean all blinds and window treatments, window mullions, and window frames.
V.Semi-annually

•	Mop stairwell steps

VI.	Annually

•	Clean the exterior windows of the Building no less than one time per year.

D -2 - 4

SCHEDULE “E”

Rules and Regulations

1.The sidewalks, entry passages, elevators (if installed in the Building) and common stairways shall not be obstructed by the Tenant or used for any other purpose than for ingress and egress to and from the Leased Premises. The Tenant will not place or allow to be placed in the Building corridors or public stairways any waste paper, dust, garbage, refuse or anything whatever.

2.The washroom plumbing fixtures and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. The expense of any damage resulting by misuse by the Tenant shall be borne by the Tenant.

3.The Tenant shall permit window cleaners to clean the windows of the Leased Premises during normal business hours.

4.No birds or animals shall be kept in or about the Property nor shall the Tenant operate or permit to be operated any musical or sound-producing instruments or device or make or permit any improper noise inside or outside the Leased Premises which may be heard outside such Leased Premises.

5.No one shall use the Leased Premises for residential purposes, or for the storage of personal effects or articles other than those required for business purposes or personal daily or regular use.

6.All persons entering and leaving the Building at any time other than during normal business hours shall register in the books which may be kept by the Landlord at or near the night entrance and the Landlord will have the right to prevent any person from entering or leaving the Building or the Property unless provided with a key or key-card to the premises to which such person seeks entrance and a pass-key to the Building in a form to be approved by the Landlord. Any persons found in the Building at such times without such keys and passes will be subject to the surveillance of the employees and agents of the Landlord.

7.No dangerous or explosive materials shall be kept or permitted to be kept in the Leased Premises.

8.The Tenant shall not permit any cooking in the Leased Premises except for food warmed up in microwaves and/or toaster ovens for consumption by employees or guests of the Tenant. The Tenant shall not install or permit the installation or use of any machine dispensing goods for sale in the Leased Premises other than usual and customary office beverage and snack food vending machines, without the prior written approval of the Landlord.

9.The Tenant shall not bring in or take out, position, construct, install or move any safe, business machine or other heavy office equipment without first obtaining the prior written consent of the Landlord. In giving such consent, the Landlord shall have the right in its sole discretion, to prescribe the weight permitted and the position thereof, and the use and design of planks, skids or platforms to distribute the weight thereof. All damage done to the Building by moving or using any such heavy equipment or other office equipment or furniture shall be repaired at the expense of the Tenant. The moving of all heavy equipment or other office equipment or furniture shall occur only at times consented to by the Landlord and the persons employed to move the same in and out of the Building must be acceptable to the Landlord. Safes and other heavy office equipment will be moved through the halls and corridors only upon steel bearing plates. No freight or bulky matter of any description will be received into the Building or carried in the elevators (if installed in the Building) except during hours approved by the Landlord.

10.The Tenant shall give the Landlord prompt notice of any accident to or any defect in the plumbing, heating, air-conditioning, ventilating, mechanical or electrical apparatus or any other part of the Building.

11.The parking of automobiles shall be subject to the charges and the reasonable regulations of the Landlord. The Landlord shall not be responsible for damage to or theft of any car, its accessories or contents unless caused by the gross negligence or willful misconduct of Landlord, its employees or agents.

12.The Tenant shall not mark, drill into or in any way deface the walls, ceilings, partitions, floors or other parts of the Leased Premises and the Building.

13.Except with the prior written consent of the Landlord, no tenant shall use or engage any person or persons other than the janitor or janitorial contractor of the Landlord for the purpose of any cleaning of the Leased Premises.

14.If the Tenant desires any electrical or communications wiring, the Landlord reserves the right to direct qualified persons as to where and how the wires are to be introduced, and without such directions no borings or cutting for wires shall take place. No other wires or pipes of any kind shall be introduced without the prior written consent of the Landlord.

15.The Tenant shall not place or cause to be placed any additional locks upon any doors of the Leased Premises without the approval of the Landlord and subject to any conditions imposed by the Landlord. Additional keys may be obtained from the Landlord at the cost of the Tenant.

16.The Tenant shall be entitled to have its name shown upon the directory board of the Building at no cost to the Tenant and at one of the entrance doors to the Leased Premises in each elevator bank at the Tenant’s expense, which expense may be deducted from the Allowance (as defined in Schedule “F”), to the extent available, but the Landlord shall in its reasonable discretion design the style of such identification and allocate the space on the directory board for the Tenant.

17.The Tenant shall keep the window coverings (if any) in a closed position during period of direct sun load. The Tenant shall not interfere with or obstruct any perimeter heating, air-conditioning or ventilating units.

18.The Tenant shall not conduct, and shall not permit any, canvassing in the Building.

19.The Tenant shall take care of the rugs and drapes (if any) in the Leased Premises and shall arrange for the carrying-out of regular spot cleaning and shampooing of carpets and dry cleaning of drapes in a manner acceptable to the Landlord.

20.The Tenant shall permit the periodic closing of lanes, driveways and passages for the purpose of preserving the Landlord’s rights over such lanes, driveways and passages.

21.The Tenant shall not place or permit to be placed any sign, advertisement, notice or other display on any part of the exterior of the Leased Premises or elsewhere if such sign, advertisement, notice or other display is visible from outside the Leased Premises without the prior written consent of the Landlord which may be arbitrarily withheld. The Tenant, upon request of the Landlord, shall immediately remove any sign, advertisement, notice or other display which the Tenant has placed or permitted to be placed which, in the opinion of the Landlord, is objectionable, and if the Tenant shall fail to do so, the Landlord may remove the same at the expense of the Tenant.

22.The Landlord shall have the right to make such other and further reasonable rules and regulations that are generally applicable to all tenants in the Building and to alter the same as in its judgment may from time to time be needful for the safety, care, cleanliness and appearance of the Leased Premises and the Building and for the preservation of good order therein, and the same shall be kept and observed by the tenants, their employees and servants following reasonable notice thereof by Landlord to all tenants. The Landlord also has the right to suspend or cancel any or all of these rules and regulations herein set out.

23.Landlord’s consent or approval shall not be unreasonably withheld, conditioned or delayed when required under this Schedule “E”.

SCHEDULE “F”

Leasehold Improvements

Definition of
Leasehold
Improvements
1.For purposes of this Lease, the term “Leasehold Improvements” includes, without limitation, all fixtures, improvements, installations, alterations and additions from time to time made, erected or installed by or on behalf of the Tenant in the Leased Premises, including all partitions, doors and hardware however affixed, and whether or not movable, all mechanical, electrical and utility installations, all carpeting and drapes with the exception only of furniture and equipment not of the nature of fixtures, and all cabling, including data and audio/visual telecommunications equipment. The “initial Leased Premises” shall consist of the Phase I Leased Premises and the Phase II Leased Premises collectively and the terms of this Schedule” F” shall apply to same.

Project Management;
Architect; Engineer
2.Tenant has selected Carter (not an affiliate of Tenant) as its construction project manager and shall be entitled to pay such project manager out of the Allowance. Landlord hereby approves Carter (not an affiliate of Tenant) as Tenant’s construction project manager (the “Project Manager”). Tenant has selected Perkins & Will for architectural services and shall be entitled to pay architectural fees out of the Allowance. Landlord hereby approves Perkins & Will as Tenant’s architect. The building engineer is Barrett Woodyard and Landlord has requested Tenant utilize the preferred building engineer for the purpose of preparing MEP drawings. Tenant has agreed to use Barrett Woodyard provided Barrett Woodyard’s cost of services are consistent with market fees for the same services in a similar age and quality Class A building in Buckhead.

Installation of
Leasehold Improvements
and Fixtures; Staging Area;
Move-In Priority
3.Tenant shall not make, erect, install or alter any Leasehold Improvements in the Leased Premises without having requested and obtained Landlord’s prior written approval. NO DRILLING OR CORING TO BEAMS OR SLABS SHOULD BE PERFORMED WITHOUT PRIOR WRITTEN APPROVAL OF LANDLORD AND THE BUILDING STRUCTURAL ENGINEER. Landlord’s approval shall not, if given, under any circumstances be construed as consent to Landlord having its estate charged with the cost of work. Landlord shall not unreasonably withhold, condition or delay its approval to any such request, but failure to comply with Landlord’s reasonable requirements from time to time for the Building shall be considered sufficient reason for refusal; provided, however, if any proposed Leasehold Improvements will alter or affect the structural elements of the Building or any of the systems or facilities therein, then Landlord’s approval may be withheld in its sole discretion. In making, erecting, installing or altering any Leasehold Improvements Tenant shall not, without the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed by Landlord, materially alter or interfere with any installations which have been made by Landlord or others in the Leased Premises or alter or interfere with window coverings (if any) or other light control devices (if any) installed in the Building, except as set forth on Tenant’s Plans. Tenant’s request for any approval hereunder shall be in writing and accompanied by an adequate description of the contemplated work and, where considered appropriate by Landlord, working drawings and specifications thereof. If Tenant requires from Landlord drawings or specifications of the Building in connection with Leasehold Improvements, Tenant shall pay the reasonable cost thereof to Landlord within thirty (30) days after invoice for the same from Landlord. All work to be performed in the Leased Premises shall be performed by competent and adequately insured contractors and sub-contractors of whom Landlord shall have approved in writing prior to commencement of any work, such approval not to be unreasonably withheld, conditioned or delayed by Landlord. Tenant’s general contractor shall not be required to provide Landlord with a payment and performance bond in connection with the Leasehold Improvements. All cabling and/or wiring installed in the Leased Premises or the Building by, or for the benefit of, Tenant shall be “low combustible” cabling or wiring, as applicable. Copies of required building permits or authorizations shall be obtained by Tenant at its expense and copies thereof shall be provided to Landlord. If Tenant undertakes any Leasehold Improvements in accordance with this Schedule “F”, upon completion of such Leasehold Improvements Tenant shall supply to Landlord complete “As-Built” drawings on a compact disk (CD-ROM) and as a blue-line, or hard copy scaled drawings as a black-line representing said Leasehold Improvements] and, if applicable, an engineer approved air balance report. No locks shall be installed on the entrance doors or in any doors in the Leased Premises that are not keyed to the Building master key system. In the event that Tenant installs any cabling (whether computer, telecommunications or other cabling) inside any of the interior walls of the Leased Premises, above the ceiling of the Leased Premises, in any portion of the ceiling plenum above or below the Leased Premises, or in any portion of the common areas of the Building, including but not limited to any of the shafts or utility rooms of the Building, all such cabling shall (after obtaining Landlord’s prior consent pursuant to this Lease) be clearly labeled or otherwise identified as having been installed by Tenant. All cabling installed by Tenant shall comply with the requirements of the National Electric Code, any other applicable fire and safety codes any other requirements imposed by Landlord.

Tenant shall have the right to modify and/or remove the existing semi-finished ceiling work in the Leased Premises. Tenant shall have the right to paint or replace the base building core doors and Tenant shall also have the right to utilize and upgrade the finishes in the base building stairs as allowed by code.

Subject to Landlord’s building standard construction rules and regulations as established by Landlord from time to time and which are generally applicable to construction work in the Building (the “Construction Rules and Regulations”), a copy of the current version of which is attached hereto as Schedule “F-1”, Tenant shall be permitted to enter and have access to the Leased Premises for construction purposes, along with Tenant’s agents, contractors, architects, and engineers. Such right of access shall include access to and use of the Parking Facility, loading docks, elevators, electrical systems, HVAC systems and related facilities. There shall be no charge to Tenant for the use of said facilities or Building systems during construction.

Tenant may utilize either Option Space 1 or Option Space 2, as defined in Schedule “G” attached hereto (the “Staging Area”), on a temporary basis during construction of the Leasehold Improvements for construction staging and furniture storage until the completion of the Leasehold Improvements, at which time Tenant must vacate the Staging Area, remove its furniture and equipment therefrom and repair any damage caused thereto. Tenant shall pay all costs incurred in connection with its use of the Staging Area including the cost of any low voltage/cabling for the Staging Area. Tenant shall pay no Basic Rent or Additional Rent for its use of the Staging Area.

Landlord will grant Tenant move-in priority for its use of the loading dock and freight elevator provided that Tenant gives Landlord at least 2-weeks prior notice of the dates on which it will need such priority; provided, however, Tenant agrees to cooperate with Landlord to coordinate its move-in schedule with other tenants also needing access to, and use of, the loading dock and freight elevator notwithstanding any priority given to Tenant, it being the intent that the loading dock and freight elevator will not be monopolized by Tenant during this time to the exclusion of other tenants.

Space Planning
4.The following method shall be used for the design and construction of the Leasehold Improvements:

a)
Tenant’s architects and engineers shall prepare the space plans, construction documents, specifications and engineering for the Leasehold Improvements (collectively, “Tenant’s Plans”) and Landlord shall have the right to review and approve Tenant’s Plans, and provide its comments thereto to Tenant and Tenant’s architects and engineers, within ten (10) business days after receipt thereof. Such approval shall not be unreasonably withheld, conditioned or delayed. This preparation, submittal, review and comment process shall continue until final approval of Tenant’s Plans occurs. This process is also contemplated to occur in phases, whether by a single Floor or groups of Floors, and the foregoing process and time period will apply to each set of Tenant’s Plans submitted to Landlord.

b)
Tenant’s construction manager shall competitively bid the Tenant Improvement construction with a minimum of three (3) mutually acceptable, qualified contractors and Tenant shall have the right to select the successful contractor, subject to Landlord’s reasonable approval of same if such contractor is not one of the following preapproved contractors. The parties agree that the following general contractors are preapproved to submit bids, including but not limited to, Brasfield & Gorrie, Inc., Choate Construction Company, Humphries & Company and Turner Interiors. The parties agree that attached hereto as Schedule “F-2” is a list of pre-approved subcontractors. Any additional subcontractors that Tenant wishes to propose to use will be subject to the reasonable approval of Landlord.

c)
Tenant will enter into a contract with the successful bidder to construct the Leasehold Improvements, which construction for the entire Leased Premises will be substantially completed prior to the Commencement Date. The successful bidder is referred to herein as the “Contractor”.

d)
If Tenant desires any change or addition to the Leasehold Improvements after Landlord’s approval of Tenant’s Plans, Tenant shall submit a proposed change order to Landlord describing or depicting such proposed change (the “Proposed Change Order”). The Proposed Change Order shall be subject to Landlord’s prior consent, which shall not be unreasonably withheld, as soon as possible, but in no event later than five (5) business days after Landlord’s receipt of the Proposed Change Order. If Landlord approves the Proposed Change Order, Tenant shall issue a change order in accordance with the Proposed Change Order approved by Landlord.

Labor

5.Tenant will require its Contractor to be responsible for making payment of all wages and salaries to its employees (“Contractor Employees”) and all matters pertaining thereto, including the withholding of all appropriate income and other payroll taxes, payment of minimum wage and overtime compensation, or unemployment compensation in accordance with applicable law, and all employee benefits, including if and where applicable health insurance and other benefits of employment, in accordance with applicable law. Contractor Employees are not entitled to any medical coverage, life insurance, or participation in any benefit plan or any benefit afforded to employees of the Tenant, the Landlord or Landlord’s Building management company.

Tenant shall require its Contractor to be responsible for compliance with the employment eligibility and record keeping requirements under applicable employment and immigration laws and requirements.
Tenant shall require its Contractor to be responsible for workers’ compensation coverage for Contractor Employees as required by applicable law.

Tenant shall require its Contractor to be responsible for any sub-contractor’s compliance with all applicable local, state, provincial and federal laws, regulations, and other legal obligations such subcontractor may have to sub-contractor’s employees, including but not limited to, the foregoing provisions.
Tenant shall require its Contractor to be responsible for compliance with all applicable local, state, provincial and federal laws, regulations, and other legal obligations to Contractor Employees and Tenant will require its Contractor in the general construction contract to indemnify and hold Landlord and Landlord’s Building management company harmless from any damages and/or costs including but not limited to, fines, assessments, penalties of law or governmental agency, attorney fees, and damages arising from violation and/or non-abatement, for the Contractor’s or sub-contractors’ failure to adhere to its obligations under this paragraph, which indemnity will be subject to the reasonable approval of Landlord.

Allowance
6.The Tenant hereby accepts the Leased Premises “As Is” on the date that the Landlord delivers the Leased Premises to the Tenant and acknowledges and agrees the Landlord shall have no obligation to construct any tenant improvements to the Leased Premises or make any alterations or additions thereto, except that the Landlord agrees to provide the Tenant a buildout allowance of $83.50 per square foot of Rentable Area of the Leased Premises (the “Allowance”). The Allowance shall be inclusive of all costs of all design, special consultants, engineers and project management fees, permits and Tenant signage. The Allowance for the initial Leased Premises shall be available to Tenant for the purpose of paying Tenant’s actual expenses incurred in connection with the planning, design and construction of the Leasehold Improvements, voice or data cabling costs, and security costs, as of the Effective Date and shall be available through December 31, 2015. Up to $20.00 per square foot of Rentable Area of the Leased Premises of any unused Allowance (the “Discretionary Portion of the Allowance”) may be used toward moving costs, furniture, communications (e.g., voice data cabling, phone switch, and the like) or any other cost incurred in connection with this Lease or if Tenant elects, may be applied as a credit against Rent. Landlord will reimburse Tenant for such out-of-pocket costs within thirty (30) days of Landlord’s receipt of the documentation and information required under, and in accordance with the procedure and timing under, Section 10 below. If Tenant fails to use the entirety of the Allowance attributable to the initial Leasehold Improvements to the Leased Premises, as set forth above, by December 31, 2015, then any remaining balance of the Allowance (not to exceed the Discretionary Portion of the Allowance) shall automatically be used and applied to the first Rent as and when due under this Lease thereafter. Tenant must notify Landlord by December 15, 2015 as to how any remaining balance of the Allowance is to be applied in accordance with the foregoing provisions. The Allowance shall be used to pay for Tenant’s cost and expenses as described below, to be applied below the existing semi-finished ceiling in the Premises (i.e. Tenant shall not be charged for such semi-finished ceiling or any other existing improvements already installed by Landlord or for any Building standard materials located or stacked on the floor ready for use by Tenant at its option). Such Allowance shall be inclusive of all costs and expenses of construction of the Premises, including all design fees and construction management fees. To the extent that the construction costs exceed the allowance, Tenant shall pay the excess directly to the vendor after the Allowance has been exhausted. The Tenant shall be responsible for all costs of the Leasehold Improvements, including the construction costs and other costs related thereto, exceeding the Allowance.

Test Fit Allowance
7.The Landlord shall reimburse the Tenant (which shall be deducted out of the Allowance) for the cost of a test fit and up to two (2) revisions thereto for the main reception floor and one typical office floor in the amount of $0.15 per square foot of Rentable Area of those specified portions of the Leased Premises (i.e., not the entire Rentable Area of the Leased Premises).

Permitting
8.Tenant shall be responsible for applying for and obtaining all permits required for the Tenant to perform the Leasehold Improvements or to operate within the Leased Premises, including, without limitation, the final certificate of occupancy or its equivalent, and for obtaining the final fire inspection approval after installation of its fixtures, furniture and equipment. Landlord shall assist and cooperate with Tenant as reasonably necessary, including without limitation the timely execution of any and all permit or other application materials required to be executed, approved or initialed by Landlord as the Building owner.

Insurance
9.The Tenant shall secure, pay for, and maintain, or use commercially reasonable efforts to cause its Contractor and subcontractors to secure, pay for, and maintain, during the continuance of construction and fixturing work within the Leased Premises, all of the insurance policies required in the amounts as set forth herein, together with such insurance as may from time to time be required by city, county, state or federal laws, codes, regulations or authorities. The Tenant shall not commence, nor may it permit its Contractor and subcontractors to commence any work, until all required insurance has been obtained, and, if the Landlord requests, until the Tenant’s certificates of such insurance have been delivered to the Landlord. The Tenant’s and its Contractor’s insurance policies shall name the Landlord and the Landlord’s mortgagee(s) as additional insureds. The Tenant’s certificates of insurance shall provide that no change or cancellation of such insurance coverage shall be undertaken without thirty (30) days prior written notice to the Landlord. The Landlord shall have the right to require the Tenant, and the Tenant shall have the duty, to stop work in the Leased Premises immediately if any of the coverage the Tenant is required to carry herein lapses during the course of the work, in which event the Leasehold Improvements may not be resumed until the required insurance is obtained and reasonably satisfactory evidence of same is provided to the Landlord. The Tenant shall purchase, or use commercially reasonable efforts to cause to be purchased, General Contractor’s and Subcontractor’s Required Minimum Coverages and Limits of Liability as follows:

a)Worker’s Compensation, as required by state law, and Employer’s Liability Insurance with a limit of not less than $2,000,000.00 (or more if required by the law of the State) and any insurance required by any Employee Benefit Act or similar statute applicable where the work is to be performed, as will protect the Contractor and subcontractors from any and all liability under the aforementioned act(s) or similar statute.

b)Commercial General Liability Insurance (including Contractor’s Protective Liability) in an amount not less than $5,000,000.00 per occurrence whether involving personal injury liability (or death resulting therefrom) or property damage liability or a combination thereof (combined single limit coverage) with a minimum aggregate limit of $5,000,000.00. Such insurance limits may be achieved through a combination of primary and umbrella coverage.

c)Builder’s Risk Insurance in an amount of at least $1,000,000.00 written on an all-risk basis, including theft and vandalism, for accidental losses, damage or destruction of property, insuring the Contractor’s interest in materials at the job site before they are installed, materials in transit intended for the job and the value of the Leasehold Improvements. Such insurance shall include explosion, collapse and underground coverage.

Such insurance shall insure each party’s general contractor against any and all claims for personal injury, death, and damage to the property of others arising from its operations under its contract, whether such operations are performed by such party’s contractors, subcontractors, or sub-subcontractors, or by anyone directly or indirectly employed by any of them.

Payment of Allowance
10.Payment of the Allowance shall be subject to the following:

a)Once each calendar month, the Tenant shall present to the Landlord the Tenant’s request for payment (“Draw Request”) for such work which has been completed to date (excepting for the final Draw Request, which may be submitted immediately upon the below conditions being met) including (if applicable) any deposits paid directly by Tenant for any items being manufactured, milled or fabricated for Tenant for installation in the Leased Premises. Each Draw Request shall include the Tenant’s certification that the Tenant’s Work covered thereby has been completed, and shall be substantiated by invoices or other evidence of payment for such Tenant’s Work. Within twenty (20) days of the Landlord’s receipt of a complete and correct Draw Request, the Landlord shall make payment to the Tenant (or to the Tenant’s vendors, subject as hereinafter provided).

b)All Draw Requests covering construction work shall be accompanied by an AIA Application and Certificate for Payment (AIA Documents G702 and G703), certified by the Tenant’s architect, and covering only such work as is actually installed in the Leased Premises. All Certificates for Payment shall include full, partial, or conditional releases of lien, as the case may be, and other such documentation as the Landlord may reasonably request. Prior to substantial completion of the Tenant’s Work, all Certificates for Payment shall include retainage of not less than ten percent (10%) of the value of the work in place.

c)In the event that the Tenant is in a material, non-monetary Event of Default under the Lease beyond applicable notice and cure periods (including, without limitation, Tenant’s Contractor and subcontractors’ failure to abide by the Construction Rules and Regulations) during the construction of the initial Leasehold Improvements, Landlord’s remedy will be to shut down construction until such Event of Default has been cured. In the event Tenant is in a material Event of Default (monetary or non-monetary) under the Lease beyond applicable notice and cure periods during any other construction, the Landlord shall have no obligation to make any payment of the Allowance applicable to such construction, until such time as the Event of Default has been cured by the Tenant.

d)Prior to the Tenant having taken occupancy of and conducted business from the entire Leased Premises, the Landlord shall not disburse to the Tenant more than ninety percent (90%) of the Allowance. Within thirty (30) days after receipt by the Landlord of (i) a final Draw Request (as hereinafter defined), (ii) evidence reasonably satisfactory to the Landlord that all contractors, workers, material and service suppliers and all other persons having claims against the Tenant for payment of work done or material or service supplied in connection with the Tenant’s Leasehold Improvements have been paid in full, (iii) reproducible as-built architectural and engineering drawings of the Leased Premises, and (iv) a certified air balance report for the Leased Premises, approved by the Tenant’s engineer, the Landlord shall reimburse the Tenant the balance of the Allowance due to the Tenant. The said balance shall not be payable by the Landlord unless the Tenant has substantially completed the installation of the Leasehold Improvements in accordance with the drawings and specifications approved by the Landlord.

e)The foregoing process for payment of the Allowance will be applicable for construction of the Phase I Premises and the Phase II Premises and any and all expansion space, provided that the time period/deadline within which to use the Allowance will be twelve (12) months following the effective date of the completion of the improvements to any expansion space.

f)Upon the occurrence of an Event of Default by Tenant, the Landlord shall have the right, but not an obligation, to pay any contractor, workers, material and service supplier, and all other persons who have performed work or supplied material or service in connection with the Tenant’s Leasehold Improvements if the Tenant has failed to do so, and the Tenant shall pay the Landlord on demand the amount the Landlord has so paid, unless such payment is made by the Landlord prior to the disbursement of the Allowance, in which case the amount of such payment shall be deducted from the Allowance.

Rental Offset
Right

11.In the event that Landlord fails to disburse the Allowance at the times required under, and subject to, the terms of this Schedule “F” and provided that all conditions precedent to such payment requirement have been satisfied or completed, Tenant will provide Landlord written notice of such failure and if Landlord fails to pay any amount not then in dispute within thirty (30) days of its receipt of such notice, then Tenant shall have the right to offset and recoup the unpaid undisputed portion of the Allowance, with interest at the rate of eight percent (8%) per annum, which Landlord fails to disburse to Tenant against Tenant’s obligation for Rent next coming due under the Lease.

Liens and
Encumbrances on
Improvements
and Fixtures
12.In connection with the making, erection, installation or alteration of Leasehold Improvements and all other work or installations made by or for the Tenant in the Leased Premises the Tenant shall comply with all the provisions of the construction lien and other similar statutes from time to time applicable thereto (including any proviso requiring or enabling the retention by way of holdback of portions of any sums payable) and, except as to any such holdback, shall promptly pay all accounts relating thereto. The Tenant will not create any mortgage, conditional sale agreement or other encumbrance in respect of its Leasehold Improvements nor shall the Tenant take any action as a consequence of which any such mortgage, conditional sale agreement or other encumbrance would attach to the Property or any part thereof. If and whenever any construction or other lien for work, labor, services or materials supplied to or for the Tenant or for the cost of which the Tenant may be in any way liable or claims therefore shall arise or be filed or any such mortgage, conditional sale agreement or other encumbrance shall attach, the Tenant shall within twenty (20) days after submission by the Landlord of notice thereof procure the discharge or bonding off thereof, including any certificate of action registered in respect of any lien, by payment or giving security or in such other manner as may be required or permitted by law, and failing which the Landlord may avail itself of any of its remedies hereunder for default of the Tenant and may make any payments or take any steps or proceedings required to procure the discharge of any such liens or encumbrances, and shall be entitled to be repaid by the Tenant within thirty (30) days after an invoice from Landlord for the same for any such payments and to be paid on demand by the Tenant for all costs and expenses in connection with steps or proceedings taken by the Landlord and the Landlord’s right to reimbursement and to payment shall not be affected or impaired if the Tenant shall then or subsequently establish or claim that any lien or encumbrances so discharged was without merit or excessive or subject to any abatement, set-off or defense. The Tenant agrees to indemnify the Landlord from all claims, costs and expenses (specifically excluding claims, costs and expenses resulting from the Landlord’s gross negligence or willful misconduct) which may be incurred by the Landlord in any proceedings brought by any person against the Landlord alone or with another or others for or in respect of work, labor, services or materials supplied to or for the Tenant.

Removal of
Leasehold Improvements
and Fixtures
13.All Leasehold Improvements in or upon the Leased Premises shall immediately upon their placement be and become the Landlord’s property without compensation therefor to the Tenant. Except to the extent otherwise expressly agreed by the Landlord in writing, no Leasehold Improvements shall be removed by the Tenant from the Leased Premises either during or at the expiration or sooner termination of the Term except that:

a)subject to paragraph b) below, Tenant shall not be required to remove any of the Leasehold Improvements from the Leased Premises;

b)Tenant shall not be required to restore any improvements or finishes which are consistent with standard Class A office improvements. Upon review of the final construction documents by Landlord and as a part of Landlord’s approval thereof prior to the commencement of construction or in connection with a Proposed Change Order, Landlord shall notify Tenant in writing if there are any specialty alterations (as defined herein) which Landlord shall require Tenant to remove upon expiration or earlier termination of the Lease. The Tenant shall, prior to the end of the Term, remove such of the Leasehold Improvements and trade fixtures in the Leased Premises that are “specialty alterations”, which are defined as those improvements or alterations which are installed by or on behalf of Tenant (and which are not basic tenant improvements) such as any raised flooring, internal stairwells, vaults or safes, satellite or telecommunications equipment or hardware. The Tenant shall, when installing or removing special alterations, make good at the expense of the Tenant any damage caused to the Property by the installation and removal thereof;

c)Landlord shall not require Tenant to remove any security, voice, audio-visual and/or data or computer cabling; and

d)Tenant may, at the times appointed by the Landlord and subject to availability of the freight elevator, remove its furniture and equipment at any time throughout the Term of the Lease with respect to all or the applicable portion of the Leased Premises.

The Tenant shall, in the case of every removal, make good at the expense of the Tenant any damage caused to the Property by the installation and removal. In the event of the non-removal by the end of the Term, or sooner termination of this Lease, of such trade fixtures or specialty alterations required by the Landlord of the Tenant to be removed, the Landlord shall have the option, in addition to its other remedies under this Lease to declare to the Tenant that such trade fixtures are the property of the Landlord and the Landlord upon such a declaration may dispose of such trade fixtures and retain any proceeds of disposition as security for the obligations of the Tenant to the Landlord and the Tenant shall be liable to the Landlord for any expenses incurred by the Landlord, except for expenses incurred due to the Landlord’s gross negligence or willful misconduct.

Definition of
Tenant’s Work
14.For the purpose of this Lease, the term “Tenant’s Work” shall mean all work required to be done to complete the Leased Premises for occupancy by the Tenant.

Definition of
substantially
completed or
substantial
completion
15.For the purpose of this Lease, the phrases “substantially completed” or “substantial completion” shall mean and refer to the completion of the Leasehold Improvements pursuant to Tenant’s Plan such that a temporary certificate of occupancy can be procured for the applicable portion of the Leased Premises.

Landlord’s
Obligations
16.Landlord will be responsible for (a) ensuring that upon delivery of the Leased Premises to Tenant that all mechanical and electrical systems including all existing VAV units are installed and are in proper working order, which has already been included as part of the semi-finished ceiling condition, (b) if a partial floor is required, all costs associated with creating a common corridor and improving the corridor and elevator lobby (“Partial Floor Work”), exclusive of the Allowance, and (c) creating a cross-over floor on Floor 10 of the Building (“Cross-Over Floor Work”), at the Landlord’s cost (collectively, “Landlord’s Work”). Landlord and Tenant agree to coordinate the Partial Floor Work such that Tenant’s Contractor will perform such work contemporaneously with the Leasehold Improvements; provided that if the Contractor does not perform such work, then Landlord agrees to cause such Partial Floor Work to be performed by its contractor contemporaneously with the Leasehold Improvements. Provided this Lease is executed and delivered by Tenant by December 14, 2012, Landlord agrees to use commercially reasonable efforts to complete the Cross-Over Floor Work by June 30, 2013. Within ten (10) business days of the later of Landlord delivering the applicable portion of the Leased Premises to Tenant and/or completing the above-referenced Landlord’s Work, Landlord and Tenant shall jointly inspect such work for purposes of determining whether or not any unfinished work which may be required to be performed remains incomplete. Upon completion of the Landlord’s Work (and any remaining punchlist items), Tenant will be deemed to have accepted Landlord’s Work as being in compliance with Landlord’s obligations hereunder, subject to Landlord’s correction of any latent defects in Landlord’s Work during the construction warranty period and thereafter, in accordance with the parties’ responsibilities and obligations provided for in this Lease.

SCHEDULE “F-1”
CONSTRUCTION RULES AND REGULATIONS

Phipps Tower
3438 Peachtree Road Atlanta, Georgia 30326

We request your cooperation to run a successful safety program on this project that you are constructing. This booklet was developed to provide every contractor and supplier with the necessary information to work safely and complete their work efficiently. Please familiarize yourself with the rules and regulations for Phipps Tower. Recognize the hazards associated with your job and take the necessary precautions to avoid an undesirable situation.

MANAGEMENT COMMUNICATION/APPROVAL
Effective communication between the Contractor and Property Management is essential to the success of the construction process. Contractors should contact the appropriate Crescent Resources / Manulife Financial personnel listed below to share information, request special assistance, or arrange for special services:

Project Manager, Don Weaver (404) 239-7248
Property Manager / Construction Manager, Bert Locke (404) 817-8111
Chief Engineer, David Hunt (770) 616-1300

There are a number of activities that will require specific management approval so that the appropriate communication with tenants can take place. Specific examples are water shutdowns, core drilling, slab x-raying, access into tenant’s space, etc. In instances where this coordination is required, a minimum of 48 hours’ notice is expected. All such requests should be submitted on the attached CONTRACTOR REQUEST form (Attachment 3). No work will be permitted without an approved CONTRACTOR REQUEST form.

WORK HOURS, ACCESS AND USE OF THE BUILDING
Work can be carried out in the Leased Premises from 6:00 a.m. to 6:00 p.m. Monday to Friday, exclusive of statutory holidays. Any work, which is required to be carried out at times other than those listed above, must be specifically arranged with the Project Manager and the Property Management Office. The Property Management Office reserves the right to limit or restrict certain work between the hours 7:00 a.m. to 7:00 p.m. to ensure minimum disruption to existing Tenants. All work in other Tenant areas will be on after hour basis as scheduled with the Property Management Office. The cost of additional security or operating staff for after hours, weekend, or statutory holidays, will be at the Tenant's expense.

All sprinkler work involving draining the system must be done during normal building hours.

The success of our building depends on our tenants’ perception of our way of doing business. The tenants are affected by their clients’ perceptions of our operation and it is essential that all contractors conform to the work rules listed below to preserve the appropriate environment in the building.

PRE-CONSTRUCTION
Depending on scope of work, Tenants must provide the following for review and approval by the Project Manager and the Property Management Office.
Architectural, mechanical, electrical, lighting drawings and specifications (3 sets of each). Proof of application for Building, Permits by the City of Atlanta (mechanical, electrical and plumbing).
Schedule of work/critical path.

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List of contractors and all sub-contractors (contact names, telephone numbers etc). Use of or approval by base building contractors or engineers required.
Evidence of a minimum of $5,000,000.00 (subject to the terms of the Lease) Commercial General Liability Insurance by the contractor, in a form acceptable to the Property Management Office.
A pre-construction meeting with the Property Management Office, contractors, sub-contractors to ensure a smooth construction process.

IDENTIFICATION
All contractors must wear a vendor identification badge while they are in the building. Persons not wearing proper identification will be denied access. Contractor key and access cards can be checked out at the loading dock.

EMERGENCY CONTACTS
The Tenant's contractor is required to provide the Project Manager and the Property Management Office with the names and telephone numbers for emergency contacts. This list must be posted on the outside of the Leased Premises.

POSTING OF RULES AND REGULATIONS
A copy of these rules and regulations, acknowledged and accepted by the Contractor, must be posted on the job site in a manner allowing easy access by all workers. It is the Contractor’s responsibility to instruct all workers to familiarize themselves with these rules.

Also note: All insurance companies listed on certificates, as affording your company coverage, must have a minimum AM Best Rating of “A, XI” (www.ambest.com).

WORK PERMITS
All work must be pre-arranged through a Work Permit Request Form. Forms can be obtained from the Project Manager and the Property Management Office but must have confirmation from the affected Tenants. Access is only permitted to areas listed on the Work Permit. Work Permits must be filled out and approved by the Property Management Office.

COMPLIANCE
All contractors & suppliers must abide by the rules and regulations set by the Project Manager and the Property Management Office. Contractors and suppliers will act in accordance with the Occupational Health & Safety Act and all Municipal & State Codes and Regulations.

CODE OF CONDUCT
All contractors and sub-contractors are responsible for the conduct of their respective employees. All contractors should be professionally attired and identified to the company they represent. Contractors should conduct their job with courtesy and professionalism at all times.
Any individuals in violation of the rules and regulations may be subject to immediate and permanent dismissal from the site.

ACCIDENT REPORTING
In the event of a serious accident call 911 and contact Security at (404) 920-5200 to assist with emergency personnel. All accidents must be reported to Security regardless of severity.

LIFE SAFETY
The Contractor will be held responsible for maintaining the integrity of the life safety system in areas under its construction and within its control. All stairwell doors will remain closed at all times. Contractor shall comply with all OSHA regulations. Smoke detectors can only be covered upon expressed written approval by Property Management. No flammable materials

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are to be stored in the building. In addition, no smoking is allowed in the building. Contractor shall contact Property Management regarding any work that may cause a false alarm via smoke detector or sprinkler head.

The Tenant must ensure that the Tenant's contractor observes and complies with all applicable construction safety regulations. Any additional safety regulations, which may be imposed by an authorized representative of the Project Manager and the Property Management Office or authorities having jurisdiction, must also be fully and immediately complied with. The Tenant will be responsible for costs associated with failure to comply or any construction delay.

EMERGENCY EVACUATION
In the event of a fire alarm, all visitors, contractors and suppliers must proceed to the closest fire exit and then to the assembly areas. The assembly areas are located outside Phipps Tower, near Saks 5th Avenue. The second area is located near the Belk Parking Lot. Visiting occupants must check in with the Security Officer posted in the assembly area to verify that everyone has safely exited the building. No one may re-enter the facility until the local Toronto Fire Department gives the all clear signal.

SIGN IN & OUT PROCEDURES
Contractors must sign in and out at the Dock Master Office at level P-3 or at the Security Desk located in the main lobby of Phipps Tower. The contractor must indicate the name of the company they are working with and the location of work. Identification badges will be issued and must be worn in plain view at all times while on site.

Photo identification must be presented to receive a contractor or visitor tag. Access cards or keys require an exchange of a driver's license before anything will be signed out. Any lost or misplaced visitor tags, contractor tags, pass cards or keys must be reported to security immediately. All keys or pass cards must be returned to security when leaving the site at the end of each business day.

RESTROOM FACILITIES
A restroom is provided for Contractor use on the service level rest-room. Use of restrooms on tenant floors is prohibited unless approved in advance by Property Management. If approved, Contractor is responsible for supplying toiletries in the rest-room on floor under construction. Damage caused to restroom facilities as a result of use or abuse shall be repaired at the s’ expense. Restroom toilets, urinals, sink, and floor drains are not to be used for disposal of construction related materials.

DISPOSAL OF MATERIALS
Contractor shall promptly dispose of all materials removed and not reused in the construction through the freight elevator. Construction debris shall not be deposited in the building’s trash dumpsters or compactor nor left on the loading dock. Damage to the dumpsters and/or additional hauls caused by the disposal of construction debris will be billed to the Contractor. Contractors may be required to maintain a separate trash dumpster to be located in an area designated by the Project Manager and by Property Management. The dumpster area shall be kept clean. Inform management of your dumpster needs. General Contractors must make their own arrangements to pick up and haul off garbage.

CONSTRUCTION NOISE/ODOR LIMITS
The following operations must be scheduled with the Project Manager and Property Management:
1. Drilling or cutting the concrete floor slab.
2. Drilling or cutting any concrete structural member.
3. Any work where machine noise or vibration may disrupt normal office/building activities.
4. Any work that may cause odors. Any odor causing substances, such as paints, solvents or glues must be used after-hours 7:00 p.m. to 11:00 p.m. Monday to Friday. Additional charges will apply for purging the floor, $28.00/hour.
5. Varnish / lacquer spraying/painting. Because of their combustible nature, this type of work should be done outside the building. Anyone spraying these compounds will be requested to cease their work.

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DRAINING OF SPRINKLER LINES
Any work, which will involve the draining of a sprinkler line or otherwise affect the building’s sprinkler system must be approved and coordinated through the Project Manager, Property Management and the Chief Engineer. Refilling of the system must also be approved and coordinated through the Project Manager and Property Management.

WATER AND ELECRICITY DURING CONSTRUCTION
Sources of water and electricity will be furnished without cost, as well as reasonable quantities for use in lighting, portable power tools, drinking, testing and other such common usages. Contractor shall make all connections, furnish any necessary extensions and remove same upon completion of work.

BUILDING AND EQUIPMENT/FINISHES
All equipment/finishes installed should be building standard unless authorized by Property Management. A schedule of building standard materials is available from Property Management, as is a list of key building vendors, i.e. fire alarm systems, HVAC controls, etc.

MECHANICAL ROOMS AND AIR HANDLING UNITS
Inspection of mechanical rooms and AHU equipment will be conducted and documented by the Project Manager and Property Management prior to work commencement. Prior to tenant occupancy, the rooms and equipment will be re-inspected. Any clean up or repair expense shall be charged to the Contractor. Mechanical and electrical rooms shall not be used for construction material storage or as work areas. Contractor shall maintain all existing utilities and protect them against damage. Contractor shall not interrupt existing utilities serving occupied spaces, except when authorized in writing by the project Manager and Property Management. Contractor shall provide temporary service during interruptions to existing utilities, as acceptable to the Project Manager and Property Management.

Contractor will install a 1” filter media over the filter bank of the AHU prior to beginning construction. During heating season, a 1” filter media will be installed on the inlet of each PIU.

Tenant air conditioning units and condenser pumps must be separately metered.

ELECTRICAL PANEL CHANGES
All electrical circuits added to existing electrical panels or circuits added to new electrical panels must be appropriately marked. Noncompliance with this regulation could result in removal of the Contractor from consideration for future activities in the building.

All electrical panels, which have covers removed to allow addition of new circuits or new
Electrical panels must be restored to the condition in which they are found.

CONSTRUCTION-INDUCED VIBRATION LIMITS
Contractor shall take precautions to maintain an environment free of vibration and noise.
Activities causing excess vibration will be identified and halted.

NOISE RULES
Hammer drilling noises are allowed from 7:00 p.m. to 7:00 a.m. ONLY Monday – Friday; from Midnight until 9:00 a.m. and after 1:00 p.m. ONLY on Saturday; and at any time on Sunday.
Hammer and core drilling must be completed after hours and requires prior permission from the Project Manager and the Property Management Office, this includes all noisy work. X-rays are to be coordinated with the Property Management Office and performed after midnight. The Project Manager and the Property Management Office, requires one week notice due to other Tenant suite access. See X-Ray for more information.

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DUST
The Project Manager and the Property Management Office must be advised 48 hours in advance of any dust generating activity, such as sanding or demolition, which may activate the Fire Alarm System and to verify that the correct pre-filtering has been completed. Before any work commences, contractors must provide a filtration medium at transfer ducts between Tenant suites to stop dust migration. Temporary filters are to be installed on mechanical equipment during construction and removed when construction is complete. Failure to make such notification will result in absorbing the costs to return the equipment to proper condition.

DELIVERIES
Personnel routes and material deliveries to the Leased Premises are to be only by routes designated by the Project Manager and the Property Management Office. The handling of items, which due to weight or dimension require special treatment, must be reviewed and arranged with the Project Manager and the Property Management Office. Use of loading dock facilities and freight elevators for such special items is by reservation only and at the Tenant's cost. After hour use of the receiving area is possible only by reservation. Materials cannot be left at the loading dock. Vehicles are only permitted in the loading dock for delivery and/or pickup of materials. Vehicles left unattended in the loading dock will be towed.

New carpet covered pedi-grids have been installed in all buildings to enhance access.

Please post and note in all appropriate documents, that no carts or machinery in excess of 100 pounds is to be rolled over these pedi-grids at any time. Pedi-grids are to be removed or protected with wooden or metal covers if this is to occur.

WORK AREAS
All construction materials, tools, equipment and workbenches must be stored and kept within the Leased Premises throughout the construction period. All common or public areas in the building, such as lobbies, corridors, washrooms and stairs shall be kept clean of construction materials at all times. Protective mats during after-hours can be used with the Project Manager and Property Management permission and need to be removed prior to business hours.

BASE BUILDING PROTECTION
No work shall commence until arrangements have been made with the Project Manager and the Property Management Office for the protection with polyethylene sheet protection of base building systems for dust and dirt protection of typical floor DX air conditioning units, AHU filters, light fixtures, ductwork, air diffusers, interior zone and perimeter zone VAV systems and perimeter window blinds. Damage to window blinds may require the complete replacement of the blind at the Tenant's expense.

In the progress of work the Tenant contractor may be required to remove ceiling tiles or grid. The Tenant contractor must take extreme care to preserve tile and grid in its original condition and will be responsible for ceiling system damages.

Accumulated of construction dust or dirt on the base building systems or filters of the HVAC or lighting system, will have to be removed by the Tenant contractor in order to return them to their original clean state.

CORE DRILLING
The building has PT (Post Tensioned) cable construction in beams and floor slabs and the Tenant contractor shall under no circumstances, drill, cut or chase openings in any part of the basic building structure, without written approval from the Project Manager and the Property Management Office. Any necessary slab penetrations or openings will first have to be X-rayed and reviewed with the Project Manager and the Property Management Office as well as the base building structural consultant. All X-ray or concrete core drilling work will have to be performed during after-hours with 72 hour prior notice.

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The costs associated with X-ray work and review by the base building structural consultant, will be at the expense of the Tenant.

X-RAY
All x-ray will require security escort to Tenant premises at the contractor’s expense.

TIE-IN
The Project Manager and the Property Management Office must approve any tie-ins to existing services such as; chilled water, condenser water, domestic water or heating water. The ceiling must not be closed in until inspected by the Project Manager and the Property Management Office or its representatives.

PROTECTION OF FINISHES
The Tenant contractors are prohibited from access to the roof of the building as well as sprinkler, electrical and telephone rooms unless prior authorization is obtained. All building finishes and carpets must be protected to prevent any damage by the Tenant's contractor.

Base building carpeting must be protected by covering with plywood sheets and/or plastic sheeting supplied by the Tenant, as directed by the Project Manager and the Property Management Office. Exterior paving and landscaped areas must also be used with care and be protected. Damage to building finishes caused by Tenant contractors will be repaired by the project Manager and the Property Management Office at the Tenant's expense.

Tarpaulins must be used to separate work areas likely to generate dust or vapor. If planning to use plastic tarpaulins, please check for prior approval due to static electricity. Temporary filters must be installed over compartment units and return air vents during construction periods. Filters must be removed immediately following construction projects.

WEIGHT DISTRIBUTION
Due to limitations and safeties for concentrated floor loading the Tenant's contractor shall not stack drywall in piles exceeding 12" in height. The Tenant will be responsible for any permanent floor deflection or damages resulting from overloading of the floors.

ELEVATOR USE
All Tenant construction materials and equipment, tools and trash need to be brought to and removed from the work site by way of the loading dock and designated service elevator. Unauthorized parking in loading dock is prohibited. All material deliveries that will tie up the service elevator for more than one 30-minute period must be scheduled with Property Management. DO NOT use passenger elevators.

Elevators must be reserved with the project Manager and the Property Management Office for movement of materials, equipment or debris at least 48 hours in advance of the movement. The movement of any base building or Tenant materials and/or equipment will take priority over the removal of waste or debris. As a result, the removal of waste or debris will only be scheduled during after-hours unless written approval is given to remove during building hours.

Contractors will take all necessary precautions to minimize damage to elevator walls, doors, floors and ceilings, and will be held responsible for damage caused by them.

Where it is necessary to use a passenger elevator to move construction materials, written permission must be obtained from the Project Manager and the Property Management Office. Permission will only be given after an approved form of protection of the elevator finishes has been submitted by the Tenant. The Project Manager or the Property Management Office will supply elevator pads. Additional protection as deemed necessary by the Property Management Office will be at the Tenant's expense. The Tenant will be responsible for any damages and repair costs caused by the alternate elevator use.

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CABLING & ELECTRICAL
For interior telephones and computers only, plenum cable (FT6) can be used without a conduit. BX Cable is restricted to a 10’ run and must be independently fastened to the ceiling. Cables must be pull-tied to existing runs and independently supported directly to underside of slab. Clustered lighting fixtures must be independently chain supported. Any riser installation must be directed by the Project Manager and the Property Management Office. Any riser installation will be in conduit only.

BAR CEILINGS
Screws must not be put into T-bars and partitioning is to be clipped to the T-bars.

HOISTING
Where it is expected that demand for freight elevator access will be extensive, hoisting and rigging may be required to be carried out after hours. The Tenant's Contractor is advised to make allowance for after-hours use of elevator use. The freight elevator charge slips must be legibly signed by a responsible person authorized by the Tenant Contractor.

TEMPORARY SERVICES
The Tenant contractor is responsible for temporary power, lighting, power distribution, any heating and telephone within the Leased Premises during the construction period. Electrical extension cords shall not be used outside the Leased Premises. The Tenant must advise the Project Manager and the Property Management Office of any temporary utility service requirements and receive written authorization prior to commencement of work. The Tenant will be responsible for such installation and the operating costs.

ELECTRIC EQUIPMENT
In keeping with the LEED certified status of the building, any computers, photocopiers and other business machines must carry the energy efficiency rating and be of a non-toxic type. The Tenant equipment in specialty areas may require special or ground fault protected electric circuitry and power hook up. Because of the heat generated by some of these types of equipment, it may be necessary to increase the supply of conditioned air to the area or room in question. The Tenant shall advise and provide specifications or copying machines. If it is necessary to alter the air conditioning system, it will be at the Tenant's expense.

BUILDING EQUIPMENT
All base building standard equipment such as light fixtures, hardware, doors and frames removed and not re-installed must be turned over to the Project Manager and Property Management.

PLUMBING
Where plumbing is removed from the Leased Premises, all water supply drain lines and vent connections must be removed from the ceiling spaces back to the core riser, and properly valved and/or capped.

GARBAGE REMOVAL
Removal of construction debris generated by the Tenant's contractor will be the responsibility of the Tenant. Corridors, freight elevator, lobbies and other common areas must be kept clean, without marks dust or dirt and without evidence of Tenant construction damage or debris. Where special cleaning is required to maintain the corridor appearance, the cost of said cleaning will be charged to the Tenant's account.

All garbage of a hazardous chemical or inflammable nature must not be allowed to accumulate. Such garbage must be removed from the site as quickly as possible, or when directed by the Property Management Office, but no later than the same day.

The Tenant must arrange for freight elevator time to move construction debris to the loading dock areas. Because of the limited space, debris must be immediately removed by the Tenant contractor from the property on a daily basis. Temporary

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storage of construction debris outside the Leased Premises, or in the loading dock area will not be allowed during business hours unless written approval is obtained.

The Tenant contractor must arrange with the Project Manager and the Property Management Office for the placement of waste bins in the loading dock area. Only approved waste garbage disposal contractors will be allowed on site. All costs regarding the supply and removal of Tenant contractor disposal bins, inclusive of dumping charges, will be the responsibility of the Tenant.

FIRE AND LIFE SAFETY
The fire extinguishers must be kept in the Leased Premises throughout any the Tenant's work. These extinguishers must be of sufficient number and suitable types to combat a potential fire in the work area as required by codes and bylaws. Tenant contractors and building Service contractors must ensure that adequate first aid material is available.

SMOKE DETECTORS
In addition to sprinkler protection the building is provided with heat detectors in elevator shafts and smoke detectors in air intakes of typical floor AHU (Air handling Units). Whenever construction work is being performed by the Tenant contractor, there is a possibility that the base building smoke-detection system could be activated. The Tenant shall give the Project Manager and the Property Management Office 24 hours’ notice in writing if there is a need to disconnect the existing base building smoke-detection system in the area under construction.

If electrical wire or conduit is damaged by Tenant work, signs of trouble and/or of a ground fault may appear on the fire-alarm panel when the system is re-activated. Tenant will be responsibility for fixing such problem immediately and where the Tenant cannot resolve the problem immediately, an hourly fire check will be performed on the floor by security personnel at the expense of the Tenant.

STAIRWELL DOORS
All stairwell doors must be kept closed at all times during the Tenant construction period. For fire prevention and other safety reasons, any construction site found with stairwell doors propped open will be assigned a security officer until the situation is corrected. The cost of extra security coverage will be charged to the Tenant performing work on the particular floors.

SECURITY
The Tenant will be responsible for the physical security and protection of the Leased Premises and the contents thereof throughout the construction period.

Where Tenant contractor work is perform work in other or additional Tenant areas during after-hours, the Tenant will advise the Property Management Office 72 hours in advance to arrange for a security guard in attendance and at the expense of the Tenant.

KEYS OR ACCESS CARDS
Where the Tenant contractor and personnel require access to common area rooms (electrical rooms, mechanical rooms, etc.) or to other than Tenant’s spaces, keys or access cards must be requested from the Project Manager or the Property Management Office. Only designated contractor personnel will be issued common-area keys/access cards. These keys/access cards will be held at the security office and must be signed out and in on a daily basis. Re-keying or re-programming costs for access cards that are lost will be at the expense of the Tenant.

LOCKS/KEYING SYSTEM
The Project Manager and the Property Management Office architect and/or its representatives shall have access to the Leased Premises at all times for the purpose of carrying out its duties with respect to inspections on the Project Manager and the

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Property Management Office’s behalf. The Property Management Office reserves the right of entry into the Leased Premises and installation of additional door locks or lock systems within the Leased Premises without its consent is prohibited.

All Tenant door locks must be compatible with the base building master key system. Consequently, all lock cylinders must be of the same manufacture similar to those locks being supplied for the building. Before the Tenant purchases any locks, it is imperative that they check with the Property Management Office regarding the type of lock required.

ACCESS PANELS
The Tenant must provide access panels in wall, ceiling and floor construction as directed by the Project Manager and the Property Management Office to permit necessary access to equipment or services as per code or to access and to maintain base building equipment.

TESTING & TIE-INS
The Tenant must obtain the Project Manager and the Property Management Office’s permission prior to the installation of any tie-ins to base building mechanical, electrical, plumbing, gas, pneumatic or fire protection and life safety systems. Tenants will be held fully responsible for any damages, which result from tie-ins to such systems or any tests thereof whether or not the Project Manager or Property Management Office gave permission for such work has been obtained. The Tenant will supply the Landlord with a letter from the supplier of the original system confirming that any warranties in place are valid and the installation is in accordance with their requirements.

CURTAIN WALL
The curtain wall has been designed with a vapor barrier and its integrity must be maintained without penetrations that may cause water wind driven water ingress. Therefore, no mechanical fastening, electrical or control wiring, electrical power outlets or phone outlets of any type are permitted under any circumstances in the perimeter curtain wall.

WELDING & BRAZING
All welding or brazing must be performed only with the prior consent of the Project Manager and the Property Management Office. Proposed welding, brazing or soldering, that may likely activate a smoke detection and alarm system, must be approved in writing by the Project Manager and the Property Management Office in advance of the work being performed.

FIREPROOFING
All fireproofing material removed during Tenant work within the Leased premises or common areas will be reinstated or replaced with a suitable and approved fireproofing material and in accordance with the pertinent Building and Fire Codes. All openings in pipe or electrical risers must be sealed with approved fire stop material.

SHUTDOWNS
Any requests for Electrical-power, HVAC or Air-Conditioning or Domestic water service shutdowns must be made in writing to the Project Manager and the Property Management Office and submitted for approval 48 hours prior to the required shutdown date. An existing Tenant's request and need for uninterrupted services will take precedence over another Tenant contractor's request for a shutdown.

Shutdowns which affecting existing Tenants will only be considered for after hour periods and as scheduled in advance with the Property Management Office. The associated costs and additional security or operating staff for after hours, weekends or statutory holidays, will be at the Tenant's expense.

CARPETS
Unless otherwise approved by the Project Manager and Property Management, carpets may not be permanently glued to the floor, except when a "quick release" type of glue is used and when the Project Manager and Property Management have reviewed and provided written approval. It is the Tenant's responsibility to ensure that the glue is compatible with the base building floor finish.

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AIR-CONDITIONING
Electrical, HVAC, plumbing, fire and life safety shutdowns and tie-ins must be coordinated with and approved by the Project Manager and the Property Management Office. A Property Management representative must be on site, when required, sufficient notice must also be given to other Tenants.

Where typical floor air-conditioning units need to be disconnected so that Tenant work may take place, prior approval by the Project Manager and the Property Management Office in writing must be obtained. New AC units must be fully serviced and new piping cleaned and flushed by the Tenant before being reconnected to the building system. Once the work is completed, the affected condenser water system must be isolated, chemically cleaned and flushed (both new and used lines) by the Tenant's contractor. It will be important that all cutting oil residue be removed from the inside of the piping to prevent anaerobic bacterial growth and under-deposit pitting and corrosion of the common system loop piping, serving the HVAC system and other Tenants.

The Tenant contractor must provide temporary filters, strainers or spool pieces for piping and new filters for AC units and FP VAV boxes at the completion of work. At the discretion of the Project Manager and the Property Management Office, the Tenant contractor shall be responsible for dust-laden and dirt-laden cleaning of ducts and coils if necessary.

SIGNS & GRAPHICS
All Tenant identification signs on the Tenant entrance doors on multi-Tenant floors must be in accordance with the base building's standard signage. Full floor Tenants may propose their own signage but such matters as size, color, content, style, method of attachment and location must be approved in writing by the Property Management Office prior to installation.

Suite numbers are assigned by the Property Management Office. All suite numbers on multi-Tenant floors shall be numbered with the 00 designation assigned to the suites' opposite the elevator lobby and numbered clockwise around the ring corridor.

PARKING
Parking is not permitted in loading dock/receiving areas unless approved by the Property Management Office. Parking is available in the underground parking garage. Vehicles in excess of 6’1” are not permitted past P-4 level. Vehicle in excess of 6’10” are not permitted to the underground parking garage. Prior parking arrangements should be made prior to work.

CAR POOLING
Phipps Tower has exclusive areas that are designated for carpooling as identified at the lower parking levels and special parking signage.

WASTE REMOVAL
Construction waste must be taken off site after hours. Delivery of waste bins should be coordinated through the Project Manager and the Property Management Office. During construction common corridors, restrooms and shipping areas must be kept clean. If necessary, additional cleaning can be provided at a cost to your general contractor. Washrooms, sinks and toilets are not to be used to dispose of glue, paint, dry wall, compound or cleaning materials. A charge back to the contractor for any removals will apply.

Any waste generated by suppliers or contractors must be cleaned up daily and disposed of in accordance with municipal and provincial regulations. Contractors must provide proper containers for the collection of all waste materials. Containers must be labeled to identify the company responsible.

Waste removal must be scheduled during the following periods. Please respect the noise ordinance the Fulton County allows for waste removal.

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•	Monday to Friday, 6:00 p.m. to 6:00 a.m.

•	Weekdays

•	Friday 6:00 p.m. to Sunday 6:00 a.m.

Service bay is 13 feet 1’’

Construction garbage (20 or 40 yard bins), plywood is required under the bin to protect the concrete floor prior to unloading the bin. The Project Manager and the Property Management Office may elect to remove waste at contractor, Tenants cost if not kept under control. All Base Building materials removed in demolition must be returned to the Project Manager Property Management personnel in good condition. Disposal of any liquids or solids in the sewer system is forbidden. Hazardous wastes must be removed from the work site daily and in accordance with municipal regulations.

WASTE RECYCLING
Phipps Tower is a LEED certified building with a comprehensive Tenant recycling program:
The recycling program collects all Tenant paper and cardboard in special blue box recycling boxes that are provided by the Landlord. Recycling protects the environment and can reduce the building's waste stream by nearly 40%. Acceptable materials for recycling include copy paper, junk mail, newspapers, magazines, and books;

Phipps Tower separately collects all aluminum, glass, and plastic beverage containers. Acceptable recyclable materials include all plastic and glass containers (redeemable or non-redeemable), metal food cans and aluminum/plastic packaging.
The wet food from kitchen or restaurant waste is collected separately at the loading dock in designated bin
Additional recycling bins are available from the management office at no charge.

SHAFT & CONFINED SPACES
A permit must be approved before access is granted to any confined spaces. The contractor is responsible for having an additional person stationed outside the confined space at all times.

LOCK-OUT PROCEDURES
Equipment must be properly locked out. Contractors shall be responsible for their own locks and tags when locking out equipment. It is the responsibility of the contractors to properly train their employees on lockout procedures. Lockout procedures for the complex are available upon request to the Project Manager and the Property Management Office.

SCAFFOLD / VERTICAL WORK
Fall protection systems are mandatory when an individual is exposed to a fall hazard of three meters or more. All equipment, safety belts and lanyards must be CSA certified. Scaffolding must be erected and used in accordance within Georgia Regulations.

ROOF & PENTHOUSE ACCESS
All persons that require access to the roof or penthouse area must have an approved Work Permit. Each individual requiring access to the roof must sign a roof waiver in conjunction with the appropriate work permit. Roof waivers are located at each Security Desk.

PROTECTIVE EQUIPMENT
Contractors are responsible for supplying their staff with necessary protective equipment. Construction zones require all occupants to wear CSA certified hard hats and safety shoes at all times. Hard hats should also be checked for expiration dates. Eye protection must be worn when using drills, grinders, hammers, chisels, etc. All contractors must observe all Occupational Health and Safety Regulations while working in the building. Security is qualified and certified to assist.

EQUIPMENT & TOOLS

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Any tools used on site must be CSA certified with all safety devices functional and in place. All tools must be used and maintained in accordance with the manufacturer's recommendations. Employees must be trained in the proper use of the specific equipment.

Ladders must be used in accordance within Georgia Regulations and inspected regularly by trained personnel. Stilts are strictly prohibited as per the Occupational Health & Safety Code. Contractors are required to provide their own tools for the job they are contracted. This includes ladders, extension cords, fasteners, etc. Contractors are responsible for the safekeeping and storage of all equipment, tools, etc. while at the job site.

STORAGE OF MATERIALS
Storage areas are not provided by the Project Manager nor the Property Management Office. All storage must be pre-arranged and authorized. The Project Manager nor the Property Management Office is responsible for providing any storage areas and does not accept the responsibility for any items stored on site. No flammable materials are permitted to be stored in the building. 1/2" drywall is not to be stacked over 38 sheets high. 5/8" drywall is not to be stacked over 30 sheets high. Any items found stored in any common areas will be removed and disposed. A charge back to the contractor for any removals will apply.

CHEMICALS
Contractors must ensure that all chemicals brought on site must be identified with proper WHIMIS labels and that current material safety data sheets (MSDS) are available on site and posted in a conspicuous area. When handling hazardous materials employees must be properly trained in their safe use including the use of protective equipment. The use of refrigerant gas by contractors must be accounted for including the addition, removal or loss of refrigerant gases in any systems, which must be reported by the contractor. A charge back to the contractor for any removals will apply.

RADIOS
The use of radios must be used with caution throughout the facility. If possible refrain from using these devices in Tenant areas. The use of radios must be kept at an acceptable level so as not to disrupt the quiet enjoyment of the Tenant space. Anyone in violation will be asked to remove the device from the site. Repeat offenders may be subject to dismissal from the site.

FIRE PROTECTION
The Project Manager, Property Management Office and the Security Desk personell must approve work on any portion of the fire system. Work permits must be approved 48 hours in advance before commencing work on any part of the fire system. Deactivating any part of the fire services must be performed for the shortest period of time possible, and a fire watch in place. In the event of an evacuation fire alarm you are required to report to the identified assembly area noted in the emergency evacuation section on page “2”. To obtain further information regarding the life safety plan, please contact Security or the Property Management Office.

WELDING PERMIT
The Project Manager, the Property Management Office and Security must be informed when using any source of heat generating equipment such as; welding equipment, torches, grinders, or anything that may cause smoke, flame, spark and/or heat.

Any work that will generate dust or smoke must be identified to the Property Management Office to avoid smoke detector activation.

A work permit must be approved for every job. The contractor is responsible to have an employee to stand watch, equipped with a fire extinguisher, as well as protective screens.

COMPLETION OF CONSTRUCTION

F -1- 12

The Project Manager, the Property Management Office and the respective Tenant should receive the following documents (when applicable) from their contractor, sub-contractor and engineers:

•	As-built drawings to reflect the as-built conditions.

•	Air balancing/water balancing reports from qualified balancers.

•	Sprinkler certification from qualified contractor.

•	Verification certificate from qualified Fire Alarm Inspector.

•	Electrical Inspection certificate

•	Final review and deficiency list from a Property Management approved engineer.

•	Substantial completion report.

•	Final sign-off from a City Building Inspector.

CONSTRUCTION CREW REGULATIONS

It is the Contractor’s responsibility to ensure that all subcontractors follow the building Rules and Regulations and that all employees follow these rules outlined in Attachment “1” CONSTRUCTION CREW CONDUCT. This should be posted on the job site.

It will be the responsibility of the Contractor to enforce the CONTRACTOR RULES & REGULATIONS on a day-to-day basis.

Acknowledged and Accepted by (Contractor):_________________________

Title: _______________________
Date:________________________

F -1- 13

ATTACHMENT 1

CONSTRUCTION CREW CONDUCT

1) All vendors must wear ID badges at all times while they are in the building. These are available through the loading dock office.

2) There is no parking available at the loading dock areas, only at the parking deck located on P-4 or Phipps Plaza. Unauthorized vehicles are subject to towing without notice.

3) The restroom on the service level is available for the construction crew’s use; however, it cannot be used for the disposal of any construction materials.

4) There is no drinking, smoking or chewing tobacco allowed in the building.

5) No radios or stereo systems are allowed in the building.

6) This is a public building and there will be no loud or abusive language allowed.

7) The passenger elevators should not be utilized at any time. All construction crew and material movement should be done through the service elevator.

8) All work areas and adjacent vacant spaces are to remain in a clean and presentable condition at all times.

THANK YOU for working with us to make this construction project a success and minimize the impact to our tenants!

F -1- 14

ATTACHMENT 2

LOADING DOCK REGULATIONS

1. The loading dock area is for active loading/unloading of deliveries only.

2. Parking is not allowed at any time; unattended vehicles are subject to towing without notice.

3. Manulife Financial is not responsible for any damages or thefts that occur to those using the loading dock facilities.

4. All deliveries must be taken to their final destination. At no time should any items be left on the dock for “pick-up”.

5. All shipping materials, boxes, pallets, crates, packing materials, trash, etc. must be removed at the time of delivery.

6. While at the dock, vehicles must be turned off to prevent carbon monoxide build up. Vehicles that are unable to be turned off should find alternative parking.

7. Damage to any building structures, elevators, doors, etc. must be reported immediately to Property Management.

8. All delivery personnel who wish to obtain loading dock access before 6 a.m. or after 8:30 p.m. Monday-Friday and on weekends must sign in with building security.

9. Contractors, subcontractors and other construction personnel are allowed to load/unload materials at the dock area, subject to scheduling with the Project Manager and Property Management. Extended parking is not allowed and subject to towing without notice.

10. Posted signage must be adhered to at all times. Violations are subject to towing without notice.

11. Any exceptions to the above regulations must be arranged with Property Management in advance. Repeat violators of these regulations will be prohibited from using the loading dock.

12. No smoking at loading dock.

F -1- 15

ATTACHMENT 3

CONTRACTOR REQUEST

DATE: _____________________________

TO: Property Management

FROM: ____________________________
(Contractor)

________________________________________________________________________

Scheduled Project Date: __________________________

Completion Date: ________________________________

Scheduled Time: ________________________________

Certificate of Insurance Submitted to Management: ___________________

Subcontractor Name (s): Attach list

Superintendent Names: ______________________________________________

Work Location:

Description of Task: _______________________________________________________

Description of Impact to Tenants (Noise, Dust, Power, Etc.):
________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

F -1- 16

ATTACHMENT 4

HEALTH AND SAFETY PROCEDURES

The following Procedures apply to this building operation under the Health and Safety Policy of the Landlord.
•Provide a safe workplace by developing and implementing Health and Safety plans
•Take all reasonable precautions to protect employees in their working environment
•Provide a working environment with zero tolerance for harassment or violence
•Do NOT employ minors
•Comply with local regulations or standards and post permits and requirements conspicuously
•Provide information, instruction and supervision of employees, exposed to work hazards
•Assure worker certification, classification or rating for specialized equipment operation
•Provide the required training in the use of equipment and protective devices
•Maintain equipment and materials in reliable and safe working condition
•Provide safety labels on equipment and training in company health and safety requirements
•Provide disaster and emergency planning
•Identify and review all potential work hazards and assure worker awareness
•Appoint competent supervisors who are made familiar with hazards in the workplace
•Assist Health & Safety Committees or their representatives at the working location
•Report and investigate accidents and near-misses,
•Cooperate with authorities exercising their duty under local Health and Safety Regulations.
•Promote worker Health and Safety at all Manulife owned and operated building sites.

F -1- 17

HEALTH AND SAFETY AGREEMENT

The Service contractor, providing services to Manulife Financial, hereby confirms and agrees:

I have received a copy of the Manulife Financial Health and Safety Procedures and Regulations and agree to comply with them.
I will ensure that all applicable Health and Safety rules and regulations will be followed and complied with.
I have inspected the worksite and requested and received all necessary project information, relative to potential or existing worksite environmental and safety hazards and will take all precautionary measures.
I have received and reviewed the Emergency Procedures.
Only qualified contractor employees will be employed at this Manulife project site.
All materials and equipment to be used at this facility will meet all applicable government safety and operating standards.

Manulife Financial accepts no responsibility if the Service Contractor violates any of the applicable Occupational Health and Safety Act or Regulations.

Service contractor workers that violate this agreement will be removed from the site.

This agreement is applicable for the duration of the service contract with Manulife.

SERVICE CONTRACT or PROJECT DESCRIPTION:
_________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

This Agreement made by the respective parties:

SERVICE COMPANY: ____________________

Representative      ____________________
Date: ____________________

MANULIFE FINANCIAL:

Representative      _____________________
Date: _____________________

F -1- 18

SCHEDULE “F-2”

LIST OF PRE-APPROVED SUB-CONTRACTORS

Discipline/Contractor	Contact	Information

METAL SPECIALTIES
Fabmaster	Jeff Dukes	404.696.9022

MILLWORK
OnSite Millwork	Jim McGlott	770.948.5550
Signature	Frank Jankovsky	800.553.6048
Mortenson

DOORS
Southern Door & Plywood	Johnny Jones	404.361.7800
IDN	Ed Udell	404.875.0136

GLASS
Atlanta Contract Glazing	Bubba Norris	770.819.8686
AJ Glass & Mirror	Pete Keskonis	770.427.6308

SHEETROCK
Anning Johnson	Mark Sansing	404.355.1680
Oneal	Sam O'Neal	770.432.5475
Atlanta Commercial Drywall	Ron Barnett	770.969.6563

FLOORING
CSC Flooring	Dennis Chao	770.803.3212
Vision Flooring Solutions	Jay Clark	770.231.9653
Spectra Flooring	Alan Turner	770.729.2734

PAINT/WALLCOVERING
Specialty Finishes	Dewayne Cason	404.351.1062
Rosing Painting	Phillip Rosing	404.352.3105
Baker Painting	Scott Hartley	770.491.0600
STONE
Crystal Marble	Brad Brannon	770.883.4509
Williams Tile	Ken Williams	770.432.2201
PLUMBING
Fitzgerald	Brian Stordy	770.487.8714
McKinney's	James Lee	404.635.2219
Maxair Mechanical	Justin Gary	770-956-1200 ext. 230

F -2- 1

Belco	John Bell	404.925.3447

MECHANICAL
McKinney's	James Lee	404.635.2219
Maxair Mechanical	Justin Gary	770-956-1200 ext. 230
JR Nichols Co.	Kevin Jordan	770-805-9440

T & B - Research Air Flo	Britt Stein	770.452.8292

CONTROLS
Waypoint/Alerton	Caroline McGreaham	770.649.6112

ELECTRICAL
Henderson Electrical	Jonathan Jones	770.817.3825
Allison Smith	Todd Grosweiler	404.367.6196
Pirkle Electric	Terry Hawkins	404-346-7733

FIRE ALARM
Convergint Technologies	Joey Blackledge	678.205.2112

SECURITY
Convergint Technologies	Steve Smith	678.205.2121

SPRINKLER PIPING
Advantage	Derek Hunter	770.487.8714
Century Fire Protection	Joshua Mason	770.945.2330

F -2- 2

SCHEDULE “G”

Special Stipulations

These Special Stipulations are hereby incorporated into this Lease and in the event that they conflict with any provisions of this Lease, these Special Stipulations shall control.

I.Expansion Options.    Tenant shall have expansion rights as to spaces described below. Option Spaces “1”, “2” and “3” below shall be subject to Landlord’s and Tenant’s final approval of exact location of such Option Space based upon the Tenant’s final determination of the exact location and size of the Leased Premises, which, as set forth herein, shall be determined no later than March 1, 2013, it being intended by both parties that Option Space 1 shall be a full floor and shall be contiguous to the Leased Premises and that Option Space 2 shall be a full floor and shall be contiguous to the Leased Premises or to Option Space 1. For example only, if the initial Leased Premises includes premises on the 5th floor, then Option Space 1 and Option Space 2 will be substantially as depicted on Schedule “G-1” hereto, but if the initial Leased Premises do not include premises on the 5th floor, then Option Space 1 and Option Space 2 will be on the 5th and 4th floors, respectively. The determination of the location of Option Spaces shall be memorialized in writing by the parties on or before March 15, 2013 following Tenant’s election as to the size of the initial Leased Premises. If leased by Tenant within the required time periods, Option Space 1 and Option Space 2 shall be leased on the same terms and conditions of the initial Lease, with the Allowance, Abatement and any other rental concessions prorated for the remaining Term, all as set forth below, and the Term for such space(s) shall be co-terminus with the initial Term. If leased by Tenant, Option Space 3 will be leased in accordance with the terms below. Tenant’s expansion options are as follows:

1.First Expansion Option. So long as Tenant is not then in an Event of Default hereunder in excess of the Default Threshold, Tenant shall have the option (the “First Expansion Option”) to lease Option Space 1 (as that term is hereinafter defined) at any time on or before the May 1, 2015 pursuant to and in accordance with the following terms and conditions:

(a)“Option Space 1” means the entirety of the 4th floor as shown on Schedule “G-1” attached hereto, or such other full floor as is contiguous to the Leased Premises as described above based on Tenant’s election as to the initial size of the Leased Premises.

(b)If leased by Tenant, Option Space 1 must be leased by Tenant with lease commencement occurring on or before May 1, 2015 with at least four (4) months’ prior written notice. The First Expansion Option shall be exercised by Tenant, if at all, by Tenant providing Landlord with at least four (4) months’ prior written notice, which must be received by Landlord on or before December 31, 2014 (“First Option Notice”). Should Tenant fail to duly and timely exercise this First Expansion Option it shall become null and void and of no further force and effect. Should Tenant duly and timely exercise this First Expansion Option, Tenant’s lease of Option Space 1 shall be effective on the date set forth in Tenant’s first Option Notice, provided such date is on or before May 1, 2015, but not less than four (4) months after Landlord’s receipt of the First Option Notice unless otherwise agreed upon by Landlord and Tenant, through the last day of the Term, as the same may be extended. Option Space 1 shall be subject to all terms and provisions of this Lease, including Basic Rent (on the then current per square foot basis), and Additional Rent then in effect for the Premises. The Abatement for Option Space 1 shall be prorated and shall be an amount equal to the product of multiplying 12 times a fraction, the numerator of which is the number of full calendar months remaining in the initial Term as of the commencement of Tenant’s lease of Option Space 1, and the denominator of which is 192.
(c)Tenant shall take Option Space 1 on an “As Is” basis in the condition that exists as of the Effective Date of this Lease, and Landlord shall have no obligation to improve Option Space 1 unless the condition of Option Space 1 has been changed by Landlord or with Landlord’s consent. The Improvements for Option Space 1 shall be designed and installed in accordance with the procedures and conditions set forth in Schedule “F”, to the extent applicable, and Tenant’s allowance for the Improvements shall be paid in accordance with Schedule “F” and shall be prorated and shall be an amount equal to the product of multiplying $83.50 times the number of square feet of rentable area in Option Space 1 times a fraction, the numerator of which is the number of full calendar months remaining in the initial Term as of the commencement of Tenant’s lease of Option Space 1, and the denominator of which is 192.
(d)The right granted to Tenant under this Special Stipulation No. I.1. is personal to Tenant and to any Permitted Transferee, and in the event of any assignment of this Lease other than to a Permitted Transferee or sublease(s) by Tenant in the aggregate of more than thirty-five percent (35%) of the Rentable Area of the Leased Premises, this First Expansion Option to lease Option Space 1 shall thenceforth be void and of no further force and effect if not previously exercised by Tenant.
2.Second Expansion Option. So long as Tenant is not then in an Event of Default hereunder in excess of the Default Threshold, Tenant shall have the option (the “Second Expansion Option”) to lease Option Space 2 (as that term is hereinafter defined) at any time on or before the May 1, 2016 pursuant to and in accordance with the following terms and conditions:

(a)“Option Space 2” means the entirety of the 3rd floor as shown on Schedule “G-1” attached hereto, or such other full floor as is contiguous to the Leased Premises as described above based on Tenant’s election as to the initial size of the Leased Premises.

(b)If leased by Tenant, Option Space 2 must be leased by Tenant with lease commencement occurring on or before May 1, 2016 with at least four (4) months’ prior written notice. The Second Expansion Option shall be exercised by Tenant, if at all, by Tenant providing Landlord with at least four (4) months’ prior written notice, which must be received by Landlord on or before December 31, 2015 (“Second Option Notice”). Should Tenant fail to duly and timely exercise this Second Expansion Option it shall become null and void and of no further force and effect. Should Tenant duly and timely exercise this Second Expansion Option, Tenant’s lease of Option Space 2 shall be effective on the date set forth in Tenant’s Second Option Notice, provided such date is on or before May 1, 2016 but not less than four (4) months after Landlord’s receipt of the Second Option Notice unless otherwise agreed by Landlord and Tenant, through the last day of the Term, as the same may be extended. Option Space 2 shall be subject to all terms and provisions of this Lease, including Basic Rent (on the then current per square foot basis), and Additional Rent then in effect for the Premises. The Abatement for Option Space 2 shall be prorated and shall be an amount equal to the product of multiplying 12 times a fraction, the numerator of which is the number of full calendar months remaining in the initial Term as of the commencement of Tenant’s lease of Option Space 2, and the denominator of which is 192.
(c)Tenant shall take Option Space 2 on an “As Is” basis in the condition that exists as of the Effective Date of this Lease, and Landlord shall have no obligation to improve Option Space 2 unless the condition of Option Space 2 has been changed by Landlord or with Landlord’s consent. The Improvements for Option Space 2 shall be designed and installed in accordance with the procedures and conditions set forth in Schedule “F” and Tenant’s allowance for the Improvements shall be prorated and shall be an amount equal to the product of multiplying $83.50 times the number of square feet of rentable area in Option Space 2 times a fraction, the numerator of which is the number of full calendar months remaining in the initial Term as of the commencement of Tenant’s lease of Option Space 2, and the denominator of which is 192.
(d)The right granted to Tenant under this Special Stipulation No. I.2. is personal to Tenant and to any Permitted Transferee, and in the event of any assignment of this Lease other than to a Permitted Transferee or sublease(s) by Tenant in the aggregate of more than thirty-five percent (35%) of the Rentable Area of the Leased Premises, this Second Expansion Option to lease Option Space 2 shall thenceforth be void and of no further force and effect if not previously exercised by Tenant.

3.Third Expansion Option. Subject to the rights of CoStar Group, Inc., which has the right to lease 7,500 rentable square feet in a location in the Building to be determined by Landlord in its sole but reasonable discretion on or before June 30, 2014 (the “Prior Rights”), and so long as Tenant is not then in an Event of Default hereunder in excess of the Default Threshold, Tenant shall have the option (the “Third Expansion Option”) to lease Option Space 3 (as that term is hereinafter defined) at any time during the Term if Option Space 3 is then available for lease pursuant to and in accordance with the following terms and conditions:

(a)“Option Space 3” means some or all of the remaining vacancy on Floor 2 (approximately 14,527 rsf, which may be reduced by between 2,000 to 2,500 rsf as set forth in subparagraph (b) below) and Floor 8 (approximately 16,709 rsf), as elected by Tenant in the Third Option Notice (subject to the parties’ agreement as to size, location, and configuration), totaling approximately 31,236 (which may be adjusted as aforesaid) square feet of Rentable Area as shown on Schedule “G-1” attached hereto that is available for lease. Option Space 3 shall be “available for lease” if (i) the space is not then leased to a third party, as set forth below or (ii) the space will become vacant because the current tenant’s lease has or will expire and such tenant has vacated or will be vacating the applicable Offer Space 3, and (iii) the tenant with the Prior Rights has not exercised or does not exercise such Prior Rights.

(b)In connection with Landlord’s construction of the Fitness Facility on Floor 1 of the Building, Landlord will be relocating its management office located on Floor 1 to a location on Floor 2 of the Building at Landlord’s sole cost and expense. In connection with Landlord’s relocation of the management office to Floor 2, Option Space 3 will be reduced. It is anticipated that the maximum amount by which it will be reduced is between 2,000 and 2,500 square feet of Rentable Area. Further, if Tenant initially elects on or before March 1, 2013 to lease more square footage in the Building (as contemplated in Section 1 of this Lease) and such square footage is on Floor 2, Option Space 3 will be reduced further and such additional square footage will not be taken from the relocated management office. The Rentable Area of Option Space 3 will be confirmed in the Commencement Date Memorandum.

(c)After the management office has been relocated and paid for by Landlord, at any time during the Term and provided Tenant is not in a monetary Event of Default hereunder in excess of the Default Threshold, Tenant may notify Landlord that it would like to lease the management office space on Floor 2. If other space in the Building is available and is acceptable to Landlord in its sole but reasonable discretion for purposes of relocating the management office, Landlord will agree to move the management office at Tenant’s sole cost and expense and lease the prior space on Floor 2 to Tenant. In such event, such management office space on Floor 2 will become a part of Option Space 3 and will be leased to Tenant in accordance with the terms hereof.

(d)The Third Expansion Option shall be exercised by Tenant, if at all, by Tenant providing Landlord with at least four (4) months’ prior written notice (“Third Option Notice”). Should Tenant exercise this Third Expansion Option, and if Option Space 3 is then available for lease, Tenant’s lease of Option Space 3 shall be effective as of the first (1st) day of a month that is at least four (4) months after Landlord’s receipt of the Third Option Notice. Option Space 3 shall be subject to all terms and provisions of this Lease; provided that if the commencement date of Tenant’s lease of Option Space 3 occurs on or before May 1, 2015 (meaning that the Third Option Notice was received by Landlord on or before December 31, 2014), then Tenant’s lease of Option Space 3 shall be subject to all terms and provisions of this Lease, including Basic Rent (on the then current per square foot basis), Term, and Additional Rent then in effect for the Premises. The Abatement for Option Space 3 shall be prorated and shall be an amount equal to the product of multiplying 12 times a fraction, the numerator of which is the number of full calendar months remaining in the initial Term as of the commencement of Tenant’s lease of Option Space 3, and the denominator of which is 192. If the commencement date of Tenant’s lease of Option Space 3 occurs on or before May 1, 2015, Tenant shall take Option Space 3 on an “As Is” basis, and Landlord shall have no obligation to improve Option Space 3. The Improvements for Option Space 3 shall be designed and installed in accordance with the procedures and conditions set forth in Schedule “F” and the Allowance for the Improvements shall be prorated and shall be an amount equal to the product of multiplying $83.50 times the number of square feet of rentable area in Option Space 3 times a fraction, the numerator of which is the number of full calendar months remaining in the initial Term as of the commencement of Tenant’s lease of Option Space 3, and the denominator of which is 192.
(e)If the commencement date of Tenant’s lease of Option Space 3 occurs after May 1, 2015 (meaning that the Third Option Notice was received by Landlord after December 31, 2014), then Tenant’s lease of Option Space 3 shall be at the Market Rate, as defined in Schedule “G-2” attached hereto, based on the number of Lease Years then remaining in the Term, [provided there are at least five (5) Lease Years remaining in the Term. In other words, if there are less than five (5) Lease Years remaining in the Term, then Tenant will have no right to lease Option Space 3 unless Tenant simultaneously extends the Term for the entirety of the Leased Premises by exercising the then applicable Extension Option, if any, as set forth below. The “Market Rate” will be based on the number of Lease Years [(with a minimum of 5)] then remaining in the Term during which Tenant will lease Option Space 3.
(f)The right granted to Tenant under this Special Stipulation No. I.3. is personal to Tenant and to any Permitted Transferee, and in the event of any assignment of this Lease other than to a Permitted Transferee or sublease(s) by Tenant in the aggregate of more than thirty-five percent (35%) of the Rentable Area of the Leased Premises, this Third Expansion Option to lease Option Space 3 shall thenceforth be void and of no further force and effect if not previously exercised by Tenant.
(g)Subject to Tenant’s First Refusal Right on Option Space 3 as set forth below, all or any portion of Option Space 3 may be leased by Landlord to third party tenant(s) for a term(s) of no longer than seven (7) rent paying years, with no renewal options, or with renewal options that are subject to Tenant’s expansion rights. Upon the expiration of third party tenant(s) lease(s), Tenant shall have the right to expand into such third party leased space(s), at the then current Market Rate, subject to paragraph (c) above.  For the avoidance of doubt, Landlord has the right to lease Option Space 3 to a third party at any time, subject to Tenant’s First Refusal Right below.

(h)With respect to Landlord’s right to determine the location of the premises that is subject to the Prior Rights as set forth above, Landlord agrees to use reasonable efforts to designate such space to be on the lowest floor of Floors 2-9 and, if on a floor partially leased by Tenant, on a floor on which Tenant leases less than one-half of such floor.

4.Right of First Refusal.    Subject to the Prior Rights and to the rights of Goodwin Wright, Inc. (d/b/a Northwestern Mutual) which exist as of the date of this Lease being an expansion right in 8,000 to 12,000 square feet of Rentable Area on the 14th Floor of the Building, and so long as Tenant is not then in an Event of Default hereunder in excess of the Default Threshold, Landlord grants to Tenant the on-going right (the “First Refusal Right”) to lease the First Refusal Space, as hereinafter defined, at any time during the Term, on and subject to the following terms and conditions.
(a)The “First Refusal Space” shall mean any vacant space in the Building that is the subject of a Third Party Offer, as defined below. The First Refusal Space will not include Option Space 1 or Option Space 2 until after the First Option Notice and the Second Option Notice, respectively, are due and not given. The First Refusal Space will also include Option Space 3, but will not include any space in the Building that is utilized as part of the existing or any future Building amenities (i.e., Conference Center, café, restaurant, fitness facility, etc.).

(b)Should Landlord receive from a prospective third party tenant an offer to lease the First Refusal Space or any premises within the Building containing all or a portion of the First Refusal Space that Landlord is willing to accept or should Landlord give a prospective tenant an offer to lease the First Refusal Space or any premises within the Building containing all or a portion of the First Refusal Space, which offer Landlord anticipates the prospective tenant will accept (the “Third Party Offer”), Landlord agrees promptly to so notify Tenant in writing of the relevant terms of the Third Party Offer, including a reasonably detailed description of the relevant economic terms thereof, including for example only, the rental rate, any rental or other concessions, any allowances, and any expansion and/or extension/renewal rights, provided that no expansion and/or extension/renewal rights will be a part of the Third

Party Offer (the “TPO Terms”). If the Third Party Offer contains space in addition to the First Refusal Space, if Tenant accepts the Third Party Offer, it shall be required to lease all of the space that is the subject of the Third Party Offer. Tenant shall have a period of ten (10) business days after receipt of the TPO Terms within which to exercise the First Refusal Right (the “Acceptance Period”) by delivery to Landlord of written notice of its exercise on or before the last day of the Acceptance Period. If Tenant fails to duly and timely exercise the First Refusal Right, or elects not to exercise the First Refusal Right, the same shall lapse, and be of no further force and effect, and Landlord shall have the right for a period of nine (9) months thereafter to lease the First Refusal Space on terms that are not materially more favorable than those contained in the TPO Terms without re-submitting such changed terms to Tenant in accordance with this First Refusal Right in which case Tenant shall have five (5) business days after its receipt of such resubmitted offer to exercise the First Refusal Right on such terms. The term “materially more favorable” shall mean the net effective rental rates and terms, such as the length of the term and the amount of any concessions such as the tenant improvement allowance and any free rent with respect to such proposal, are less than 92.5% of the net effective rental rates and terms originally offered to Tenant.

(c)Within thirty (30) days after the effective date of Tenant’s exercise of the First Refusal Right, Landlord and Tenant shall use commercially reasonable efforts to negotiate and enter into an amendment to this Lease adding the First Refusal Space to the Premises. If Tenant exercises this First Refusal Right on or before May 1, 2015, then Tenant’s lease of First Refusal Space shall be subject to all terms and provisions of this Lease, including Basic Rent (on the then current per square foot basis), Term, and Additional Rent then in effect for the Premises. The Abatement for the First Refusal Space shall be prorated and shall be an amount equal to the product of multiplying 12 times a fraction, the numerator of which is the number of full calendar months remaining in the initial Term as of the commencement of Tenant’s lease of the First Refusal Space, and the denominator of which is 192. If the commencement date of Tenant’s lease of the First Refusal Space occurs on or before May 1, 2015, Tenant shall take First Refusal Space on an “As Is” basis and Landlord shall have no obligation to improve the First Refusal Space. The Improvements for the First Refusal Space shall be designed and installed in accordance with the procedures and conditions set forth in Schedule “F” and the Allowance for the Improvements shall be prorated and shall be an amount equal to the product of multiplying $83.50 times the number of square feet of rentable area in the First Refusal Space times a fraction, the numerator of which is the number of full calendar months remaining in the initial Term as of the commencement of Tenant’s lease of the First Refusal Space, and the denominator of which is 192.

(d)If Tenant exercises this First Refusal Right after May 1, 2015 but with a Term commencing prior to May 1, 2022, then Tenant will lease the First Refusal Space or any premises within the Building containing all or a portion of the First Refusal Space, which is contained in the Third Party Offer, on the terms and provisions of this Lease except that all of the economic terms of the Third Party Offer, including the Basic Rent and any concessions relating to the First Refusal Space shall be as set forth in the Third Party Offer. The Term with respect to the First Refusal Space shall be coterminous with the remaining Term for this Lease and if the term of the First Refusal Space would have otherwise extended beyond the initial Term of the Lease but for same being made coterminous any abatement for the First Refusal Space contained in the Third Party Offer shall be prorated and shall be an amount equal to the product of multiplying the number of months of abatement contained in the Third Party Offer times a fraction, the numerator of which is the number of full calendar months remaining in the initial Term as of the commencement of Tenant’s lease of the First Refusal Space, and the denominator of which is the number of months contained in the Third Party Offer. Further, Tenant shall take the First Refusal Space on the basis set forth in the Third Party Offer and Landlord shall have no obligation to improve the First Refusal Space. The Improvements for the First Refusal Space shall be designed and installed in accordance with the procedures and conditions set forth in Schedule “F” and any allowance provided for in the Third Party Offer for any improvements to the First Refusal Space shall be prorated and shall be an amount equal to the product of multiplying the per square foot amount of such allowance times the number of square feet of rentable area in the First Refusal Space times a fraction, the numerator of which is the number of full calendar months remaining in the initial Term as of the commencement of Tenant’s lease of the First Refusal Space, and the denominator of which is the number of months contained in the Third Party Offer.

(e)If Tenant exercises this First Refusal Right after May 1, 2015 but the Term for the First Refusal Space commences after May 1, 2022 and extends beyond the initial Term of this Lease, then even if the parties negotiate an earlier commencement date for the First Refusal Space, Tenant will nonetheless lease the First Refusal Space on the terms of the Third Party Offer, including, without limitation, the Term thereof.

(f)If Tenant fails to or elects not to exercise the First Refusal Right and the third party submitting the Third Party Offer does not lease the First Refusal Space within nine (9) months thereafter, the First Refusal Space shall again become subject to the First Refusal Right herein contained as to the pending and/or any subsequent Third Party Offer submitted to Landlord.

(g)The right granted to Tenant under this Special Stipulation No. 4 is personal to Tenant and any Permitted Transferee, and in the event of any assignment of this Lease other than to a Permitted Transferee or sublease(s) by Tenant in the aggregate of more than thirty-five percent (35%) of the Rentable Area of the Leased Premises, this First Refusal Right to lease the First Refusal Space shall thenceforth be void and of no further force and effect if not previously exercised by Tenant.

5.Miscellaneous Expansion Right.    So long as Tenant is not then in an Event of Default hereunder in excess of the Default Threshold, Tenant shall have the right to notify Landlord of Tenant’s desire to lease specified vacant space in the Building at any time. Within ten (10) business days after receipt of such notice from Tenant, Landlord shall notify Tenant as to whether such vacant space is the subject of pending negotiations by Landlord with a third party (including, without limitation, any existing tenant, assignee, or subtenant) and is reasonably anticipated by Landlord to be the subject of a Third Party Offer and a notice of TPO Terms given to Tenant within the one hundred twenty (120) day period following the date of Tenant’s notice. If Landlord provides such a notice to Tenant, then Landlord shall have the right to provide notice to Tenant of the TPO Terms with respect to such vacant space (which notice may cover additional vacant space as well) within such one hundred twenty (120) day period. If Landlord fails to do so, then Tenant shall have the right to lease the vacant space in question in accordance with the following terms, subject to the rights of existing tenants in the Building. If Tenant elects to lease any vacant space in the Building commencing on or before May 1, 2015, the location, size and configuration thereof will be subject to the parties’ mutual agreement and the lease thereof will be on the same terms and conditions of this Lease, with the Allowance, Abatement and any other rental concessions prorated for the remaining Term, and the Term of Tenant’s lease of such space shall be coterminous with the initial Term. If Tenant elects to lease any vacant space in the Building commencing after May 1, 2015, the location, size and configuration thereof will be subject to the parties’ mutual agreement and shall be at the then current Market Rate as set forth on Schedule “G-2” based on the number of Lease Years in the TPO Terms, if any (but in any event and regardless of whether there is a Third Party Offer, no less than 5 Lease Years).

II.Contraction Option. Provided Tenant is not in an Event of Default hereunder in excess of the Default Threshold at the time of the delivery of the Contraction Space Notice (as defined herein), Tenant shall have the one-time option (the “Contraction Option”) to reduce the Rentable Area of the Leased Premises by excluding therefrom one (1) or two (2) full floors of the Building (such floor(s), as determined, being the “Contraction Space”), effective as of June 30, 2021 (the “Contraction Space Termination Date”). Such Contraction Option shall be subject to the following terms and conditions:

(a)    Tenant shall exercise the Contraction Option by providing Landlord with written notice thereof not later than July 1, 2020 (the “Contraction Space Notice”), including specificity as to the location of the Contraction Space. If Tenant fails to timely exercise the Contraction Option, it shall lapse unexercised and Tenant shall have no further right to reduce the Rentable Area of the Leased Premises pursuant hereto.

(b)    Within fifteen (15) business days after Tenant’s exercise of the Contraction Option hereunder and the transmittal of a draft amendment by Landlord to Tenant, Landlord and Tenant agree to use good faith reasonable efforts to negotiate and enter into an amendment to this Lease to document such exercise, which amendment, in addition to the matters outlined above, shall adjust the Rentable Area of the Premises, Tenant’s Proportionate Share and all other provisions of this Lease which are affected by a contraction in the size of the Premises. Tenant shall continue to be liable for its obligations under this Lease to and through the Contraction Space Termination Date, including, without limitation, any reconciliation of Tenant’s Proportionate Share of the amount of Landlord’s Taxes and Tenant’s Proportionate Share of the amount of Operating Costs with respect to the Contraction Space.

(c)As a condition precedent to Tenant’s exercise of its Contraction Option, Tenant must have delivered to Landlord, no later than the Contraction Space Termination Date, an amount as a contraction fee (the “Contraction Fee”) equal to the sum of (i) six (6) months of then current Basic Rent and Additional Rent with respect to the Contraction Space, plus (ii) an amount equal to the unamortized portion (amortized over 180 months at eight percent [8%] per annum) of the Allowance (i.e., $83.50 per square foot of Rentable Area of the Contraction Space or such lesser amount as was actually used by Tenant), the Abatement (i.e., not including the Beneficial Occupancy Period), and leasing commissions applicable to the Contraction Space. It is hereby acknowledged that the Contraction Fee is not a penalty but is a reasonable pre-estimate of the damages that will be incurred by Landlord as a result of such contraction (which damages are impossible to calculate more precisely) and, in that regard, constitutes liquidated damages with respect to such loss.

III.Termination Option. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the one-time option (the “Termination Option”) to terminate this Lease, effective as of April 30, 2025 (the “Termination Date”), by providing Landlord with written notice of such Termination Option election (the “Termination Notice”). Such Termination Notice shall be effective only if it is given to Landlord not later than May 1, 2024 (the “Termination Notice Deadline”); accordingly, if Tenant has not given its Termination Notice to Landlord prior to the Termination Notice Deadline, this Termination Option shall expire and be of no further force or effect, and Tenant shall have no right or option to terminate this Lease pursuant to this Special Stipulation No. III at any time after the Termination Notice Deadline. As a condition precedent to any termination of this Lease pursuant to the provisions of this Special Stipulation No. III, in addition to Tenant’s delivery of its Termination Notice, Tenant must have delivered to Landlord no later than the Termination Date, an amount as a termination fee equal to the sum of (i) six (6) months of the then current Basic Rent and Additional Rent, plus (ii) all unamortized Transaction Costs, as hereinafter defined, all amortized using an interest rate of eight percent [8%] per annum over the applicable time period as further described below.  The general definition of “Transaction Costs” means generally, without limitation, any tenant improvement allowance, turnkey construction costs, leasing commissions, free rent and cash allowances or similar costs and expenses provided to Tenant or incurred by Landlord, but does not include attorneys’ fees.  For purposes of this Lease and the initial Leased Premises, Transaction Costs will include the Allowance, the Abatement (i.e., not including the Beneficial Occupancy Period), the Refurbishment Allowance (if Tenant has received or utilized same) and leasing commissions incurred in connection with the Leased Premises, which shall be amortized over the 180-months in the Term following the Abatement Period. With respect to any future expansion space (including, without limitation, Option Space 1, Option Space 2, and Option Space 3), the Transaction Costs, as are applicable to the specific expansion space, will be amortized over the period commencing on the effective date of Tenant’s lease of such expansion space through the expiration date of Tenant’s lease of such expansion space. It is hereby acknowledged that any such amount required to be paid by Tenant in connection with such early termination is not a penalty but a reasonable pre-estimate of the damages which would be incurred by Landlord as a result of such early termination of this Lease (which damages are impossible to calculate more precisely) and, in that regard, constitutes liquidated damages with respect to such loss. Tenant shall continue to be liable for its obligations under this Lease to and through the Termination Date, including, without limitation, Additional Rent that accrues pursuant to the terms of this Lease, with all of such obligations surviving the early termination of this Lease. Tenant’s rights under this Special Stipulation No. 5 shall be effective only if Tenant is not in an Event of Default hereunder in excess of the Default Threshold at the time of the delivery of the Termination Notice.

If Tenant elects to duly and timely exercise this Termination Option, Tenant’s First Refusal Right in Special Stipulation No. I.4. above shall thenceforth be void and of no further force and effect as of the date of the Termination Notice.

IV.Extension Options. Provided that Landlord has not exercised its Termination Option in Special Stipulation No. III above, and so long as this Lease is in full force and effect and Tenant is not in an Event of Default hereunder in excess of the Default Threshold at the time of notification to Landlord, Tenant shall have the options (each, an “Extension Option”)

to extend the Term for the entire then-existing Premises for two (2) additional periods of five (5) to seven (7) years each at Tenant’s election (each, an “Extension Term”), on the same terms and conditions of this Lease, except the Basic Rent shall be adjusted to the Market Rate (as that term is hereinafter defined), in accordance with Schedule “G-2” attached hereto. Tenant shall provide Landlord with not less than sixteen (16) months and not more than twenty-four (24) months written notice of its exercise of the applicable Extension Option, which notice shall contain the length of the applicable Extension Term that Tenant has elected.

The right granted to Tenant under this Special Stipulation No. IV is personal to the named Tenant and any assignee that is a Permitted Transferee, and in the event of any assignment of this Lease other than to a Permitted Transferee or sublease(s) by Tenant in the aggregate of more than thirty-five percent (35%) of the Rentable Area of the Leased Premises, each applicable Extension Option shall thenceforth be void and of no further force and effect.

V.Roof Rights/Satellite. During the Term and any renewals or extensions thereof, upon and subject to the terms and conditions set forth below, Landlord grants to Tenant the non-exclusive license, at Tenant’s sole cost, to install, maintain, and from time to time replace satellite dishes and antennas on the roof of the Building with necessary cabling and wiring connecting such satellite dishes and antennas to the Leased Premises (such antennas, cabling and wiring being collectively referred to as the “Antenna Equipment”) primarily for purposes of, or related to, supporting Tenant’s business operations, including without limitation, facilitating wireless communications of Tenant to and from the Leased Premises, provided that (A) Tenant shall obtain Landlord’s prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed by Landlord) of the proposed size, weight, location and aesthetic impact of the Antenna Equipment and the method for fastening the Antenna Equipment to the Building; (B) Tenant will at its sole cost comply with (i) all insurance requirements and all applicable governmental laws, ordinances and regulations (“Governmental Requirements”), (ii) Landlord’s reasonable requirements from time to time, including any relocation requirements, and (iii) the conditions of any bond or warranty maintained by Landlord on the roof; and (C) the Antenna Equipment shall not interfere, electronically or otherwise, with the equipment, facilities, use or operations of Landlord or of other preexisting (as of the date of installation of the Antenna Equipment) licensees or tenants of Landlord. Tenant shall not have the right to use or allow any other person or entity not affiliated with Tenant’s business or not providing services to Tenant to use the Antenna Equipment for a fee or otherwise, it being understood that even any person or entity affiliated with Tenant’s business or providing services to Tenant may not use the Antenna Equipment for the purpose of charging a fee or providing services to any party other than Tenant. Tenant’s installation, repair, maintenance, operation and removal of the Antenna Equipment shall also be subject to and performed in accordance with the terms and conditions of Landlord’s manager under any telecommunications site management agreement in effect from time to time. The Antenna Equipment shall be installed substantially in accordance with the plans and specifications reasonably approved by Landlord, and the installation shall be performed by contractors approved by Landlord. Tenant shall coordinate with other licensees or tenants of Landlord to avoid interference by the Antenna Equipment with any later-installed Antenna Equipment and wireless communications of such other parties. Landlord may supervise any roof penetration or require it to be performed by Landlord’s designated contractor. Tenant shall repair any damage to the Building caused by the installation, maintenance, replacement, use or removal of any of the Antenna Equipment. The Antenna Equipment shall remain the property of Tenant. Tenant may remove the Antenna Equipment at its sole cost during the Term, and Tenant shall remove the Antenna Equipment at its sole cost upon expiration or termination of the Lease. Landlord shall have the right to reasonably require Tenant, at Landlord’s sole cost, to relocate all or any part of the Antenna Equipment from time to time, provided that such relocation does not render Tenant’s use of the Antenna Equipment impracticable. Tenant shall pay to Landlord, as additional rental, on a monthly basis, the actual costs incurred by Landlord in furnishing electric power for the operation of the Antenna Equipment, but Tenant shall not be charged any additional rental for such rooftop space during the Term or any renewals or extensions thereof.

VI.Emergency Generator. So long as this Lease is in full force and effect the Tenant shall have the right, at its sole cost and expense, to install and maintain an emergency generator serving the Leased Premises, subject to the following terms and conditions:

(a)The Landlord shall provide a generator pad near the Building loading dock in the approximate location as depicted on Schedule “G-4” attached hereto for the installation of the Tenant’s emergency generator as well as a fuel system for the generator. The design, construction, size, capacity and all other aspects of such generator shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld. All costs associated with installing such generator, including without limitation, installation and connection of power feeds, cabling, pad site installation and removal, and the like, shall be Tenant’s sole responsibility. The generator must comply with, and be installed in accordance with, all applicable governmental rules and regulations.

(b)The Tenant shall shield or screen the generator from public view. In the event that the generator is located in the Parking Facility servicing the Building, any parking space(s) taken by the generator shall be counted towards the total number of parking spaces allocated to the Tenant under this Lease.

(c)The expense of installing, construction, maintaining and removing the generator shall be the sole cost and expense of Tenant. Tenant may use the Allowance to pay for such costs if available. Tenant shall be responsible for all costs and expenses associated with such generator and Tenant shall promptly repair any damage to the Building or the Property resulting from the installation, construction, maintenance or removal of such generator. Tenant shall promptly remove the generator at its sole cost and expense within thirty (30) days after expiration or termination of the Lease Term. Tenant shall restore any portion of the Building or Land affected by the generator to substantially the same condition existing prior to the installation of the generator, normal wear and tear excepted.

(d)The terms of this Special Stipulation No. VI shall survive the expiration or earlier termination of this Lease.

VII.UPS System. The Tenant shall be allowed to install a UPS system (the “UPS System”) inside the Leased Premises. Upon the expiration or earlier termination of this Lease, the Tenant shall, at the Tenant's expense, remove the UPS System and repair any damage to the Leased Premises caused thereby. Tenant’s right to install the UPS System is subject to the following terms and conditions:

(a)The Tenant shall be solely responsible for all costs associated with the installation, use and maintenance of the UPS System;

(b)As of the Effective Date, there is a designated area for high density storage on each floor of the Building, which has a live load capacity of 150 pounds per square foot. The Landlord does not anticipate a need to reinforce the structure to accommodate the Tenant’s UPS System, but reserves the right to engage the Landlord’s architect and/or structural engineer for review of the UPS System specifications to ensure that the UPS System shall not adversely affect the electrical or any other system of the Building; and

(c)Upon the expiration or earlier termination of the Lease, Tenant shall repair any damage caused to the Leased Premises or to any portion of the Building resulting from the installation and/or removal of the UPS System. The terms of this Special Stipulation No. VII shall survive the expiration or earlier termination of this Lease.

VIII.Restriction on Leasing. Provided The William Carter Company or a Permitted Transferee that is in the same retail business as The William Carter Company leases at least fifty percent (50%) of the original Leased Premises and occupies a minimum of twenty-five percent (25%) of the original Leased Premises and so long as such named Tenant or Permitted Transferee is not in an Event of Default hereunder in excess of the Default Threshold, Landlord agrees that Landlord shall not enter into a lease of space in the Building with any of the following competitors of Tenant: Old Navy, Gymboree, or The Children’s Place, excluding, however, any current tenant of the Building, its assigns, and sublessees over which Landlord has no approval or consent rights. Further, should The William Carter Company or its Permitted Transferee cease operating its business for the retail sale of children’s clothing and products, this restriction shall terminate and be of no further force or effect.

IX.Fitness Center. Landlord will agree to construct the Fitness Facility as follows:

(a)The Fitness Facility will be approximately 6,000 rentable square feet (±5%) located on the first floor lobby of the Building, and in the general area shown on Schedule “G-3” attached hereto. The Fitness Facility shall be consistent with a first class office building with a country club type feel, and shall have various equipment, showers, lockers and towel service that are consistent with the above. The restroom finishes will be comparable to those located in the common area Building restrooms. The Fitness Facility will contain five (5) or six (6) shower facilities (with privacy/dressing rooms), two (2) or three (3) restroom stalls and/or urinals, and thirty (30) lockers (i.e., half size or full size) within each of the ladies’ and men’s restrooms, all subject to Landlord’s and Tenant’s final approval, with the actual number and size being subject to mutual agreement of the parties depending on the final size and design of the Fitness Facility.

(b)Landlord shall use commercially reasonable efforts to ensure that the Fitness Facility will be open for business by the later of (i) May 1, 2013 provided this Lease is executed and delivered by Tenant to Landlord by December 14, 2012, and (ii) the date that is five (5) months from the date of this Lease. Further, Landlord agrees to use commercially reasonable efforts to ensure that the Fitness Facility shall continuously operate through the Term of the Lease, including renewals or extensions thereof, so that there shall always be a Fitness Facility in the Building during Term of the Lease.

(c)The Fitness Facility shall be accessible from 5:30 a.m. to 10:00 p.m. Monday through Friday, and from 5:30 a.m. to 6:00 p.m. on Saturdays and Sundays (excluding Holidays); and, for the initial six (6) month period after the opening of the Fitness Facility, shall be staffed from 6:00 a.m. to 7:30 p.m. Monday through Friday, and from 8:00 a.m. to 1:00 p.m. on Saturdays, inclusive, with the exception of Holidays. After such initial 6-month period, the parties agree to discuss mutually agreed upon changes to such staffed facility hours based on usage and demand during such 6-month period.

(d)Subject to the foregoing, the Fitness Facility will be manned and operated by a professional fitness facility operator, such as Corporate Sports, with towel service provided accordingly. Landlord shall use commercially reasonable efforts to engage an operator for the Fitness Facility, with Tenant’s reasonable approval. In the event that the Landlord cannot engage an operator or replacement operator to run the Fitness Facility, despite using commercially reasonable efforts, the parties shall work together in good faith to find other alternatives to keep the Fitness Facility open and operating throughout the Term.

(e)The operator will maintain, operate and staff the Fitness Facility, the cost of which will be offset by the monthly revenue described below. Any remaining monthly expenses not offset by the monthly revenue will be paid twenty-five percent (25%) by Landlord and seventy-five percent (75%) by Tenant.

(f)Landlord will charge a nominal monthly fee for all users of the Fitness Facility (initially not to exceed $20/month), which fee will be applied against monthly expenses of the Fitness Facility.

(g)Landlord will maintain the Fitness Facility and provide nightly janitorial and cleaning service for the Fitness Facility, including the restrooms, the cost of which will be included in the Operating Costs for the entire Building.

(h)The Fitness Facility will be a Building amenity and will be available to all tenants in the Building.

(i)Landlord shall construct the Fitness Facility and will provide all fitness equipment therein, which will consist of cardiovascular equipment and strength training equipment, all at Landlord’s sole cost and expense (other than Tenant’s contribution set forth below). The parties shall work together to design the look and layout of the Fitness Facility as well as the equipment to be located therein. During the Term, Landlord will continue to maintain, repair and replace the equipment in a first class manner, including maintaining adequate numbers of pieces of equipment.

(j)Landlord shall be responsible for its proportionate share of the costs of all construction and equipment purchased and installed (“Build Out Costs”) and Tenant shall be responsible for its proportionate share of the Build Out Costs.

Landlord’s proportionate share shall be the Build Out Costs times a fraction, the numerator of which is 4,000 square feet of Rentable Area and the denominator of which is the total square feet of Rentable Area of the Fitness Facility (the “Total FF RSF”). Tenant’s proportionate share shall also be the Build Out Costs times a fraction, the numerator of which is the Total FF RSF minus 4,000 square feet of Rentable Area and the denominator of which is the Total FF RSF. For purposes of example only, if the Total FF RSF is 6,000 RSF, then Landlord’s proportionate share would be 4,000/6,000 = 66.67%, and Tenant’s proportionate share would be 2,000/6,000 – 33.33%. Tenant may apply against its proportionate share of the Build Out Costs the Allowance of $83.50 per square foot of Rentable Area times the difference in Rentable Area between the Total FF RSF minus 4,000 square feet of Rentable Area (the “BOC Portion of the Allowance”). If the BOC Portion of the Allowance is more than Tenant’s proportionate share of the Build Out Costs, then such remaining balance may at Tenant’s election be added to the Allowance for the Leased Premises. If the BOC Portion of the Allowance is less than Tenant’s proportionate share of the Build Out Costs, Tenant may pay for such difference by using any available portion of the Allowance, if any (and if not, by paying such sums directly to Landlord), and shall be obligated to pay for such amount within thirty (30) days after being provided with invoices from Landlord showing the exact costs incurred. Tenant shall have the right to review and approve of all plans and final construction bids/costs for the construction of the Fitness Facility.

(k)Landlord will provide 4,000 square feet of Rentable Area of the Fitness Facility at its expense. Notwithstanding the foregoing, Tenant will be responsible for paying Tenant’s Proportionate Share of Operating Costs attributable to such 4,000 square feet of Rentable Area of the Fitness Facility, but in no event, will Tenant pay Basic Rental on such space. Tenant will also be responsible for paying a fee in an amount equal to the Basic Rental and Additional Rent (and escalations thereof) that Tenant pays for the floors located in the low-rise elevator bank as set forth in this Lease multiplied by the additional Rentable Area of the Fitness Facility (currently about 2,000 square feet of Rentable Area), and will be provided the same number of months of Abatement and the amount of the Allowance as is provided in the Lease for such approximate 2,000 square feet of Rentable Area (in other words, Tenant will start paying Rent at the same time for the additional space of the Fitness Facility as it starts paying Rent for the Leased Premises). For the avoidance of doubt, Tenant is not leasing this additional space in the Fitness Facility; the foregoing represents Tenant’s yearly contribution towards the Fitness Facility, provided that Tenant’s failure to pay such sums will be treated the same as an Event of Default under the Lease.

X.Cafe. Landlord will agree to construct the Café as follows:

(a)The Café will be approximately 5,000 rentable square feet (±15%) and will be located within the Building on the backside of the first floor lobby generally as depicted on Schedule “G-3” attached hereto.

(b)Landlord will construct the Café at its sole cost and expense and the operator chosen therefor will provide all furniture, fixtures and equipment (including kitchen equipment) and will provide all personnel therefor.

(c)The Café will be a “cafeteria-style” operation (similar to Table One at One Atlantic Center) with a food line for hot and cold food items and will be operated pursuant to a traditional lease between Landlord and the operator, similar to those for other first class office buildings.

(d)Carole Parks Catering Associates, Inc. (“Carole Parks”) is the preferred operator and Landlord will use commercially reasonable efforts to enter into a lease with Carole Parks for the operation of the Café, failing which, Landlord will use commercially reasonable efforts to choose a similar operator, subject to Tenant’s reasonable approval.

(e)The goal is that an operator will be open for business by mid-2013 (i.e., on or about September 15, 2013), and the goal is also that the operator or a replacement operator would continuously operate through the Term of the Lease, including any renewals or extensions thereof, so that there may always be a Cafe in operation in the Building during the Term of this Lease; provided that Landlord will only be obligated to use commercially reasonable efforts to find a replacement operator if the original operator ceases to continuously operate the Café.

(f)The Café shall have adequate seating for customers, including reasonable indoor seating and including outdoor seating for at least twenty (20) people, subject to all applicable laws, codes and zoning regulations.

(g)The Café operator shall at all times serve good quality and healthy food as a significant portion of its food offering, and the food shall be sold at commercially reasonable prices.

(h)Landlord shall use commercially reasonable efforts to ensure that the Café will be open for both breakfast and lunch during the weekdays, and shall use commercially reasonable efforts to ensure that a “grab and go” type of station is open during Normal Building Hours.

XI.Conference Facility. The Building currently has an executive conference center (“Conference Center”) located on Floor 2 of the Building, which consists of an executive board room (seating for eighteen (18) people) and a training room which can seat up to seventy-two (72) people in a classroom setting or which may be divided to accommodate thirty-six (36) people per room. The training room can be expanded, at Tenant’s cost, should Tenant choose to lease the space immediately contiguous to the existing Conference Center, and can be constructed in such a way as to open into the existing Conference Center. The area of the training room that is expanded will become a part of the Leased Premises and Tenant will have the exclusive use thereof; provided the original Conference Center (i.e., prior to such expansion) will continue to be available for use by Tenant and the other tenants in the Building. The existing Conference Center shall be available to Tenant and other tenants in the building on a first come, first-served, prior reservation basis. Landlord agrees to monitor such reservations so no single tenant can continuously block-reserve multiple time-slots on multiple consecutive days and preclude the reasonable opportunity of all tenants to use the Conference Center.

XII.Refurbishment Allowance. In addition to the Allowance, provided that Tenant in not then in an Event of Default hereunder in excess of the Default Threshold, on or after May 1, 2024, or the tenth (10th) anniversary of the Commencement Date, whichever is later, Landlord shall provide to Tenant an allowance of $10.00 per square foot of Rentable Area of the then Leased Premises for redecorating, re-carpeting or minor construction (the “Refurbishment Allowance”). Such Alterations shall be performed by Tenant in accordance with Paragraph 33 of this Lease and shall be disbursed to Tenant in accordance with the procedures set forth in Section 6 and 10 of Schedule “F”, as applicable.

XIII.Storage Space. Landlord shall lease to Tenant, and Tenant shall lease from Landlord, for a term coterminous with this Lease, up to a total of 2,211 usable square feet of storage space, being on Level P3 of the Building (the “Storage Space”), for the purpose of general office storage use and/or for storage of Tenant’s miscellaneous training materials and supplies, store fixtures, samples, merchandise, promotional goods and materials, and other supplies for office or retail use in Tenant’s business and for no other purpose. Such Storage Space will be caged and locked. Tenant shall pay as a “gross rent” for the Storage Space the amount of $12.00 per annum per usable square foot of the Storage Space in equal monthly installments. Such rent shall be payable on or before the first (1st) day of each month during the Term in the manner set forth in this Lease. Tenant shall not permit the use or occupancy of the Storage Space by any person or entity other than Tenant, its agents or employees. Upon Tenant’s leasing of the Storage Space, Tenant shall accept the Storage Space in its “AS IS” condition and agrees that Landlord shall have no obligation to make any improvements to the Storage Space. The lease of the Storage Space shall be governed by all of the other terms and conditions of the Lease including, but not limited to, the indemnity and insurance provisions therein, except that the square footage of the Storage Space shall not be used in calculating Basic Rent for the Leased Premises, Additional Rent, or any tenant improvement allowance hereunder or any other calculation based upon the rentable square footage of the Leased Premises. Tenant hereby agrees to provide Landlord with a certificate evidencing insurance coverage of the Storage Space prior to Tenant’s occupancy of the Storage Space. The Storage Space is depicted on Schedule “G-5” attached hereto.

SCHEDULE “G-1”
Stacking Plan

G – 1- 1

SCHEDULE “G-2”

Market Rate

“Market Rate” shall be defined as the then fair market net rental value of the Leased Premises computed as of the date of commencement of the applicable Extension Term determined in accordance with the provisions set forth below.

The fair market net rental value of the Leased Premises shall mean the net rental that would be agreed to by a landlord and a comparable tenant, each of whom is willing, but neither of whom is compelled, to enter into the lease transaction. The fair market net rental value shall be determined on the basis of the assumptions that (1) the operating expense base year shall be updated to the first full calendar year under the renewal, and (2) the fair market net rental value shall be projected to the commencement date of the applicable extension term. The net fair market rental value to be determined shall not take into account any special uses or rights afforded to the tenant under the lease in connection with the premises, but shall take into account all relevant factors, including the following:

i.
Rental for comparable premises in comparable Class A buildings in the Buckhead submarket (taking into consideration, but not limited to, annual escalations, use, location and/or floor level within the applicable building, definition of net rentable area, quality, age and location of the applicable buildings);

ii.	The rentable area of the premises being leased;

iii.	The length of the pertinent rental term;

iv.
The value of improvements in place as compared to tenant improvement allowance, rent credit, free or abated rent, moving allowance, space planning allowance, and/or similar inducements given to Tenant and brokerage commissions related thereto and which would be given to a comparable tenant in a comparable building (including the Building); and

v.	The quality and credit worthiness of the Tenant.

The Basic Rent for each Extension Term shall be the Market Rate during the said Extension Term. Within ten (10) business days after Tenant’s exercise of the applicable Extension Option, Landlord shall advise Tenant in writing of Landlord’s proposed determination of the Market Rate, on a rentable square foot basis, as of the beginning of the then-applicable Extension Term and any escalations of said Market Rate during the then-applicable Extension Term. Within ten (10) business days of receipt of Landlord’s applicable notice, Tenant shall advise Landlord, in writing, whether or not Tenant accepts or rejects the Market Rate proposed by Landlord. If Tenant accepts such rate in writing, then the Basic Rent rate during the applicable Extension Term shall be said rate with escalations as provided in the determination. If Tenant rejects in writing the Market Rate proposed by Landlord, Tenant shall advise Landlord in writing of Tenant’s proposed determination of Market Rate, on a rentable square foot basis, as of the beginning of the then-applicable Extension Term and any escalations of said Market Rate during the then-applicable Extension Term thereafter. Landlord and Tenant shall negotiate in good faith for a period of twenty-one (21) days after Landlord’s receipt of Tenant’s notice to attempt to reach a mutual agreement on the Market Rate. If the parties are unable to come to an agreement within such 21-day period, each party shall, by written notice delivered to the other Party within thirty (30) days after the expiration of such 21-day period, specify in such notice its selection of a real estate broker meeting the qualifications described below, who shall act on such party’s behalf in determining the Market Rate. Each party shall include with its broker designation notice a written statement of the party’s proposed final determination of the Market Rate including annual escalations thereto, as previously designated above. Within thirty (30) days following the expiration of such 30-day period, Tenant will have the option to rescind its Extension Option exercise notice, accept Landlord’s final

G – 2- 1

proposed determination of Market Rate including any annual escalations thereto, or elect to arbitrate the Market Rate, as set forth below.

If Tenant elects to arbitrate the Market Rate, the two brokers shall select a third broker meeting the qualifications stated below. Within ten (10) business days after such third broker is appointed, the appointed third broker shall select either Landlord’s or Tenant’s proposed determination of Market Rate (and not a different rate or an average of the two rates as proposed by Landlord and Tenant), and such third broker will notify Landlord and Tenant of such determination of the Market Rate, which determination shall be binding upon both Landlord and Tenant.

In the event that the foregoing process has not been completed prior to the commencement of the applicable Extension Term, then upon commencement of the applicable Extension Term, and until the process is completed (the “Interim Period”), Tenant shall pay Landlord monthly Basic Rent equal to the Basic Rent for the immediately preceding Lease Year, until the increase or decrease in the Basic Rent is determined by such process as provided herein; provided, however, that such payments made during the Interim Period shall be subject to adjustment based upon the results of such process. If, as a result of such process, it is determined that Tenant has underpaid or overpaid Basic Rent during the Interim Period, then such underpaid Basic Rent shall be due from Tenant to Landlord within thirty (30) days after the amount of such underpayment has been determined or such overpaid Basic Rent shall be applied to the next Basic Rent coming due hereunder. All brokers selected in accordance with this process must be licensed in the State of Georgia as a real estate broker and shall have at least ten (10) years prior experience in commercial office leasing in the Buckhead submarket. If either Landlord or Tenant fails or refuses to select a broker, the other broker shall alone determine the Market Rate. Landlord and Tenant agree that they shall be bound by the final determination of Market Rate for the applicable Extension Term. Landlord shall bear the fee and expenses of its broker and Tenant shall bear the fee and expenses of its broker. Each of the parties shall bear one-half (½) of the cost of the third broker’s fee.

G – 2- 2

SCHEDULE “G-3”

Approximate Locations of Fitness Center and Café

PHIPPS TOWER

Atlanta, Georgia

CAFE AREA
SUITE 100
FITNESS AREA
SUITE 125
BUILDING CORRIDOR
LOBBY
TELEPHONE
ELEVATOR LOBBY
BUILDING CORRIDOR
S1
L1
L2
L3
L4
H1
H2
H3
H4
D1
D2
D3

Proposed Demising Plan

0 4 8 16

1st Floor - Suites 100 & 125

Cafe Area - 5,122 RSF

Fitness Area - 5,897 RSF - 4,000 RSF = 1,897 RSF

November 8, 2012

CAFE
AREA
FITNESS
AREA

CRESCENT RESOURCES
LLC

G -3 - 1

SCHEDULE “G-4”

Approximate Location of Emergency Generator

PHIPPS TOWER

Atlanta, Georgia

301
302
303
304
305
306
307
308
309
310
311
one way
one way
Bldg.Tools/Shop
Storage
Janitorial Stor.
Cages

Generator Pad

0 4 8 16

Level P3
November 13, 2012

PROPOSED GENERATOR PAD

CRESCENT RESOURCES
LLC

G–4 - 1

SCHEDULE “G-5”

Storage Space

PHIPPS TOWER

Atlanta, Georgia

301
302
303
304
305
306
307
308
309
310
311
one way
one way
Bldg.Tools/Shop
Janitorial Stor.
Storage
Cages
PROPOSED STORAGE SPACE

Storage Space

0 4 8 16

Level P3 - Suite P311
2,211 USF
November 13, 2012

CRESCENT RESOURCES LLC

G–5 - 1

SCHEDULE “H”

COMMENCEMENT DATE MEMORANDUM

THIS MEMORANDUM (“Memorandum”) is made as of __________, 20__, between PHIPPS TOWER ASSOCIATES, LLC (“Landlord”) and THE WILLIAM CARTER COMPANY (“Tenant”), pursuant to that certain Lease Agreement between Landlord and Tenant dated as of ______________, 2012 (the “Lease”), for the premises located at 3438 Peachtree Road, Atlanta, Georgia 30326, and known as Phipps Tower (the “Leased Premises”), and more particularly described in the Lease. All initial capitalized terms used in this Memorandum have the meanings ascribed to them in the Lease.

1.    Landlord and Tenant hereby confirm that:

(a)    The Commencement Date of the Term is May 1, 2014;

(b)    The Expiration Date of the Term is April 30, 2030; and

(c)    The Rentable Area of the Leased Premises is ___________.

(d)    The Rentable Area of Option Space 3 is _____________.

2.Basic Rent will be paid as follows:

Months	Rent PSF	Annual Rent	Monthly Rent	Monthly Abatement
1 - 12	$	$	$	$
13 - 24	$	$	$
25 - 36	$	$	$
37 - 48	$	$	$
49 – 60 61 - 72 73 - 84 85 – 96 97 – 108 109 – 120 121 - 132 133 – 144 145 – 156 157 – 168 169 – 180 181 - 192	$ $ $ $ $ $ $ $ $ $ $ $	$ $ $ $ $ $ $ $ $ $ $ $	$ $ $ $ $ $ $ $ $ $ $ $

3.	Tenant’s addresses for notice purposes under the Lease are as follows:

The William Carter Company
3438 Peachtree Rd.
Suite __________
Atlanta, GA 30326

H - 1

Attn: Lease Administration

With a copy to:
The William Carter Company
3438 Peachtree Rd.
Suite _________
Atlanta, GA 30326
Attn: VP of Real Estate

And with a copy to:
Arnall Golden Gregory, LLP
171 17th Street
Suite 2100
Atlanta, GA 30363
Attention: Abe J. Schear, Esq.

4.Tenant has accepted and is in full and complete possession of the Leased Premises, except as follows: ______________________________________________________________.

5.The condition of the Leased Premises complies with Landlord’s obligations hereunder.

6.This Memorandum shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Memorandum as of the date first set forth above.

TENANT:

THE WILLIAM CARTER COMPANY,
a Massachusetts corporation

By:
Print Name:
Title:

LANDLORD:

PHIPPS TOWER ASSOCIATES, LLC,
a Delaware limited liability company

By:    John Hancock Life Insurance Company (U.S.A.),
a Michigan corporation, its Manager

By: ___________________________________
Name: Terry L. Gilliam
Title: Managing Director, Southeastern U.S.

H - 2

SCHEDULE “I”

LOCATIONS OF THE MONUMENT SIGNAGE AND THE TENANT’S IDENTIFICATION SIGNAGE

See Next Page

I - 1

PHIPPS BLVD.
LENOX ROAD
Monument Signage & LED Sign
Tenant Identification Signage
CONCRETE WALK
RAMP DOWN
RAMP
CROSS WALK
0
60'
120'

PHIPPS TOWER

CRESCENT RESOURCES LLC

LITTLE
DIVERSIFIED ARCHITECTURAL CONSULTING

I - 2

SCHEDULE “J”

FORM OF LIMITED GUARANTY

LIMITED GUARANTY

WHEREAS, PHIPPS TOWER ASSOCIATES, LLC, a Delaware limited liability company, hereinafter referred to as “Landlord” and THE WILLIAM CARTER COMPANY, a Massachusetts corporation, hereinafter referred to as “Tenant”, have simultaneously executed or are about to execute a lease (the “Lease”) for approximately 222,730 rsf of office space (the “Premises”) at the office building located at 3438 Peachtree Road, Atlanta, Georgia 30326 (the “Building”), wherein Landlord will lease the Premises to Tenant and,

WHEREAS, JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), a Michigan corporation, hereinafter referred to jointly and severally as “Guarantor”, a wholly owned subsidiary of Manulife Financial Corporation, has a financial interest in Landlord and/or in the Lease, directly or indirectly, and,

WHEREAS, Tenant would not enter into the Lease if Guarantor did not execute and deliver to Landlord this Limited Guaranty (this “Guaranty”),

NOW THEREFORE, for and in consideration of the execution of the foregoing Lease by Tenant and as a material inducement to Tenant to execute the Lease, Guarantor hereby jointly, severally, unconditionally and irrevocably guarantees to Tenant the following (collectively, the “Guaranteed Obligations”): the prompt payment by Landlord of the “Allowance” attributable to the “Leased Premises”, the prompt payment of Landlord’s Work as defined and described in Section 16 of Schedule “F” to the Lease, the Allowance with respect to the initial Leased Premises, Option Space 1 and Option Space 2, and Landlord’s proportionate share of the Build Out Costs for the Fitness Facility and the cost of construction of the Café, as all such capitalized and quoted terms are defined in the Lease. The reduction of or limitation on any liabilities of Landlord under the Lease pursuant to the Lease and/or pursuant to any federal or state bankruptcy or insolvency proceeding shall not cause a reduction in or otherwise affect the liabilities or obligations of Guarantor under this Guaranty. Once either (i) the Guaranteed Obligations have been paid in full, whether by Landlord or Guarantor, or (ii) Guarantor acquires the Building (thereby becoming the Landlord under the Lease), this Guaranty shall, ipso facto, be null and void and of no further force or effect. This Guaranty is a guaranty of payment and not of performance.

It is specifically agreed and understood that the terms of the foregoing Lease may be altered, affected, modified or changed by agreement between Landlord and Tenant, or by a course of conduct, and the Lease may be assigned by Landlord or Tenant or any assignee of either thereof, without consent or notice to Guarantor and that this Guaranty shall thereupon and thereafter guarantee the performance of the Lease as so changed, modified, altered or assigned.

This Guaranty shall not be released, modified or affected by failure or delay on the part of either Landlord or Tenant to enforce any of their respective rights or remedies under the Lease, whether pursuant to the terms thereof or at law or in equity. No notice of default need be given to Guarantor, it being specifically agreed and understood that the guarantee of the undersigned is a continuing guarantee with respect to the Guaranteed Obligations under which Tenant may proceed forthwith and immediately against Landlord or against Guarantor following any breach or default by Landlord with respect to such Guaranteed Obligations or for the enforcement of any rights which Tenant may have as against Landlord with respect to such Guaranteed Obligations pursuant to or under the terms of the Lease or at law or in equity.

Tenant shall have the right to proceed against Guarantor hereunder following any breach or default with respect to the Guaranteed Obligations by Landlord without first proceeding against Landlord, but upon thirty (30) days’ notice to or demand upon Landlord or Guarantor.

J - 1

Guarantor hereby waives and agrees not to assert or take advantage of any defense based upon: (a) any lack of acceptance or notice of acceptance of this Guaranty; (b) any lack of demand of payment, presentment, protest, or notice of demand, protest, presentment, dishonor or non-payment; (c) all right to assert or plead any statute of limitations as to or relating to this Guaranty and the Lease; (d) any right to require the Tenant to proceed against the Landlord or any other Guarantor or any other person or entity liable to Tenant, including without limitation the provisions of Official Code of Georgia Annotated Section 10-7-24 (Michie as amended); (e) any right to require Tenant to apply to any default, any security deposit or other security it may hold under the Lease; (f) any right to require Tenant to proceed under any other remedy Tenant may have before proceeding against Guarantor; (g) any right of subrogation; and (h) any failure of Tenant to commence an action against Landlord or any other person or entity (including, without limitation, other Guarantors, if any), or to file or enforce a claim against the estate (either in administration, bankruptcy, or any other proceeding) of Landlord or any other person or entity, whether or not demand is made upon Tenant to file or enforce such claim.

The term “Landlord” whenever used in this Guaranty refers to and means the Landlord specifically named in the Lease and also any assignee of the Landlord, whether by outright assignment or by assignment for security, and also any successor to the interest of said Landlord or of any assignee in the Lease or any part thereof, whether by assignment or otherwise. So long as the Landlord’s interest in or to the Premises or the rents, issues and profits therefrom, or in, to or under the said lease, are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantor of the Landlord’s interest in the Premises or under the Lease shall affect the continuing obligation of Guarantor under this Guaranty, which shall nevertheless continue in full force and effect for the benefit of the Tenant and the successors and assigns of Tenant. The term “Tenant” whenever used in this Guaranty refers to and means the Tenant specifically named in the Lease and also any assignee or sublessee of the Lease and also any successor to the interests of the Tenant, assignee or sublessee of the Lease or any part thereof, whether by assignment, sublease or otherwise.

The obligations of Guarantor hereunder shall include payment to Tenant of all reasonable costs of any successful legal action by Tenant against Guarantor to enforce this Guaranty, including without limitation reasonable attorneys’ fees actually incurred.

This Guaranty, all acts and transactions hereunder and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Georgia. As part of the consideration for Tenant’s entering into the Lease which this Guaranty is a part, Guarantor hereby agrees that all actions or proceedings arising directly or indirectly hereunder may, at the option of Landlord, be litigated in courts having situs within the State of Georgia, and Guarantor hereby expressly consents to the jurisdiction of any such local, state or federal court, and consents that any service of process in such action or proceeding may be made by personal service upon Guarantor wherever Guarantor may then be located, or by certified or registered mail directed to such Guarantor at the address set forth below.

J - 2

IN WITNESS WHEREOF, the undersigned Guarantor has hereunto caused these presents to be executed and delivered under seal this 14th day of December, 2012.

GUARANTOR:

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), a wholly owned subsidiary of Manulife Financial Corporation, a Michigan corporation

By: /s/ TERRY L. GILLIAM
    Terry L. Gilliam
Managing Director, Southeastern US
Manulife Financial

Address:    c/o Manulife Financial
Atlanta Real Estate Office
1170 Peachtree Street, Suite 1865
Atlanta, GA 30309
Attn: Lease Administration

J - 3